SHARE PURCHASE AGREEMENT by and among TENABLE, INC., INDEGY LTD., THE SELLING SHAREHOLDERS NAMED HEREIN and SHAREHOLDER REPRESENTATIVE SERVICES LLC, AS THE SHAREHOLDERS REPRESENTATIVE Dated December 2, 2019

TABLE OF CONTENTS Page 1. DESCRIPTION OF TRANSACTION ............................................................................................2 1.1 Purchase Price ..........................................................................................................2 1.2 Treatment of Company Options and Restricted Shares ...........................................3 1.3 Closing Consideration and Allocation Schedule .....................................................5 1.4 Purchase Price Adjustment ......................................................................................7 1.5 Closing ...................................................................................................................10 1.6 Payment Mechanics ...............................................................................................13 1.7 Tax Withholding ....................................................................................................16 1.8 Waiver of Notices ..................................................................................................18 1.9 Tax Classification of Payments .............................................................................18 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...................................................18 2.1 Due Organization; Subsidiaries; Etc. .....................................................................18 2.2 Charter Documents; Records .................................................................................19 2.3 Capitalization .........................................................................................................20 2.4 Financial Statements and Related Information ......................................................24 2.5 No Liabilities; Indebtedness ..................................................................................25 2.6 Absence of Changes ...............................................................................................26 2.7 Title to Assets ........................................................................................................28 2.8 Bank Accounts .......................................................................................................29 2.9 Equipment; Real Property ......................................................................................29 2.10 Intellectual Property ...............................................................................................30 2.11 Contracts ................................................................................................................42 2.12 Compliance with Legal Requirements ...................................................................45 2.13 Governmental Authorizations ................................................................................47 2.14 Tax Matters ............................................................................................................48 2.15 Employee and Labor Matters; Benefit Plans .........................................................52 2.16 Insurance ................................................................................................................59 2.17 Transactions with Related Parties ..........................................................................60 2.18 Legal Proceedings; Orders .....................................................................................60 2.19 Authority; Binding Nature of Agreement; Inapplicability of Anti-Takeover Statutes ...................................................................................................................60 2.20 Non-Contravention; Consents ................................................................................61 2.21 Significant Business Relationships ........................................................................61 2.22 Brokers ...................................................................................................................62 2.23 Conflict Minerals ...................................................................................................62 2.24 Product Warranties.................................................................................................62 2.25 Product Defects ......................................................................................................62 2.26 Inventory ................................................................................................................62 2.27 Full Disclosure .......................................................................................................63

3. REPRESENTATIONS AND WARRANTIES OF EACH SELLING SHAREHOLDER ..........................63 3.1 Ownership of Shares ..............................................................................................63 3.2 Capacity and Authority of Selling Shareholders ...................................................63 3.3 Execution, Delivery; Valid and Binding Agreements ...........................................64 3.4 No Legal Proceedings ............................................................................................64 3.5 No Brokers’ Fees ...................................................................................................64 3.6 No Consents or Approvals .....................................................................................65 3.7 Rights to .................................................................................................................65 3.8 Purchase Agreement Obligations ...........................................................................65 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER .......................................................65 4.1 Due Organization ...................................................................................................65 4.2 Non-Contravention; Consents ................................................................................65 4.3 Authority; Binding Nature of Agreement ..............................................................66 4.4 Cash Resources ......................................................................................................66 4.5 Disclaimer of Other Representations and Warranties ............................................66 5. CERTAIN COVENANTS OF THE COMPANY ............................................................................67 5.1 Access and Investigation........................................................................................67 5.2 Operation of the Business of the Acquired Companies .........................................67 5.3 Notification ............................................................................................................70 5.4 No Negotiation .......................................................................................................70 5.5 Termination of Certain Benefit Plans ....................................................................71 5.6 Data Room Information .........................................................................................71 5.7 Termination of Agreements. ..................................................................................71 5.8 Repayment of Insider Receivables.........................................................................72 5.9 Resignation of Officers and Directors ...................................................................72 5.10 Payoff Letters and Invoices; Closing Consideration Certificate ............................72 5.11 Joinder ....................................................................................................................72 5.12 Key Employee Employment Agreements ..............................................................72 5.13 IIA Matters .............................................................................................................72 5.14 D&O Insurance ......................................................................................................73 6. CERTAIN COVENANTS OF THE PARTIES ...............................................................................74 6.1 Filings and Consents ..............................................................................................74 6.2 Reasonable Efforts .................................................................................................76 6.3 Communications with Employees .........................................................................76 6.4 Tax Matters ............................................................................................................76 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER ................................................78 7.1 Accuracy of Representations .................................................................................78 7.2 Performance of Covenants .....................................................................................79 7.3 Governmental .........................................................................................................79 7.4 No Material Adverse Effect ...................................................................................79 7.5 Key Employees ......................................................................................................79 7.6 Documents and Agreements ..................................................................................80 7.7 No Restraints ..........................................................................................................80

	7.8	No Legal Proceedings	80
	7.9	IIA Consent	80
	7.10	Section 280G	80
8.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLING SHAREHOLDERS AND THE COMPANY		80
	8.1	Accuracy of Representations	81
	8.2	Performance of Covenants	81
	8.3	Documents and Agreements	81
	8.4	No Restraints	81
9.	TERMINATION		81
	9.1	Termination Events	81
	9.2	Termination Procedures	82
	9.3	Effect of Termination	83
10.	INDEMNIFICATION		84
	10.1	Survival of Representations	84
	10.2	Indemnification	85
	10.3	Limitations	87
	10.4	No Contribution	89
	10.5	Claim Procedures	89
	10.6	Payment of Determined Amounts	91
	10.7	Escrow Matters	92
	10.8	Defense of Third Party Claims	94
	10.9	Exercise of Remedies Other Than by Purchaser	95
	10.10	Exclusive Remedy	95
	10.11	Adjustment to Purchase Price	95
11.	MISCELLANEOUS PROVISIONS		95
	11.1	Shareholders Representative	95
	11.2	Further Assurances	98
	11.3	Fees and Expenses	98
	11.4	Attorneys' Fees	98
	11.5	Notices	98
	11.6	Time of the Essence	100
	11.7	Headings	100
	11.8	Counterparts	100
	11.9	Governing Law; Dispute Resolution	100
	11.10	Successors and Assigns	101
	11.11	Remedies Cumulative; Specific Performance	101
	11.12	Waiver	101
	11.13	Waiver of Jury Trial	101
	11.14	Amendments	102
	11.15	Severability	102
	11.16	Parties in Interest	102
	11.17	Confidential Nature of Information	102

11.18 No Public Announcement ....................................................................................103 11.19 Entire Agreement .................................................................................................103 11.20 Construction. ........................................................................................................104 11.21 Conflict Waiver; Attorney-Client Privilege. ........................................................104 LIST OF EXHIBITS AND SCHEDULES Exhibit A Certain Definitions Exhibit B-1 Form of Non-competition Agreement Exhibit B-2 Form of Non-solicitation Agreement Exhibit C Form of Support and Release Agreement Exhibit D Form of Joinder Exhibit E Form of Escrow Agreement Exhibit F Form of Payment Agent Agreement Exhibit G Form of Letter of Transmittal Exhibit H Form of Spousal Consent Exhibit I Form of Optionholder Acknowledgement Agreement Schedule I List of Selling Shareholders Schedule II List of Key Employees Schedule III List of Certain Selling Shareholders Schedule 1.3(a)(i) Closing Consideration Certificate Schedule 1.3(a)(ii) Allocation Schedule Schedule 1.5(b)(viii) Company Closing Certificate Schedule 1.5(b)(ix) Individual Selling Shareholder Closing Certificate Schedule 1.5(b)(xiv) Note Payoff Letter Schedule 1.5(b)(xix) Share Transfer Deed Schedule 1.6(b)(iv) Affidavit of Lost Certificate(s) and Indemnification Agreement Schedule 1.7(b)(iv) Form of Declaration Schedule 5.7 Terminated Agreements Schedule 5.13(b)(1) IIA Application Schedule 5.13(b)(2) IIA Consent Schedule 5.13(b)(3) English Translation of IIA Consent Schedule X Illustrative Balance Sheet

SHARE PURCHASE AGREEMENT THIS SHARE PURCHASE AGREEMENT (including Exhibit A hereto, this “Agreement”) is made and entered into on December 2, 2019 by and among: Tenable, Inc. (the “Purchaser”), Indegy Ltd., a company organized under the laws of Israel (the “Company”), the selling shareholders of the Company set forth on Schedule I hereto (together the “Selling Shareholders” and each a “Selling Shareholder”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity, as the representative, agent and attorney-in-fact of the Selling Shareholders and Optionholders (the “Shareholders Representative”). Certain other capitalized terms used in this Agreement are defined in Exhibit A. RECITALS WHEREAS, the Selling Shareholders collectively own 1,079,697 Ordinary Shares, 906,316 Series A Preferred Shares, 143,684 Series A-1 Preferred Shares, 1,085,190 Series A-2 Preferred Shares, and 1,458,523 Series A-3 Preferred Shares, and collectively are the holders and the legal owners of, and have all voting rights with respect to, 100% of the share capital of the Company; WHEREAS, the Purchaser desires to purchase from the Selling Shareholders, and each Selling Shareholder desires to sell to the Purchaser, in consideration for the payment set forth and described herein, all of the Company Shares owned by such Selling Shareholders free and clear from any Encumbrances, all subject to the terms and conditions set forth in this Agreement; WHEREAS, the Company and the Selling Shareholders have made representations and warranties to the Purchaser with the intention that the Purchaser should rely upon such representations and warranties in entering into this Agreement; and WHEREAS, as an inducement for the Purchaser to enter into this Agreement and to consummate the Transactions, (i) each of the Founders and at least three of the six individuals listed on Schedule II hereto (each a “Key Employee” and, collectively, the “Key Employees”) has on even date herewith entered into an offer letter or employment agreement with the Purchaser or one of its Affiliates or the Company (collectively, the “Key Employee Employment Agreements”), as applicable to such Key Employee, which shall be effective as of the Closing, (ii) each of the Founders has on even date herewith entered into a restrictive covenant agreement in favor of the Company and the Purchaser in the form of Exhibit B-1 hereto (the “Non-competition Agreements”), which shall each be effective as of the Closing and (iii) each of the Selling Shareholders identified in Schedule III has on even date herewith entered into a restrictive covenant agreement in favor of the Company and the Purchaser in the form of Exhibit B-2 attached hereto (the “Non-solicitation Agreements”), which shall each be effective as of the Closing. NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows: 1

1. DESCRIPTION OF TRANSACTION 1.1 Purchase Price. (a) At the Closing, upon the terms and subject to the conditions set forth herein, (i) the Selling Shareholders shall sell, assign, transfer and convey to the Purchaser, and the Purchaser shall purchase and acquire from the Selling Shareholders, all of the Company Shares and (ii) the Purchaser shall purchase, acquire and accept from the Selling Shareholders all (and not less than all) of the Company Shares, in each case, free and clear from all Encumbrances and with the benefit of all rights of whatsoever nature attaching or accruing to such Company Shares, in consideration for the payments described in Section 1.1(c). (b) Purchase Price. Subject to Section 1.1(c) and upon the terms and subject to the conditions set forth herein, the aggregate consideration payable by the Purchaser for 100% of the issued and outstanding share capital of the Company on a fully diluted basis, including the Company Shares and all other securities of the Company and all rights to acquire Company Shares or other securities of the Company, including, without limitation, all Company Options (the “Aggregate Purchase Price”) shall be equal to: (1) the Purchase Price, plus (2) the Closing Company Cash, minus (3) any unpaid Transaction Expenses as of Closing, minus (4) the Closing Indebtedness Amount, plus (5) the Net Working Capital Adjustment Amount (which, for the avoidance of doubt, may be a negative number), with respect to the foregoing clauses (2) through (5), in each case, as finally determined in accordance with Section 1.4. The Estimated Purchase Price, minus (1) the Adjustment Escrow Amount, minus (2) the Indemnity Escrow Amount, minus (3) the Expense Amount is referred to herein as the “Closing Consideration”. (c) Selling Shareholders and Aggregate Optionholders Closing Payment. The Allocation Schedule shall set forth (i) the aggregate portion of the Closing Consideration payable to the Optionholders in respect of the Company Options (the “Aggregate Optionholders Closing Payment”) and (ii) the aggregate portion of the Closing Consideration payable to the Selling Shareholders in respect of Company Shares (the “Selling Shareholders Closing Payment”), (iii) the aggregate portion of the Adjustment Escrow Amount, Indemnity Escrow Amount and Expense Amount allocated to the Selling Shareholders and the Optionholders, respectively, (iv) the portion of the Selling Shareholders Closing Payment payable to each Selling Shareholder, (v) the portion of the Aggregate Optionholders Closing Payment payable to each Optionholder and (vi) the portion of the Adjustment Escrow Amount, Indemnity Escrow Amount and Expense Fund allocable to each Selling Shareholder and each Optionholder, respectively, in each case, as set forth on the Allocation Schedule opposite such Selling Shareholder’s or Optionholder’s name. (d) Allocation Schedule. Each of the Selling Shareholders hereby agrees to (i) the allocations of the Closing Consideration (including all components thereof), the Adjustment Escrow Amount, Indemnity Escrow Amount and Expense Fund and (ii) such Selling Shareholder’s Pro Rata Portion, in each case, as set forth on the Allocation Schedule, and forever waives and relinquishes any and all rights to have the Closing Consideration (including all components thereof), the contribution to the Adjustment Escrow Amount, Indemnity Escrow Amount or the Expense Fund or the Pro Rata Portions allocated in any other manner, whether pursuant to any provision of the Company’s Charter Documents, the Existing Shareholder Agreements or any other Contract with, or for the benefit of, such Selling Shareholder. 2

(e) Adjustment Escrow Amount. At the Closing, the Purchaser shall deliver to the Escrow Agent, out of the Estimated Purchase Price, a cash amount of $500,000 (the “Adjustment Escrow Amount”) to be held in a separate account (together with all income and interest earned or accrued thereon, the “Adjustment Escrow Fund”) as security for any downward adjustment to the Estimated Purchase Price pursuant to Section 1.4, to be held and distributed by the Escrow Agent in accordance with Section 1.4 of this Agreement and the Escrow Agreement. (f) Indemnity Escrow Amount. At the Closing, the Purchaser shall deliver to the Escrow Agent, out of the Estimated Purchase Price, a cash amount of $8,500,000 (the “Indemnity Escrow Amount”) to be held in a separate account (the “Indemnity Escrow Account”) (together with all income and interest earned or accrued thereon, the “Indemnity Escrow Fund”) as partial security for the Selling Shareholders’ and Optionholders’ indemnification obligations pursuant to this Agreement, to be held and distributed by the Escrow Agent in accordance with Sections 10.6 and 10.7 of this Agreement and the Escrow Agreement. (g) Expense Fund. At the Closing, the Purchaser shall deliver to the Shareholders Representative, out of the Estimated Purchase Price, a cash amount of $300,000 (the “Expense Amount”) to be held by the Shareholders Representative in a segregated account separate from its corporate funds (the “Expense Fund”). The Selling Shareholders and Optionholders will not receive any interest or earnings on the Expense Fund and irrevocably transfer and assign to the Shareholders Representative any ownership right that they may otherwise have had in any such interest or earnings. The Shareholders Representative will not be liable for any loss of principal of the Expense Fund other than as a result of its gross negligence or willful misconduct. The Shareholders Representative will not use these funds for its operating expenses or any other corporate purposes and will not voluntarily make these funds available to its creditors in the event of bankruptcy. The Expense Fund will be available and used by the Shareholders Representative for the direct payment of, or reimbursement of the Shareholders Representative for costs, expenses and fees incurred by the Shareholders Representative in performing its duties pursuant to this Agreement or related thereto. The portion of the Expense Fund allocated to each Selling Shareholders and Optionholders shall be as set forth in the Allocation Schedule. The Expense Fund shall be retained in whole or in part by the Shareholders Representative for such time as the Shareholders Representative shall determine in its sole discretion. If the Shareholders Representative shall determine in its sole discretion to release all or any portion of the funds remaining in the Expense Fund, the Shareholders Representative shall pay such amount to the Payment Agent or Section 102 Trustee, as applicable, for further distribution to the Selling Shareholders and Optionholders; provided, that any payment to any US Optionholder shall be distributed to Purchaser or one of its Affiliates and paid by Purchaser or its applicable Affiliate through the Company’s or its applicable Affiliate’s payroll or accounts payable system, as applicable, subject to any withholding required under applicable Legal Requirements. For tax purposes, the Expense Amount will be treated as having been received and voluntarily set aside by the Selling Shareholders and Optionholders at the time of Closing. 1.2 Treatment of Company Options and Restricted Shares. (a) The board of directors of the Company (the “Board”) has duly adopted appropriate resolutions and has taken all other actions as may be required such that at or prior to the Closing: 3

(i) At and subject to the Closing, all unvested Company Options that are outstanding and unexercised immediately prior to the Closing shall be accelerated and shall become vested Company Options. In addition, all Company Options that are outstanding as of the Closing (including the Company Options referenced in the preceding sentence) shall be cancelled as of and subject to the Closing and each holder thereof (each, an “Optionholder”) shall cease to have any rights with respect thereto, except for, subject to the execution and delivery by such Optionholder of an Option Acknowledgment Agreement, the right of such Optionholder to receive (A) such Optionholder’s portion of the Aggregate Optionholders Closing Payment set forth next to such Optionholder’s name on the Allocation Schedule and (B) such Optionholder’s allocable portion of (x) the Excess Amount (if any) and the portion of the Adjustment Escrow Amount (if any) payable to the Selling Shareholders and Optionholders, as and to the extent any such amount is actually paid to the Selling Shareholders and Optionholders pursuant to this Agreement (y) the portion of the Indemnity Escrow Fund, if any, that is payable to the Selling Shareholders and Optionholders, as and to the extent any such amount is actually paid to the Selling Shareholders and Optionholders pursuant to this Agreement and (z) the portion of the Expense Fund, if any, delivered by the Shareholders Representative to the Payment Agent or the Purchaser or one of its Affiliates in accordance with this Agreement for further distribution to the Selling Shareholders and Optionholders, as and to the extent any such amount is actually paid to the Selling Shareholders and Optionholders pursuant to this Agreement. Notwithstanding the foregoing, if the exercise price payable in respect of an Ordinary Share underlying a Company Option equals or exceeds the Applicable Price Per Share of an Ordinary Share, such Company Option shall automatically, and without any further action required by any Person, be cancelled for no consideration at the Closing and the Optionholder shall have no further rights with respect to such Company Option. (ii) All Company Shares outstanding as of immediately prior to the Closing that are subject to vesting or repurchase rights shall be accelerated such that all such Company Shares shall be fully vested as of the Closing and the Company and all Selling Shareholders party to any of the Amended and Restated Founder Share Call Option Agreements, dated June 23, 2016, between the Company, each Founder and certain Selling Shareholders hereby agrees to the foregoing treatment and waives any right to repurchase such Company Shares. (iii) All restrictions on the transfer of any Company Shares applicable to the Transactions which are set forth in the Articles, the Existing Shareholder Agreements or otherwise arising under applicable law which may otherwise be waived by the Company, shall have been duly waived with respect to the Transactions. (b) Prior to the Closing, the Company shall take all actions necessary to give effect to the transactions contemplated by Section 1.2(a) and to ensure that the Company will not at the Closing be bound by any Company Options or other rights or agreements which would entitle any Person, other than the Purchaser, to own any share capital of the Company or to receive any payment in respect thereof, and that all Company Options, whether vested or unvested, shall expire and be cancelled and terminated and represent only the right to receive the consideration set forth in Section 1.2(a)(i). 4

(c) Prior to or concurrently with the Closing, the Company shall send to each Optionholder an Optionholder Acknowledgment Agreement in the form attached hereto as Exhibit I (“Optionholder Acknowledgement Agreement”), and shall use its reasonable best efforts to cause each such Optionholder to execute and return such Optionholder Acknowledgement Agreement. The Company shall provide the Purchaser with a copy of each Optionholder Acknowledgement Agreement promptly following receipt. 1.3 Closing Consideration and Allocation Schedule. (a) Prior to the Closing, the Company shall deliver to Purchaser a certificate duly executed by a duly authorized executive officer of the Company in the form attached hereto as Schedule 1.3(a)(i) (the “Closing Consideration Certificate”), containing the calculations of the following information set forth on an accompanying spreadsheet (the “Allocation Schedule”) in the form attached hereto as Schedule 1.3(a)(ii) and the representation and warranty of the Company that all of such information is true, complete and accurate as of the Closing and documentation reasonably satisfactory to the Purchaser in support of the calculation of the amounts set forth in the Allocation Schedule, and a balance sheet of the Acquired Companies as of the Closing Date (the “Closing Balance Sheet”): (i) The Company’s good faith estimate of (A) the Closing Indebtedness Amount (the “Estimated Closing Indebtedness Amount”), (B) the unpaid Transaction Expenses (the “Estimated Transaction Expenses”), (C) the Closing Company Cash (the “Estimated Closing Company Cash”), (D) the Net Working Capital Amount, (E) the Net Working Capital Adjustment Amount (the “Estimated Net Working Capital Adjustment Amount”) and (F) the resulting calculation of the Estimated Purchase Price, the Aggregate Optionholders Closing Payment and the Selling Shareholders Closing Payment. (ii) (A) the Applicable Price Per Share of each class and series of Company Shares, (B) with respect to each Selling Shareholder: (1) the name and address of record of such Selling Shareholder; (2) the number, class and series of Company Shares held by each such Selling Shareholder as of immediately prior to the Closing; (3) an illustrated allocation of such Selling Shareholder’s portion of the Closing Consideration, Adjustment Escrow Amount, Indemnity Escrow Amount and Expense Amount among the Selling Shareholders; and (4) such Selling Shareholder’s Pro Rata Portion; and (C) with respect to each Person who holds any Company Options as of immediately prior to the Closing: (1) the name and address of record of such Optionholder, whether such Optionholder is an employee, consultant or advisor of an Acquired Company and whether or not such Optionholder is a US Optionholder; (2) the exercise price per share, vesting schedule, and the number and class or series of Company Shares subject to each Company Option held by such Optionholder, whether each Company Option is intended to be qualified as a Section 102 Option, Section 3(i) Option, non-qualified stock option or incentive stock option, the number of Company Options held by each such Person and, solely with respect to any Optionholder holding Section 102 Options or Section 3(i) Options, who, at any time since the grant of any of such Section 102 Options or Section 3(i) Options, was a resident of the United States, the number of such Company Options that vested (including unvested options that have been accelerated pursuant to Section 1.2(a)) when such Optionholder was a resident of the United States; (3) an illustrated 5 allocation of such Optionholder’s portion of the Closing Consideration, Adjustment Escrow Amount, Indemnity Escrow Amount and Expense Amount; and (4) such Optionholder’s Pro Rata Portion. (iii) A funds flow spreadsheet showing: (A) the aggregate amount to be delivered to the Payment Agent in accordance with Section 1.5(c); (B) the aggregate amount to be delivered to Indegy, Inc. for further payment to US Optionholders accordance with Section 1.5(c); (C) the Expense Amount to be delivered to the Shareholders Representative in accordance with Section 1.1(g); (D) the amounts to be paid by or on behalf of the Company to: (1) legal counsel and other advisors that are owed or will be owed any Transaction Expenses by the Company or its Subsidiary; and (2) the amounts to be paid in respect of any portion of the Closing Indebtedness Amount required to be repaid at the Closing (including to the holder of the Convertible Note); and (E) wire transfer instructions for each payment to be made by the Purchaser or the Payment Agent reflected therein. (b) In no event shall the Purchaser, the Payment Agent or the Company be required to make any payments pursuant to this Agreement unless and until the Closing Consideration Certificate has been duly executed and delivered by the Company. The Purchaser and its Affiliates, the Payment Agent, the Escrow Agent and the Section 102 Trustee shall each be entitled to rely entirely upon the Allocation Schedule (including any Updated Allocation Schedule) and the information and instructions set forth in the Letters of Transmittal in connection with making the payments pursuant to this Agreement and shall have no responsibility or liability with respect to such allocation or instructions, or for the calculations resulting in such allocation or instructions and none of the Shareholders Representative, the Selling Shareholders or the Optionholders shall be entitled to make any claim against any of the foregoing or any of their Affiliates in respect of such calculation or allocation made consistent with the Allocation Schedule. (c) Update to Allocation Schedule. Prior to the payment to the Payment Agent of any amounts payable to it under Section 1.4(e) or Section 10, and within three Business Days of any such amounts becoming due and payable to the Selling Shareholders and Optionholders, the Shareholders Representative shall update the Allocation Schedule (an “Updated Allocation Schedule”) to reflect any update to the applicable portions of any amount payable to the Selling Shareholders’ and Optionholders’ and deliver such Updated Allocation Schedule to the Purchaser and the Payment Agent. In addition, within three Business Days following the determination of any Determined Amount, the Shareholders Representative shall deliver an Updated Allocation Schedule to the Purchaser and the Indemnitors reflecting each Indemnitor’s allocable portion of such Determined Amount; provided, however, that any failure by the Shareholders Representative to deliver an Updated Allocation Schedule following the determination of any Determined Amount shall in no event affect or limit (x) the Purchaser’s right to recover any Determined Amount from the Indemnity Escrow Fund or (y) any Indemnitor’s obligation to pay such Indemnitor’s allocable portion of any Determined Amount in excess of such Indemnitor’s allocable portion of the remaining Indemnity Escrow Fund. 6

1.4 Purchase Price Adjustment. (a) Within 120 days after the Closing Date, the Purchaser shall prepare and deliver to the Shareholders Representative a statement (the “Statement”) setting forth in reasonable detail its calculation of the Closing Company Cash, the unpaid Transaction Expenses, the Closing Indebtedness Amount, the Net Working Capital Amount and the Net Working Capital Adjustment Amount and its resulting calculation of the Aggregate Purchase Price. The Closing Company Cash, the unpaid Transaction Expenses, the Closing Indebtedness Amount, the Net Working Capital Amount and the Net Working Capital Adjustment Amount, in each case as finally determined pursuant to this Section 1.4 are referred to herein as the “Closing Company Cash,” the “Closing Transaction Expenses,” the “Closing Indebtedness Amount,” the “Closing Net Working Capital,” and the “Closing Net Working Capital Adjustment Amount,” respectively. (b) During the 45-day period following the Shareholders Representative’s receipt of the Statement (the “Shareholders Representative Review Period”), the Shareholders Representative and its accountants shall be permitted to review the working papers of the Purchaser relating to the Statement and Purchaser will provide the Shareholders Representative and its advisors reasonable access to the relevant financial records of the Company, including relevant work papers and back-up material, in each case that are relevant to the determination of the amounts set forth in the Statement (subject to the execution of customary access letters), and Purchaser shall reasonably cooperate with the Shareholders Representative to provide it with other information used in preparing the Statement reasonably requested by the Shareholders Representative. The Statement shall become final and binding upon the Selling Shareholders and the Shareholders Representative upon conclusion of the Shareholders Representative Review Period unless the Shareholders Representative gives written notice of its disagreement with the Statement a (“Notice of Disagreement”) to the Purchaser before the expiration of the Shareholders Representative Review Period. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted and only include disagreements based on mathematical errors or based on the amount of the Closing Company Cash, the unpaid Transaction Expenses, the Closing Indebtedness Amount, the Net Working Capital Amount, the Net Working Capital Adjustment Amount or the resulting calculation of the Aggregate Purchase Price not being calculated in accordance with this Agreement. No later than 30 days after Purchaser’s receipt of the Notice of Disagreement, the Purchaser may (but is not required) prepare and deliver to the Shareholders Representative a reply setting forth alternative positions with respect to the issues raised in the Statement or the Notice of Disagreement (the “Reply”). If a Notice of Disagreement is received by Purchaser within the Shareholders Representative Review Period, then the amounts set forth in the Statement, as revised and updated in accordance with this Section 1.4(b), shall become final and binding upon the Selling Shareholders, the Optionholders, the Shareholders Representative and the Purchaser on the earlier of (A) the date the Shareholders Representative and the Purchaser resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement and accordingly update (if applicable) the amounts set forth in the Statement based on such resolutions or (B) the date any disputed matters are finally resolved in writing by the Accounting Firm and the amounts set forth in the Statement are updated accordingly based on such resolutions (if applicable). During the 30-day period following the delivery of a Notice of Disagreement (the “Negotiation Period”), the Shareholders Representative and the Purchaser shall negotiate in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. During such period the 7

Purchaser and its accountants shall have reasonable access to the working papers of the Shareholders Representative and the Shareholders Representative’s accountants (subject to the execution of customary access letters) prepared in connection with the Notice of Disagreement. (c) At the end of the Negotiation Period, if the Shareholders Representative and the Purchaser have not resolved in writing any differences they have with respect to the matters specified in the Notice of Disagreement, the Shareholders Representative and the Purchaser shall submit to PricewaterhouseCoopers LLP, or if PricewaterhouseCoopers LLP is unavailable, an independent internationally recognized accounting firm with offices in the United States and Israel mutually agreed by the Purchaser and the Shareholders Representative, which firm shall not have provided accounting services to any of the parties hereto or their Affiliates (other than the Shareholders Representative or its Affiliates) during the 24-month period immediately preceding the date of the Notice of Disagreement (the “Accounting Firm”). The Accounting Firm shall act as an expert and not as an arbitrator and shall not consider any issues not raised in the Statement, the Notice of Disagreement or the Reply. The Shareholders Representative and the Purchaser shall jointly request that the Accounting Firm render a decision resolving the matters submitted to the Accounting Firm (which shall only include amounts set forth in the Statement disputed in the Notice of Disagreement) within 30 days after such submission or such longer period as mutually agreed by the Purchaser and the Shareholders Representative. In making its determination, the Accounting Firm shall not assign any value to any item comprising the Closing Company Cash, the unpaid Transaction Expenses, the Closing Indebtedness Amount, the Net Working Capital Amount, the Net Working Capital Adjustment Amount or the resulting calculation of the Aggregate Purchase Price that is less than the lowest amount attributed to such item by the Purchaser or the Shareholders Representative or greater than the highest amount attributed to such item by Purchaser or the Shareholders Representative nor may the Accounting Firm determine or question the parties’ determination of any matter not properly included in the Notice of Disagreement. Neither the Purchaser nor the Shareholders Representative shall have ex parte communications with the Accounting Firm with respect to the matters raised hereunder. The Accounting Firm shall set forth its determination of all such issues in a written opinion. The determination made by the Accounting Firm of the Closing Company Cash, the unpaid Transaction Expenses, the Closing Indebtedness Amount, the Net Working Capital Amount and/or the Net Working Capital Adjustment Amount that are in dispute shall be conclusive, binding upon the parties, nonappealable and not subject to further review, absent manifest error. (d) The fees and expenses of the Accounting Firm shall be borne by Purchaser, on the one hand, and the Shareholders Representative (on behalf of the Selling Shareholders and Optionholders), on the other hand, in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time its determination is rendered on the matters submitted. All other fees and expenses incurred by Purchaser or the Selling Shareholders in connection with the preparation, review or certification of the Statement or the Notice of Disagreement shall be borne by the party(ies) incurring such fees and expenses. (e) Adjustment Payments. Subject to Section 1.3(c), (i) If the Aggregate Purchase Price as finally determined pursuant to this Section 1.4 (the “Final Purchase Price”) exceeds the Estimated Purchase Price, then, within five days after the final determination of the Final Purchase Price pursuant to this Section 1.4, the Purchaser shall (x) deliver to the Payment Agent the portion 8 of such excess amount (the “Excess Amount”) payable to all Selling Shareholders and Optionholders other than US Optionholders and (y) retain or deliver to one of its Affiliates the portion of the Excess Amount payable to US Optionholders, and the Escrow Agent shall release (and Purchaser and the Shareholders Representative shall deliver joint written instructions to the Escrow Agent directing the Escrow Agent to release) (w) the portion of the entire Adjustment Escrow Fund payable to all Selling Shareholders and Optionholders other than US Optionholders to the Payment Agent and (w) the portion of the entire Adjustment Escrow Fund payable to US Optionholders to the Purchaser or one of its Affiliates, in each case of clauses (x) through (w), for further payment to the Selling Shareholders and Optionholders (including without limitation, the US Optionholders) in accordance with their allocable portions set forth on the Updated Allocation Schedule; or (ii) if the Estimated Purchase Price exceeds the Final Purchase Price as finally determined pursuant to this Section 1.4 (such difference, the “Shortfall Amount”), then, within five days after the final determination of the Final Purchase Price pursuant to this Section 1.4 (A) in the event that the Adjustment Escrow Fund is equal to or greater than the Shortfall Amount, then the Purchaser shall recover from the Adjustment Escrow Fund and the Escrow Agent shall release (and Purchaser and the Shareholders Representative shall deliver joint written instructions to the Escrow Agent directing the Escrow Agent to release) an amount equal to the Shortfall Amount to the Purchaser and shall release (and Purchaser and the Shareholders Representative shall deliver joint written instructions to the Escrow Agent directing the Escrow Agent to release) the (x) the portion of the balance (if any) of the Adjustment Escrow Fund payable to all Selling Shareholders and Optionholders other than US Optionholders to the Payment Agent by wire transfer of immediately available funds and (y) the portion of the balance (if any) of the Adjustment Escrow Fund payable to US Optionholders to the Purchaser or one of its Affiliates by wire transfer of immediately available funds, in each case of clauses (x) and (y), for payment to the Selling Shareholders and Optionholders (including without limitation, the US Optionholders), in accordance with their allocable portions set forth on the Updated Allocation Schedule, or (B) in the event that the Shortfall Amount is greater than the Adjustment Escrow Fund (such difference, the “Adjustment Escrow Deficiency Amount”), then within five days after the final determination of the Final Purchase Price pursuant to this Section 1.4, the Escrow Agent shall release (and Purchaser and the Shareholders Representative shall deliver joint written instructions to the Escrow Agent directing the Escrow Agent to release) to Purchaser the entire Adjustment Escrow Fund and, the Purchaser and the Shareholders Representative shall deliver joint written instructions to the Escrow Agent directing the Escrow Agent to deliver an amount equal to the Adjustment Escrow Deficiency Amount (or any portion thereof) from the Indemnity Escrow Fund and to the extent the Indemnity Escrow Fund is less than the Adjustment Escrow Deficiency Amount (the “Indemnity Escrow Deficiency Amount”), the Shareholders Representative shall deliver written notice to the Selling Shareholders and Optionholders stating that the Selling Shareholders and Optionholders are required to pay the Purchaser such Indemnity Escrow Deficiency Amount (or any portion thereof), and each Selling Shareholder and Optionholder shall within five Business Days following the receipt of such notice from the Shareholders Representative pay to the Purchaser by wire transfer of immediately available funds an amount equal to such Selling Shareholder’s or Optionholder’s allocable portion of the Indemnity Escrow Deficiency Amount, as set forth on the Updated Allocation Schedule, provided, however, that the total amount of payments that any Shareholder or Optionholder shall be required to make under this Section 1.4(e) together with any other payments that any such Shareholder or Optionholder shall be required to make with respect to all indemnifiable Damages suffered, incurred or paid by the Indemnitees or 9 otherwise under this Agreement shall in no event exceed an amount equal to such Shareholder’s or Optionholder’s (as applicable) portion of the Aggregate Purchase Price that such Shareholder or Optionholder is actually entitled to receive (prior to the deduction of any withholding or other Taxes), including, for the avoidance of doubt, such Shareholder’s or Optionholder’s allocable portion of any portion the Indemnity Escrow Fund paid to the Indemnitees. (f) The Payment Agent shall deliver any cash received by it pursuant to this Section 1.4 that is payable to the holders of Section 102 Securities, as set forth in the Allocation Schedule, to the Section 102 Trustee. 1.5 Closing. (a) Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Meitar Liquornik Geva Leshem Tal, 16 Abba Hillel Silver Rd., Ramat Gan, Israel, on a date to be designated by the Purchaser and the Company, which shall be no later than the first Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 7 and Section 8 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or at such time and date as the Purchaser and the Company may designate. The date on which the Closing actually takes place is referred to herein as the “Closing Date.” (b) Company Delivery of Agreements and Documents. At the Closing, the Purchaser shall have received the following agreements and documents, each of which shall be in full force and effect: (i) a true and correct copy of the Company’s share register reflecting the transfer of all Company Shares to the Purchaser, as confirmed by a duly executed certificate of a duly authorized executive officer of the Company; (ii) a printout from the Israeli Registrar of Companies with respect to the Company, dated no earlier than two Business Days prior to the Closing Date, reflecting that (1) the Company is not delinquent in payment of its annual fees or of the filing of any annual reports, and (2) the Company has not been noted as being in breach of its legal filing requirements; and a printout from the Israeli Registrar of Companies with respect to the Company, dated no later than two days prior to the Closing Date, reflecting that no Encumbrance is registered on any of the Company Shares; (iii) a certificate from the Delaware Secretary of State and each jurisdiction in which Indegy, Inc. is organized and qualified to do business as a foreign corporation, dated no earlier than two Business Days prior to the Closing Date, certifying that Indegy, Inc. is in good standing (to the extent that such jurisdiction recognizes the concept of good standing) and that all applicable corporate franchise or other similar Taxes and fees of Indegy, Inc. due on or before and including the Closing Date have been paid; (iv) the Escrow Agreement, duly executed by the Shareholders Representative and the Escrow Agent; 10

(v) the Non-competition Agreements, duly executed by each of the Founders; (vi) the Non-solicitation Agreements, duly executed by each of the Selling Shareholders identified in Schedule III; (vii) a Support and Release Agreement, substantially in the form of Exhibit C, duly executed by each of the Selling Shareholders; (viii) a certificate duly executed by a duly authorized executive officer of the Company in the form attached hereto as Schedule 1.5(b)(viii) (the “Company Closing Certificate”); (ix) a certificate duly executed on behalf of each Selling Shareholder in the form attached hereto as Schedule 1.5(b)(ix) (each, an “Individual Selling Shareholder Closing Certificate”); (x) a certificate executed by a duly authorized executive officer of the Company certifying that the Closing Consideration Certificate provided to the Purchaser prior to the Closing Date, is true, correct, and complete, and the information set forth therein has not changed; (xi) a certificate executed by a duly authorized executive officer of the Company attaching and certifying (1) the resolutions of the Board approving this Agreement and the Transactions, (2) the resolutions of the shareholders of the Company approving this Agreement and the Transactions and (3) that the Articles attached thereto are the Articles of Association of the Company then in effect (the “Company Officer’s Certificate”); (xii) written resignations of all directors of each Acquired Company, and of all officers of Indegy, Inc., effective as of the Closing; (xiii) written acknowledgments pursuant to which each Acquired Company’s outside legal counsel and any financial advisor, accountant or other Person who performed services for or on behalf of, or provided advice to, any Acquired Company prior to the Closing in connection with this Agreement, or any of the Transactions or is otherwise owed by any Acquired Company any amount which is part of the Transaction Expenses, acknowledges: (i) the total amount of fees, costs and expenses of any nature that is payable or has been paid to such Person in connection with this Agreement, any of the Transactions or otherwise; and (ii) that such party has been paid in full and is not (and will not be) owed any other amount by any Acquired Company with respect to this Agreement, any of the Transactions or otherwise (the “Advisor Payoff Letters”); (xiv) a payoff letter executed by the Noteholder and the Company in the form attached hereto as Schedule 1.5(b)(xiv) the “Note Payoff Letter”); (xv) Charter Documents of the Company as of immediately prior to the Closing; 11

(xvi) evidence reasonably satisfactory to Purchaser that all Insider Receivables have been repaid in full; (xvii) a duly and validly executed Joinder from each shareholder of the Company who was not a party to this Agreement as of the date hereof; (xviii) in the case of any Selling Shareholder who is an individual and is married, a spousal consent in the form attached hereto as Exhibit H, duly and validly executed by such Selling Shareholder’s spouse; and (xix) a duly executed transfer deed from such Selling Shareholder in the form attached hereto as Schedule 1.5(b)(xix) evidencing the transfer of all Company Shares held by such Selling Shareholder to Purchaser free and clear of any Encumbrances. (c) Purchaser Delivery of Agreements and Documents. At the Closing, the Company shall have received the following agreements and documents, each of which shall be in full force and effect: (i) the Escrow Agreement, duly executed by the Purchaser; and (ii) a certificate duly executed on behalf of the Purchaser by an officer of Purchaser and containing the representation and warranty of Purchaser that the conditions set forth in Sections 8.1 and 8.2 have been satisfied. (d) Actions at the Closing. At the Closing (or at such later time specified below), the Purchaser shall pay, or cause to be paid (including from and after the Closing, by any Acquired Company) to: (i) Transfer to Payment Agent. the Payment Agent an amount equal to (such amount, the “Payment Agent Closing Amount”) the sum of the following in cash by wire transfer in accordance with the wire transfer instructions of the Payment Agent set forth in the Allocation Schedule (A) Selling Shareholders Closing Payment, in cash and without interest, by wire transfer in accordance with the wire transfer instructions of the Payment Agent set forth on the Allocation Schedule, plus (B) the portion of the Aggregate Optionholders Closing Payment other than the portion of the Aggregate Optionholders Closing Payment to be paid to US Optionholders, plus (C) the amount due to holders of outstanding Indebtedness of the Company required to be repaid at the Closing to fully discharge all of the Company’s obligations thereunder, including the Convertible Note Payoff Amount and the Redemption Fee, plus (D) the amount of any unpaid Transaction Expenses owed to legal counsel and other advisors and service providers of the Acquired Companies as of immediately prior to the Closing; (ii) Transfer to Indegy, Inc. Indegy, Inc. an amount equal to the portion of the Aggregate Optionholders Closing Payment payable to US Optionholders, for further payment to the US Optionholders through Indegy, Inc.’s or one of its Affiliates’ payroll or accounts payable system, as applicable, subject to any withholding required under applicable Legal Requirements; 12

(iii) Transfer to the Escrow Agent of Indemnity Escrow Amount. the Payment Agent, for further transfer to the Escrow Agent, an amount equal to the Indemnity Escrow Amount, which shall be withheld from the consideration which would otherwise have been payable to the Selling Shareholders and Optionholders under this Agreement based upon its, his or her Pro Rata Portion, as further detailed in the Allocation Schedule, and will be held and released by the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement; (iv) Transfer to the Escrow Agent of Adjustment Escrow Amount. the Payment Agent, for further transfer to the Escrow Agent, an amount equal to the Adjustment Escrow Amount, which shall be withheld from the consideration which would otherwise have been payable to the Selling Shareholders and Optionholders under this Agreement based upon its, his or her Pro Rata Portion, as further detailed in the Allocation Schedule, and will be held and released by the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement; (v) Transfer of Expense Amount to Shareholders Representative. The Shareholders Representative an amount equal to the Expense Amount, which shall be withheld from the consideration which would otherwise have been payable to the Selling Shareholders and Optionholders under this Agreement based upon its, his or her Pro Rata Portion, as further detailed in the Allocation Schedule, and will be held and released by the Shareholders Representative in accordance with this Agreement; and (vi) Transaction Bonuses. the Transaction Bonuses set forth on Part 1.5(d)(vi) of the Disclosure Schedule through the payroll system of the applicable Acquired Company within 30 days following the Closing to the employees set forth on Part 1.5(d)(vi) of the Disclosure Schedule, subject to the receipt of releases from such employees in a form reasonably acceptable to the Purchaser and any withholding required under applicable Legal Requirements with respect to such Transaction Bonuses. (e) Closing Sequence. All payments and other actions under this Section 1.5, and all documents to be executed and delivered by the parties pursuant to this Section 1.5, shall be deemed to have been made, taken, executed and delivered simultaneously. 1.6 Payment Mechanics. (a) Payment Agent. IBI Trust Management shall act as payment agent with respect to disbursement of the Aggregate Optionholders Closing Payment payable to Optionholders other than US Optionholders and the Selling Shareholders Closing Payment and repayment of Indebtedness required to be repaid at the Closing and unpaid Transaction Expenses (the “Payment Agent”) in accordance with the Payment Agent Agreement. The cash amount deposited with the Payment Agent from time to time pursuant to this Agreement is referred to as the “Payment Fund”. The Payment Agent will be instructed to invest the funds included in the Payment Fund in the manner directed by the Purchaser. Any interest or other income resulting from the investment of such funds shall be the property of, and will be paid to, Selling Shareholders and the Optionholders. 13

(b) Disbursement of Payment Agent Closing Amount. Following the receipt by the Payment Agent of the Payment Agent Closing Amount, the Payment Agent shall disburse the Payment Agent Closing Amount in accordance with the Allocation Schedule as follows: (i) the Payment Agent shall disburse the amounts due to holders of outstanding Indebtedness of the Company required to be repaid at the Closing to fully discharge all of the Company’s obligations thereunder, including the Convertible Note Payoff Amount, in cash by wire transfer in accordance with the wire transfer instructions of the holders of such Indebtedness set forth in the Allocation Schedule, subject to the Purchaser’s receipt of an executed payoff letter in respect thereof in a form reasonably satisfactory to the Purchaser, including the Note Payoff Letter with respect to the Note; (ii) the Payment Agent shall disburse the amount of any unpaid Transaction Expenses owed to legal counsel and other advisors and service providers of any Acquired Company as of immediately prior to the Closing, in cash by wire transfer in accordance with the amounts and wire transfer instructions of such legal counsel and other advisors set forth in the Allocation Schedule, subject to the receipt of an Advisor Payoff Letter; (iii) the Payment Agent shall disburse the portion of the Selling Shareholders Closing Payment and the Aggregate Optionholders Closing Payment to be paid in respect of Section 102 Securities to the Section 102 Trustee, to hold in trust pursuant to the terms and conditions of Section 102 and the Israeli Option Tax Pre-Ruling, on behalf of each holder of Section 102 Securities, in cash by wire transfer in accordance with the wire transfer instructions of the 102 Trustee set forth in the Allocation Schedule; and (iv) the Payment Agent shall disburse to each Selling Shareholder such Selling Shareholder’s portion of the Selling Shareholders Closing Payment (minus any portion of the Selling Shareholders Closing Payment payable to such Selling Shareholder in respect of Section 102 Shares), as set forth in the Allocation Schedule, subject to Section 1.7 and subject to receipt by the Payment Agent of: (A) a duly executed letter of transmittal from such Selling Shareholder in the form attached hereto as Exhibit G (the “Letter of Transmittal”); (B) share certificate(s) representing all of the Company Shares held by such Selling Shareholder as of immediately prior to the Closing (or an affidavit of loss certificate(s) and indemnification agreement in the form attached hereto as Schedule 1.6(b)(iv); and (C) such other documents as reasonably requested by the Payment Agent; and (v) the Payment Agent shall pay the Redemption Fee to the IIA in accordance with the IIA Consent. (c) Disbursement of Other Amounts. Following the receipt by the Payment Agent of any amount payable to the Payment Agent pursuant to Section 1.4 or Section 10.7, subject to the receipt of and pursuant to the Updated Allocation Schedule delivered by the Shareholders Representative to the Purchaser and the Payment Agent, the Payment Agent shall disburse such amount (the “Disbursement Amount”), in each case subject to Section 1.7, as follows: 14

(i) the Payment Agent shall disburse the portion of any such Disbursement Amount to be paid in respect of Section 102 Securities to the Section 102 Trustee, to hold in trust pursuant to the terms and conditions of Section 102 and the Israeli Option Tax Pre-Ruling, on behalf of each holder of Section 102 Securities, in cash by wire transfer in accordance with the wire transfer instructions of the 102 Trustee set forth in the Updated Allocation Schedule; (ii) the Payment Agent shall disburse the portion of such Disbursement Amount to be paid to Optionholders who are not US Optionholders in respect of Company Options that are not Section 102 Options to each such Optionholder such Optionholder’s allocable portion of the Disbursement Amount as set forth in the Updated Allocation Schedule; and (iii) the Payment Agent shall disburse to each Selling Shareholder such Selling Shareholder’s allocable portion of the Disbursement Amount as set forth in the Updated Allocation Schedule, subject to receipt by the Payment Agent of a duly executed Letter of Transmittal from such Selling Shareholder and such other documents reasonably requested by the Payment Agent. (d) Disbursement of Other Amounts by Purchaser. Following the receipt by the Purchaser or any of its Affiliates of any amount payable to the Purchaser or one of its Affiliates pursuant to Section 1.4 or Section 10.7, subject to the receipt of and pursuant to the Updated Allocation Schedule delivered by the Shareholders Representative to the Purchaser and the Payment Agent, the Purchaser or its Affiliates shall pay such amount (the “US Optionholder Disbursement Amount”) to the US Optionholders through the Purchaser’s or one of its Affiliates’ payroll system (or in the case of a US Optionholder who was not an employee of an Acquired Company at the time such US Optionholder was granted Company Options, through the Purchaser’s or one of its Affiliates’ accounts payable system), subject in each case, to receipt by the Purchaser from such US Optionholder of a Non-Israeli Declaration Certificate and, in the case of any US Optionholder who was not an employee of an Acquired Company at the time such US Optionholder was granted Company Options, a duly executed Letter of Transmittal and such other documents reasonably requested by the Purchaser. (e) Undistributed Payment Funds. Any portion of the Payment Fund that remains undistributed to the Selling Shareholders as of the date that is 180 days after the date of the receipt by the Payment Agent of such amount shall be delivered to Purchaser upon demand, and any Selling Shareholder shall thereafter look only to Purchaser for satisfaction of claims for the Selling Shareholders Closing Payment payable to any such Selling Shareholder herein, without any interest thereon. (f) Escheat. Notwithstanding anything in this Agreement to the contrary, neither Purchaser nor any other Person shall be liable to any Selling Shareholder or Optionholder for any amount paid to a public official pursuant to applicable abandoned property law, escheat law or similar Legal Requirement. (g) Section 102 Trustee. Notwithstanding anything in this Agreement to the contrary, subject to the terms of the Israeli Option Tax Rulings and Section 1.7, any cash 15 consideration payable to holders of Section 102 Securities shall be transferred to the Section 102 Trustee to be held in trust on behalf of the holders of Section 102 Securities, all pursuant to the requirements of the Israeli Option Tax Rulings and Section 102 of the Ordinance and the Payment Agent shall deliver any cash received by it payable to a holder of Section 102 Securities to the Section 102 Trustee. 1.7 Tax Withholding. (a) Notwithstanding anything to the contrary contained in this Agreement, each of the Purchaser, the Company, the Payment Agent, the Escrow Agent and the Section 102 Trustee (each a “Payor”) shall be entitled to deduct and withhold from any consideration deliverable under this Agreement to any Person and any of their agents or Affiliates, including any recipients of Transaction Bonuses, if applicable (each, a “Payee”), such amounts as the Payor shall reasonably determine are required to be deducted and withheld with respect to any such deliveries and payments under the Ordinance or any Legal Requirement relating to the payment, reporting or withholding of Taxes. To the extent that amounts are so deducted or withheld, such amounts shall be (i) treated for all purposes of this Agreement as having been delivered and paid to such Payee to which such amount would otherwise have been paid (ii) timely remitted by the Payor to the applicable Governmental Body. In the case of any amounts withheld and upon receipt of written request, Payor shall timely provide the Payee with written confirmation of such withholding. (b) Notwithstanding the provisions of Section 1.7(a) above, if the Payment Agent provides the Purchaser with an undertaking as required under Section 6.2.4.3(c) of the Income Tax Circular 19/2018 (Transaction for Sale of Rights in a Corporation that includes consideration that will be transferred to the Seller at Future Dates) (the “Payment Agent Undertaking”), with respect to Israeli Tax, the following provisions will apply: (i) The portion of the Estimated Purchase Price, Estimated Closing Indebtedness Amount (including without limitation, the Convertible Note Payoff Amount) and Estimated Transaction Expenses payable to each Payee shall be retained by the Payment Agent for the benefit of each such Payee for a period of 180 days from the Closing or an earlier date required in writing by a Payee or as otherwise requested in writing by the ITA (the “Withholding Drop Date”) (during which time no amount shall be withheld from amounts paid to the Payment Agent, except as provided below or as requested in writing by the ITA) and during which time, each Payee may obtain (or, if one already exists, present to the Payment Agent) a Valid Certificate or ruling issued by the ITA in form and substance reasonably acceptable to the Purchaser (which, for the avoidance of doubt includes the Purchaser’s opportunity to review, comment and approve the application to the ITA, provided that such approval shall not be unreasonably conditioned, withheld or delayed), (i) exempting the Purchaser from the duty to withhold Israeli Taxes with respect to such Payee, (ii) determining the applicable rate of Israeli Taxes to be withheld from the payment due to such Payee, or (iii) providing any other instructions regarding the payment or withholding with respect to the applicable portion of the consideration due to such Payee (a “Valid Certificate”). For such purpose, the Israeli Option Tax Pre-Ruling will be considered a Valid Certificate; provided that if the applicable ruling requires the affirmative consent of the relevant holder, such holder consented to join any such applicable ruling. In the event that no later than three Business Days prior to the 16

Withholding Drop Date a Payee submits to the Purchaser and the Payment Agent, a Valid Certificate, the Payment Agent, shall act in accordance with the provisions of such Valid Certificate, subject to any deduction and withholding as may be required to be deducted and withheld under the Code, or any provision of state, local or foreign Tax Legal Requirement (other than Israeli Tax Legal Requirements). (ii) If any Payee (i) does not provide the Purchaser or the Payment Agent with a Valid Certificate, by no later than three Business Days before the Withholding Drop Date, or (ii) submits a written request to Purchaser or the Payment Agent to release the amounts held by the Payment Agent to such Payee, prior to the Withholding Drop Date and fails to submit a Valid Certificate at or before such time, then the amount to be withheld from the amounts payable to such Payee shall be calculated according to the applicable withholding rate (calculated in NIS based on a US$:NIS exchange rate at the payment date) as reasonably determined by Purchaser and the Payment Agent. Such amount shall be delivered or caused to be timely delivered to the ITA by the Payment Agent, and the Payment Agent shall release to such Payee the balance of the amount due to such Payee that is not so withheld, subject to any deduction and withholding as may be required to be deducted and withheld under the Code, or any provision of state, local or foreign Tax Legal Requirements (other than Israeli Tax Legal Requirements). For the avoidance of doubt, (i) if the Payment Agent Undertaking is provided to the Purchaser prior to the Closing Date, then a Payee shall not be required to provide a Payor a Valid Certificate (and thus no withholding of Tax shall apply) with respect to such Payee’s portion of the Excess Amount (if any), Indemnity Escrow Fund or Adjustment Escrow Fund, until the actual payment of such amount or any portions thereof to each such Payee is made, in which case any applicable withholding will be calculated (as provided above) and delivered timely to the ITA. Any currency conversion commissions will be borne by the applicable Payee and deducted from payments to be made to such Payee, and (ii) in the absence of a Valid Certificate which also applies to the Payee’s portion of the Expense Fund, the applicable amount to be withheld from such Payee’s portion of any amount deposited to such Payee will be calculated (as provided above) also on such Payee’s portion of the Expense Fund, and will be deducted, and delivered to the ITA as provided above unless the ITA provides different written instructions satisfactory to Purchaser. (iii) Notwithstanding anything to the contrary herein, any payments made to holders of Section 102 Shares and Company Options will be subject to deduction or withholding of Israeli Tax under the Ordinance on the 15th day of the calendar month following the month during which the Closing occurs, unless with respect to Israeli resident holders of Company Options and/or Section 102 Shares, the Israeli Options Tax Ruling (or the Interim Option Tax Ruling) shall have been obtained before the 15th day of the calendar month following the month during which the Closing occurs, and in such case, Purchaser or the Company, or any Person acting on their behalf shall act in accordance with the Israeli Options Tax Ruling (or Interim Option Tax Ruling). (iv) Notwithstanding anything to the contrary herein, as a condition to receiving any payment of consideration hereunder, each US Optionholder must deliver to the Purchaser with a validly executed declaration in the form attached hereto as Schedule 1.7(b)(iv) (a “Non-Israeli Resident Declaration”) regarding such US Optionholder’s non- 17

Israeli residence and confirmation that such US Optionholder was granted such awards in consideration solely for work or services performed outside of Israel), and upon receipt of such declaration, such payments shall not be subject to any withholding or deduction of Israeli Tax and shall be made by Purchaser’s or its applicable Affiliate’s payroll or accounts payable system, as applicable, subject to any withholding required under applicable Legal Requirements. In addition, if any US Optionholder is not an employee of Indegy, Inc., as a condition to receiving any payment of consideration hereunder, such US Optionholder must deliver a Letter of Transmittal to Purchaser in a form reasonably acceptable to Purchaser. 1.8 Waiver of Notices. Each of the Selling Shareholders who is entitled to notice of the Transactions under any provision of the Charter Documents of the Company, any Contract with any Acquired Company, or otherwise, hereby acknowledges and agrees that (i) it has either previously received such notice or that if it has not received notice, this Agreement constitutes sufficient notice of Transactions under any such provision, and (ii) to the extent that any such notice would have been required to have been given within a certain period of time prior to the Closing, such Selling Shareholder hereby expressly waives any such requirement and agrees and consents to the occurrence of the Closing when and as required by this Agreement. 1.9 Tax Classification of Payments. The parties hereto agree to treat any payment made pursuant to Section 1.4 as an adjustment to Aggregate Purchase Price for all Tax purposes to the extent permitted by applicable Legal Requirements. 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY The Company hereby represents and warrants, to and for the benefit of the Indemnitees, as of the date hereof and as of the Closing Date as follows: 2.1 Due Organization; Subsidiaries; Etc. (a) Organization. Each Acquired Company has been duly organized, and is validly existing under the Legal Requirements of its jurisdiction of formation, set forth on Part 2.1(a) of the Disclosure Schedule. Each Acquired Company is Solvent and has full corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own (including lease) and use its assets in the manner in which its assets are currently owned (including lease) and used; and (iii) to perform its obligations under all Contracts to which it is a party or by which it is bound. No Acquired Company is subject to any Insolvency Proceedings. (b) Qualification. Each Acquired Company is qualified, licensed or admitted to do business as a local or foreign corporation, and (to the extent that such concept is recognized) is in good standing (or its equivalent), under the laws of all jurisdictions where the property currently owned, leased or operated by it or the nature of its business requires such qualification, license or admission, except where failure to do so would not be material to the Acquired Companies. Part 2.1(b) of the Disclosure Schedule accurately sets forth each jurisdiction where each Acquired Company is qualified, licensed and admitted to do business. 18

(c) Directors and Officers. Part 2.1(c) of the Disclosure Schedule accurately sets forth (i) the names of the members of board of directors (or similar body) of each Acquired Company; (ii) the names of the members of each committee of the board of directors (or similar body) of each Acquired Company, as applicable; and (iii) the names and titles of the officers (or persons holding similar functions) of each Acquired Company. (d) Subsidiaries. The Company owns, legally and beneficially, 100% of the issued and outstanding share capital of Indegy, Inc., a corporation organized under the laws of the State of Delaware. Except for the ownership of Indegy, Inc. by the Company, none of the Acquired Companies owns or has ever owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. No Acquired Company has agreed or is obligated to make any future investment in or capital contribution to any Entity. (e) Business Name. None of the Acquired Companies has conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, business name or other name, other than its respective corporate name as set forth in this Agreement. (f) Predecessors. There are no Entities that have been merged into or that otherwise are predecessors to any Acquired Company. (g) Powers of Attorney. Part 2.1(g) of the Disclosure Schedule sets forth all outstanding powers of attorney executed by or on behalf of any Acquired Company. 2.2 Charter Documents; Records. (a) The Company has Made Available to Purchaser accurate and complete copies (to the extent applicable) of: (i) the articles of association, certificate of incorporation, bylaws, and any and all other organizational documents (or comparable documents), including all amendments thereto, of each Acquired Company (the “Charter Documents”); (ii) the share registers of each Acquired Company; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders, the board of directors (or other similar body) and all committees of the board of directors (or other similar body) of each Acquired Company, which minutes or other records contain a complete summary, in all material respects, of all meetings of directors or shareholders, and all actions taken at such meetings or by written consent. (b) All actions taken and all transactions entered into by each Acquired Company that requires the approval of the board of directors (or similar body) or shareholders of an Acquired Company have been duly approved by all necessary action of the board of directors (or other similar body) and shareholders of such Acquired Company (as the case may be). There has been no violation of any of the provisions of the Charter Documents of any Acquired Company and no Acquired Company has taken any action that is inconsistent in any material respect with any resolution adopted by such Acquired Company’s shareholders or board of directors (or similar body). The books of account, share register, stock records, minute books and any similar other records of each Acquired Company are accurate, up-to-date and complete in all material respects, 19 and have been maintained, in all material respects, in accordance with all applicable Legal Requirements. 2.3 Capitalization. (a) Outstanding Securities. The authorized share capital of the Company divided into 10,000,000 shares of no par value and consists of 6,406,287 Ordinary Shares, of which 1,079,697 are issued and outstanding as of the date of this Agreement, 143,684 Series A-1 Preferred Shares, all of which are issued and outstanding as of the date of this Agreement, 906,316 Series A Preferred Shares, all of which are issued and outstanding as of the date of this Agreement, 1,085,190 Series A-2 Preferred Shares, all of which are issued and outstanding as of the date of this Agreement, and 1,458,523 Series A-3 Preferred Shares, all of which are issued and outstanding as of the date of this Agreement. There are no Ordinary Shares or Preferred Shares held by the Company as dormant or treasury shares. The Company has never declared or paid any dividends on any Company Shares. Part 2.3(a)(i) of the Disclosure Schedule sets forth the names of the Company’s shareholders, the addresses of the Company’s shareholders and the number, class, series and issue date of such Company Shares, as applicable, owned of record by each of such shareholders as of the date hereof. All of the outstanding Company Shares have been duly authorized and validly issued, and are fully paid and non-assessable, and except as set forth in Part 2.3(a)(ii) of the Disclosure Schedule, none of such shares are subject to any repurchase option, forfeiture provision or restriction on transfer (other than restrictions on transfer imposed in the Company’s Charter Documents or by virtue of applicable laws). (b) Share Options. Except for the Company Option Plan, none of the Acquired Companies has ever adopted, sponsored or maintained any stock option plan or any other plan or agreement providing for equity-related compensation to any person (whether payable in shares, cash or otherwise). The Company Option Plan has been duly authorized, approved and adopted by the Board and is in full force and effect. The Company has reserved 513,699 Ordinary Shares for issuance to employees and directors of, and consultants to, the Acquired Companies upon the issuance of shares or the exercise of Company Options granted under the Company Option Plan, of which: (i) 266,070 shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options granted under the Company Option Plan, (ii) 41,754 Ordinary Shares have been issued upon the exercise of options granted under the Company Option Plan and remain outstanding as of the date hereof, and (iii) 205,875 Ordinary Shares remain available for future grant as of the date hereof. (c) Part 2.3(c)(i) of the Disclosure Schedule accurately sets forth with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option, (ii) whether such holder is an employee of the Company, consultant or other service provider of the Company or otherwise, (iii) the number of Ordinary Shares issuable upon the exercise of such Company Option, (iv) the date of grant of such Company Option, and with respect to Company Options granted under Section 102 of the Ordinance, the date of deposit of such Company Option award agreement and the date of deposit of the applicable resolution of the board of directors of the Company with the Section 102 Trustee, (v) the exercise price of such Company Option, (vi) the vesting schedule for such Company Option, including the extent vested to date and whether the vesting of such Company Option is subject to acceleration as a result of the Transactions or any other events, (vii) the number of Company Options that are 20 vested, the number of Company Options that are unvested, (viii) with respect to Company Options granted to Israeli taxpayers, whether such Company Option was granted under Section 3(i) or Section 102 of the Ordinance, and (ix) with respect to Company Options granted to non-Israeli taxpayers, whether such Company Options are “incentive stock options” as defined in Section 422 of the Code or subject to Section 409A of the Code. In addition, Part 2.3(c)(i) of the Disclosure Schedule (1) sets forth a true, correct and complete list of all holders of Company Options that were granted under the Company Option Plan who are not employees of any Acquired Company, and (2) identifies whether or not such holders are current or former non-employee directors, consultants, advisory board members, vendors or other service providers to any Acquired Company. None of the Persons listed in Part 2.3(c)(i) of the Disclosure Schedule as non-employees of any Acquired Company has ever been an employee of any Acquired Company. No Company Option may be, or has been, exercised prior to the date on which such Company Option becomes vested. Each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the Board (or a duly constituted and authorized committee thereof) and any required shareholder approval, in each case, by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and is in full force and effect. Except as set forth on Part 2.3(c)(ii) of the Disclosure Schedule, each grant of a Company Option was made in accordance with the terms of the Company Option Plan and such grant was made in accordance with all other applicable Legal Requirements and each such grant was properly accounted for in the Company Financial Statements. Each Company Option granted to non-Israeli taxpayers was granted with a per share exercise price at least equal to the fair market value of an Ordinary Share on the date of grant as determined by the Board in compliance, in all material respects, with Section 409A of the Code (and has not otherwise been subject to “modification” or “extension” within the meaning of Section 409A of the Code and the regulations and guidance promulgated thereunder). Each Company Option ever issued by the Company ceased to vest on the date on which the holder thereof ceased to be an employee, consultant or director of any of the Acquired Companies or a service provider thereof. The exercise of the Company Options and the payment of cash in respect thereof comply and have complied with the terms of the Company Option Plan, all Contracts applicable to such Company Options and all Legal Requirements. As of the Closing, no former holder of a Company Option will have any rights with respect to such Company Option except for the right to receive the consideration in respect of Company Options set forth in this Agreement. True and complete copies of all Contracts relating to the Company Option Plan and each Company Option have been Made Available to Purchaser and, except as set forth on Part 2.3(c)(iii) of the Disclosure Schedule, such Company Option Plan and Contracts have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such Company Option Plan and Contracts from the forms thereof Made Available to Purchaser. As of the date hereof, no Company Shares are issuable upon the exercise of outstanding Company Options that have not been issued or granted under the Company Option Plan. The terms of the Company Option Plan or the Contracts evidencing the Company Options authorize the treatment of the Company Options contemplated by Section 1.2 without any required consent or approval of the holders of such Company Options. (d) No Other Securities. Except as set forth in Part 2.3(c) of the Disclosure Schedule, there are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character, written or oral, to which any Acquired Company is a party or by 21 which any Acquired Company is bound, obligating any Acquired Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any share capital or other securities of any of the Acquired Companies or obligating any Acquired Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, convertible security, commitment or agreement (collectively, “Convertible Securities”). There are no outstanding or authorized share appreciation, phantom share, profit participation, or other similar rights with respect to which any Acquired Company is obligated. Other than the Articles and the Contracts set forth in Part 2.3(d)(i) of the Disclosure Schedule (the “Existing Shareholder Agreements”), there are no voting trusts, proxies, or other Contracts or understandings with respect to the voting rights attached to the shares of any of the Acquired Companies to which an Acquired Company is party and/or by which an Acquired Company is bound, and other than the Existing Shareholder Agreements, there are no Contracts to which any Acquired Company is a party relating to the registration, sale or transfer (including agreements relating to rights of first refusal, right of first offer, co-sale rights or “drag-along” rights) of any Company Shares or assets of the Company or any notification rights with respect to the sale or transfer of Company Shares or assets. Each of the Existing Shareholder Agreements will be terminated as of the Closing without any further obligation or Liability of the Company, the Purchaser or any of their Affiliates. As a result of the Transactions, as of the Closing, Purchaser will be the sole record and beneficial holder of all issued and outstanding Company Shares and all rights to acquire or receive any Company Shares, whether or not such Company Shares are outstanding, free and clear of any Encumbrances or third party rights or restrictions. Other than as set forth in Part 2.3(d)(ii) of the Disclosure Schedule, each Selling Shareholder that is or has ever been a U.S. taxpayer that holds or has ever held Company Shares that are or have ever been restricted shares or subject to repurchase rights has made a valid Section 83(b) election under the Code. The holders of any Company Shares that are subject to, or have ever been subject to, vesting or repurchase rights were not U.S. taxpayers at any time when holding Company Shares subject to vesting or repurchase rights. (e) Debt. Part 2.3(e) of the Disclosure Schedule sets forth an accurate and complete list of all Indebtedness of the Acquired Companies issued or outstanding as of the date of this Agreement: (1) having the right to vote on any matters on which shareholders may vote (or which is convertible into, or exchangeable for, securities having such right) or (2) the value of which is in any way based upon or derived from shares of the Company. (f) Other than as set forth in Part 2.3(f) of the Disclosure Schedule, the Company has never issued any securities or debt convertible into, or exchangeable for, in whole or in part, any of the share capital or equity interests of the Company (“Debt Convertible Securities”). (g) Legal Issuance. All outstanding Company Shares, all outstanding Company Options and all outstanding Convertible Securities, Debt Convertible Securities and all other securities that have ever been issued or granted by the Company have been issued and granted in compliance with: (i) the Company’s Charter Documents, (ii) all applicable securities laws and other applicable Legal Requirements, and (iii) all requirements set forth in all Contracts related to the issuance of such securities. None of the outstanding Company Shares were issued in violation of any preemptive rights or other rights to subscribe for or purchase securities of the Company. Part 2.3(g)(i) the Disclosure Schedule accurately identifies each Acquired Company Contract, to which an Acquired Company is party and/or by which an Acquired Company is bound, relating to 22 any securities of the Company that contains any information rights, rights of first refusal, registration rights, financial statement requirements or other terms that would survive the Closing unless terminated or amended prior to or at the Closing. Other than as set forth in the Articles and under the Acquired Company Contracts set forth on Part 2.3(g)(ii) the Disclosure Schedule, no Person has any right to receive any right of first notice, right of first offer or right of first refusal with respect to the Transactions. (h) Repurchased Shares. The Company has never repurchased or redeemed any shares of its share capital, directly or indirectly through its shareholders. (i) Subsidiary Shares. The Company’s only Subsidiary is Indegy, Inc., and other than its ownership of Indegy, Inc., the Company does not hold any equity interest or securities (including Convertible Securities) of any Person or has any right to acquire any equity interest, securities (including Convertible Securities) of any Person. All of the shares of the Company’s only Subsidiary, Indegy, Inc., are owned by the Company free and clear of any Encumbrance. The outstanding shares or equity interests, as applicable, of the Subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with the Subsidiary’s Charter Documents, all applicable securities laws and other applicable Legal Requirements and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of the Subsidiary. There are no options, warrants or other rights outstanding to subscribe for or purchase any shares or other securities of the Subsidiary of the Company and such Subsidiary is not subject to any Contract or Order under which any Acquired Company is or may become obligated to sell or otherwise issue any shares or other securities or equity interests. The Subsidiary of the Company does not have the right to vote on or approve this Agreement or the Transactions. (j) Ungranted Awards. Other than as set forth in Part 2.3(j) of the Disclosure Schedule, no Acquired Company Service Provider (1) was granted with or entered into an offer letter, other employment Contract or other arrangement that contemplates a grant of options to purchase Company Shares or other equity awards with respect to Company Shares, or (2) has otherwise been promised, whether in a manner of an oral agreement or otherwise, to receive options to purchase Company Shares or other equity awards with respect to Company Shares, in each case, which options or other equity awards have not been granted as of the date of this Agreement, or any payments or other entitlements in lieu of such options or equity awards, or any other cash payment or other consideration or compensation in connection with the Transactions. (k) Director and Officer Indemnification. No event has occurred, and, to the Company’s Knowledge, no circumstance or condition exists, that has resulted in, or that would reasonably be expected to result in, any claim for indemnification, reimbursement, contribution or the advancement of expenses by any Acquired Company Service Provider (other than a claim for reimbursement by an Acquired Company, limited only to expenses in the Ordinary Course, such as travel expenses or other out-of-pocket expenses of a routine nature incurred by such Acquired Company Service Provider in the course of performing such Acquired Company Service Provider’s duties for an Acquired Company) pursuant to: (i) the terms of the Charter Documents of any Acquired Company; (ii) any indemnification agreement or other Contract between any Acquired Company and any such Acquired Company Service Provider; or (iii) any applicable Legal Requirement. 23

(l) Allocation Schedule. The Allocation Schedule (and each of the items required to be listed therein) has been approved by each of the Selling Shareholders, is true, correct and complete. Neither the allocation of the Aggregate Purchase Price set forth on the Allocation Schedule nor the treatment of the Company Shares, the Convertible Note or the Company Options set forth on the Allocation Schedule violate, result in a breach of, or otherwise cause any Acquired Company to be in breach of any of the obligations of the Company under the Charter Documents, the Company’s Existing Shareholder Agreements, the Company Option Plans, the award agreements and other documentation governing the Company Options and applicable Legal Requirements. Assuming payment of the Aggregate Purchase Price (as finally determined) in accordance with this Agreement, as allocated pursuant to the Allocation Schedule, none of the Purchaser, any Acquired Company or any other Person shall have any Liability to any current or former holder of any Company Shares, the Convertible Note or Company Options in respect of any Company Shares, the Convertible Note or Company Options. 2.4 Financial Statements and Related Information. (a) Delivery of Financial Statements. Set forth on Part 2.4(a) of the Disclosure Schedule are the following financial statements (collectively, the “Company Financial Statements”), all of which were Made Available to Purchaser: (i) the audited consolidated balance sheet of the Acquired Companies as of December 31, 2018, December 31, 2017 and December 31, 2016 and the related audited statements of comprehensive income/loss, changes in shareholders’ equity, consolidated statement of cash flow, notes thereto and reports thereon for the years ended December 31, 2018, December 31, 2017 and December 31, 2016, and (ii) the unaudited consolidated balance sheet of the Acquired Companies (the “Most Recent Balance Sheet”) as of October 31, 2019 (the “Balance Sheet Date”) and the related unaudited statement of comprehensive income/loss and consolidated statement of cash flow for the 10-month period ended October 31, 2019. (b) Fair Presentation. The Company Financial Statements are true and complete in all material respects and present fairly and accurately, in all material respects, the financial position of the Acquired Companies as of the respective dates thereof and the results of operations and cash flows of the Acquired Companies for the periods covered thereby (subject to, in the case of unaudited Company Financial Statements, normal recurring year-end audit adjustments, which, individually and in the aggregate, will be an immaterial amount, and the absence of footnotes). Other than as set forth in Part 2.4(b) of the Disclosure Schedule, the Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except as indicated in the notes thereto, and, with regard to the unaudited Financial Statements, that such unaudited Financial Statements do not include footnotes and are subject to normal recurring year-end audit adjustments which, individually and in the aggregate, will be an immaterial amount. (c) Internal Controls. The books, records and accounts of the Acquired Companies accurately and fairly reflect, in reasonable detail, the transactions in and dispositions of the assets of the Acquired Companies. The Acquired Companies have taken and currently take all actions necessary to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain 24 accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. (d) Accounts Receivable. Part 2.4(d) of the Disclosure Schedule provides an accurate reconciliation of all accounts receivable, notes receivable and other receivables of the Acquired Companies as of the Balance Sheet Date. All existing accounts receivable of the Acquired Companies (including those accounts receivable reflected on the Company Financial Statements that have not yet been collected and those accounts receivable that have arisen since the Balance Sheet Date and have not yet been collected) represent valid obligations arising from bona fide arms’ length transactions entered into in the Ordinary Course and not in violation of applicable Legal Requirements. Except as set forth on Part 2.4(d) of the Disclosure Schedule, all existing accounts receivable of the Acquired Companies are fully collectible within 90 days, other than immaterial amounts agreed otherwise under the applicable terms of Acquired Company Contracts Made Available to the Purchaser. There is no Encumbrance on any of such accounts receivable, none of the Acquired Companies has any obligation to refund, in whole or in part, any amount included within such accounts receivable, and no request or agreement for deduction or discount has been made with respect to any of such accounts receivable, in each case, except as fully and adequately reflected in reserves for doubtful accounts set forth in the Company Financial Statements. (e) Insider Receivables and Insider Payables. Part 2.4(e) of the Disclosure Schedule provides an accurate and complete breakdown of: (i) all amounts (including any Indebtedness) owed to any Acquired Company by any shareholder or optionholder of the Company (the “Insider Receivables”) as of the date of this Agreement; and (ii) all amounts owed by any Acquired Company to any shareholder of the Company, except for (A) advances to any Acquired Company Service Provider for reasonable business travel and expenses in the Ordinary Course and (B) any amount owed for services provided in connection with such shareholder’s employment with an Acquired Company (the “Insider Payables”). There will be no outstanding Insider Receivables and/or Insider Payables as of the Closing. 2.5 No Liabilities; Indebtedness. (a) Absence of Liabilities. None of the Acquired Companies has any Liabilities of any nature, other than: (i) Liabilities identified as such in the “liabilities” column of the Most Recent Balance Sheet; (ii) Liabilities that have been incurred by an Acquired Company since the Balance Sheet Date in the Ordinary Course (none of which is a Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of Contract, breach of warranty, tort, infringement, violation of law, environmental matter, claim or lawsuit or is individually and in the aggregate is material in amount); (iii) Liabilities under the Acquired Company Contracts that are expressly set forth in and identifiable by reference to the text of such Acquired Company Contracts (none of which is a Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of Contract, breach of warranty, tort, infringement, violation of law, environmental matter, claim or lawsuit); (iv) Liabilities that are included as unpaid Transaction Expenses in the calculation of the Aggregate Purchase Price; and (v) the Liabilities identified in Part 2.5(a) of the Disclosure Schedule. 25

(b) Accounts Payable. Part 2.5(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of: (i) all accounts payable of each Acquired Company as of the date hereof; and (ii) all notes payable of each Acquired Company as of the date hereof. (c) Indebtedness. Part 2.5(c) of the Disclosure Schedule sets forth a complete and correct list of each item of Indebtedness as of the date of this Agreement, identifying the creditor to which such Indebtedness is owed, the title of the instrument under which such Indebtedness is owed and the amount of such Indebtedness as of the close of business on the date of this Agreement. Other than as set forth in Part 2.5(c) of the Disclosure Schedule, no Indebtedness contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of any other Indebtedness by any Acquired Company, or (iii) the ability of any Acquired Company to grant any Encumbrance on any of its assets. With respect to each item of Indebtedness, none of the Acquired Companies is in default and no payments are past due. None of the Acquired Companies has received any notice of a default, alleged failure to perform or any offset or counterclaim (in each case, that has not been waived or remains pending as of the date of this Agreement) with respect to any item of Indebtedness. Other than as set forth in Part 2.5(c) of the Disclosure Schedule, neither the consummation of any of the Transactions nor the execution, delivery or performance of this Agreement or any of the other Transaction Agreements will result in a default or breach of the terms of, or accelerate the maturity of or performance under, any conditions, covenants or other terms of any such Indebtedness. None of the Acquired Companies has guaranteed or is responsible or has any Liability for any Indebtedness of any other Person, and none of the Acquired Companies has guaranteed any other obligation of any other Person. (d) Claims by Securityholders. No event has occurred, and, to the Knowledge of the Company, no circumstance or condition exists, that has resulted in, or that would be expected to result in, any Liability of any Acquired Company to any current, former or alleged securityholder of any Acquired Company in such Person’s capacity (or alleged capacity) as a securityholder of such Acquired Company. (e) Accrued Compensation. Other than as set forth in Part 2.5(e) of the Disclosure Schedule, no Acquired Company has any Liability for any Accrued Compensation which is not set forth on Most Recent Balance Sheet or compensation which has accrued in the Ordinary Course since the Balance Sheet Date. 2.6 Absence of Changes. Other than as set forth in Part 2.6 of the Disclosure Schedule, since December 31, 2018: (a) each of the Acquired Companies has conducted its business only in the Ordinary Course; (b) there has not been any Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Material Adverse Effect; 26

(c) there has not been any formation of, or entry into any commitment to form, a Subsidiary, or acquisition of, or entry into any commitment to acquire, an interest in any corporation, association, joint venture, partnership or other business Entity or division thereof; (d) there has not been any making of, or agreement to make, any capital expenditure or commitment exceeding $15,000 individually or $50,000 in the aggregate; (e) there has not been any acquisition of, or agreement to acquire, or disposal or agreement to dispose of, any assets of any Acquired Company or any business enterprise or division thereof outside the Ordinary Course; (f) there has not been any modification or removal of any Acquired Company Privacy Policy, or publication of any new Acquired Company Privacy Policy; (g) other than in connection with the provision of products and services to customers by the Company, in each case in the Ordinary Course, entry into any Contract or commitment for the change in pricing or royalties set or charged by any Acquired Company to its customers or licensees or in pricing or royalties set or charged by Persons who have licensed Intellectual Property Rights to any Acquired Company, in each case, exceeding, in the aggregate, an amount equal to US$ 50,000 (other than in connection with any (A) license of Open Source Code disclosed under Section 2.10(p) and (B) non-exclusive licenses to “off-the-shelf” third party Computer Software that is generally available on standard commercial terms and (i) is not distributed by any Acquired Company, or incorporated into, any Acquired Company Product, (ii) is not otherwise material to any Acquired Company’s business, or (iii) for the use of which the Acquired Company expends less than US$10,000 per annum for a single user/workstation or US$25,000 per annum in the aggregate (for all users and workstations); (h) there has not been any loan to any Person (except for advances to employees for reasonable business travel and expenses in the Ordinary Course), purchase of debt securities of any Person or guarantee of any Indebtedness of any Person in each case by any Acquired Company; (i) there has not been any assumption, guarantee, endorsement or creation of other Liability or responsibility (whether directly, contingently or otherwise) for the obligations of any other Person; (j) there has not been any commencement or settlement of any Legal Proceeding or, to the Company’s Knowledge, threat of any Legal Proceeding by or against the Acquired Companies or relating to any of its business, properties or assets nor, to the Company’s Knowledge, has there been any circumstances that are reasonably likely to give rise to any such Legal Proceedings; (k) there has not been any payment, discharge, release, waiver or satisfaction of any claims, rights or Liabilities, other than the payment, discharge or satisfaction in the Ordinary Course of Liabilities reflected on the Most Recent Balance Sheet or incurred in the Ordinary Course after the Balance Sheet Date; 27

(l) there has not been any adoption or change of accounting methods or practices (including any change in depreciation or amortization policies or rates or any change to practices that would impact the methodology for recognizing revenue) other than as required by GAAP; (m) there has not been any adoption, amendment or termination of any Acquired Company Employee Plans, including any indemnification agreement with any officer, director or employee of the Acquired Companies, or entry into or amendment of any Acquired Company Employee Agreement with an Acquired Company Service Provider; (n) there has not been any hiring or terminating of any officer of the Acquired Companies or resignation or removal of any director of the Acquired Companies; (o) there has not been any increase or any other change to, or that would result in (or acceleration of the due date of), the salary, wage rate, employment status, title or other compensation (including equity based compensation) payable or to become payable by any Acquired Company to any employee, which is not otherwise reflected in such employee’s Acquired Company Employee Agreement, as Made Available to the Purchaser; (p) there has not been any declaration, payment, agreement, commitment or obligation of any kind for the payment of any Transaction Bonus; (q) there has not been any action to accelerate or otherwise modify the terms of any of the outstanding Company Options; (r) there has not been any cancellation of, amendment to (other than in connection with the addition of customers and suppliers to such insurance policies from time to time in the Ordinary Course) or failure to renew (on substantially similar terms) any insurance policy of the Acquired Companies; (s) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Acquired Companies’ material assets (whether or not covered by insurance); and (t) none of the Acquired Companies has taken any action that would have been prohibited or otherwise restricted under Section 5.2 hereof, had such action been taken during the Pre-Closing Period. 2.7 Title to Assets. (a) Good Title. Each of the Acquired Companies owns, and has good, valid and marketable title to, all equipment, fixtures and other assets and properties purported to be owned by it, including: (i) all assets reflected on the Most Recent Balance Sheet (except for inventory sold or otherwise disposed of since the Balance Sheet Date in the Ordinary Course); and (ii) all other assets reflected in the books and records of the Acquired Companies as being owned by such Acquired Company (collectively, the “Acquired Company Assets”). All of the tangible Acquired Company Assets are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and as of the date of this Agreement are free and clear of any Encumbrances, other than as set forth in Part 2.7(a) of the Disclosure Schedule, and except 28 for: (A) any lien for current Taxes not yet due and payable; and (B) imperfections of, or minor liens and easements that have arisen in the Ordinary Course and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Companies. (b) Sufficiency of Assets. The Acquired Company Assets collectively constitute all of the asset and properties used in or necessary to enable each Acquired Company to conduct its business in the manner in which such business is currently being conducted and in the manner in which such business is currently proposed to be conducted. 2.8 Bank Accounts. (a) Part 2.8(a) of the Disclosure Schedule provides the following information with respect to each account maintained by or for the benefit of any of the Acquired Companies at any bank or other financial institution: (i) the name of the bank or other financial institution at which such account is maintained and the location of such bank or other financial institution; (ii) the account number; (iii) the type of account; (iv) the name of the relevant Acquired Company for the benefit of which such account is being maintained; (v) the default currency that is customary in such type of account in such location; and (vi) the names of all Persons who are authorized to: (1) sign checks or other documents with respect to such account or transfer amounts from the relevant account; (2) access such account or to withdraw or release payments from such account. (b) Except as set forth on Part 2.8(b) of the Disclosure Schedule, no Acquired Company has any outstanding credit facility, overdraft, loan, loan stock, debenture, letter of credit, acceptance credit or other financial facility. 2.9 Equipment; Real Property. (a) Real Property. None of the Acquired Companies currently owns or has ever owned any real property. None of the Acquired Companies has any outstanding options, rights of first offer or refusal or other preemptive rights or purchase rights with respect to any real property. (b) Leased Property. Part 2.9(b)(i) of the Disclosure Schedule sets forth a list of all (i) real property currently leased, subleased or licensed by or from any of the Acquired Companies or otherwise used or occupied by any of the Acquired Companies (the “Leased Real Property”), and (ii) leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Leased Real Property, including the name of the lessor, licensor, sublessor, master lessor and/or lessee, the date and term of the lease, license, sublease or other occupancy right, the aggregate annual rental payable thereunder, the amount of any deposit or other security or guarantee granted in connection with any such lease, license, sublease or other occupancy right, and all amendments, terminations and modifications thereof (the “Lease Agreements”). The Acquired Companies have good and marketable leasehold interest in all Leased Real Property, free and clear of all Encumbrances (other than as set forth in the respective Lease Agreement). Except as set forth in Part 2.9(b)(ii) of the Disclosure Schedule, there are no other parties occupying, or with a right to occupy, the Leased Real Property. None of the Acquired Companies owe any brokerage commissions or finders’ fees with respect to any such Leased Real Property or would owe any such fees if any existing Lease Agreement were renewed 29 pursuant to any renewal options contained in such Lease Agreements. The Acquired Companies have performed all of its obligations, in all material respects, under any Contracts pursuant to which it has terminated any leases, subleases, licenses or other occupancy agreements for real property that are no longer in effect and has no continuing liability with respect to such Contracts. The Leased Real Property is in good operating condition and repair, free from material structural, physical and mechanical defects and is structurally suitable, in all material respects, for the uses for which they are currently being used by the Acquired Companies. Neither the operation of any of the Acquired Companies on the Leased Real Property nor, to the Company’s Knowledge, such Leased Real Property, including the improvements thereon, violate in any material respect any applicable building code, zoning requirement or statute relating to such property or operations thereon, and any such non-violation is not dependent on so-called non-conforming use exceptions. 2.10 Intellectual Property. (a) Registered IP. Part 2.10(a) of the Disclosure Schedule accurately identifies each item of Registered IP that constitutes Acquired Company IP as follows: (i) in Part 2.10(a)(i) of the Disclosure Schedule, all Patents owned or filed by, or on behalf of, any Acquired Company or used in the business or operations of any Acquired Company to which any Acquired Company has exclusive, or joint with another Person, rights to such Patent in any field or territory, including, for each such Patent, the country of filing, owner, filing number, date of issue or filing, expiration date and title; (ii) in Part 2.10(a)(ii) of the Disclosure Schedule, all registered Trademarks and applications for registration of Trademarks owned or filed by, or on behalf of, and used or held for use by any Acquired Company, including country of filing, owner, description of goods or services (including class numbers), registration or application number and date of issue; (iii) in Part 2.10(a)(iii) of the Disclosure Schedule, all registered copyrights and applications for registration of copyrights owned or filed by, or on behalf of, or used by any Acquired Company, including description of the work, country of filing, owner, filing number, date of issue and expiration date; and (iv) in Part 2.10(a)(iv) of the Disclosure Schedule, all internet domain names, social media handles, logins, and the like owned or registered by or on behalf of any Acquired Company or used in the business or operations of any Acquired Company, including the name and contact information of each registrant, registrant organization and expiration or renewal date of such internet domain, social media handle, login or the like. The relevant sub-part of Part 2.10(a) of the Disclosure Schedule also identifies any other Person that has or purports to have any ownership interest in any item of Registered IP set forth or required to be set forth therein and the nature of such interest. (b) Unregistered IP. Part 2.10(b) of the Disclosure Schedule lists (i) each Trademark owned or purported to be owned by any Acquired Company that is not Registered IP, and that is material to the business of any of the Acquired Companies in the manner in which their 30 business is currently being conducted or planned to be conducted and (ii) any other Person that has or purports to have an interest of any nature (whether exclusively or jointly with another Person) in such item of Acquired Company IP and the nature of such interest. (c) Inbound Licenses. Part 2.10(c)(i) of the Disclosure Schedule lists: (i) each Contract pursuant to which any Intellectual Property or Intellectual Property Right is or has been licensed, sold, assigned or otherwise conveyed or provided to any Acquired Company (other than (A) any Acquired Company Employee Agreement that is materially in the relevant Acquired Company’s standard form thereof Made Available to Purchaser pursuant to Section 2.10(f); (B) any Acquired Company Contract for confidentiality and non-disclosure entered into in the Ordinary Course and pursuant to which no right or license in any Acquired Company Product or Registered IP is granted, or which right or license is any Acquired Company IP is not material to the business of the Acquired Companies,; (C) any license of Open Source Code disclosed under Section 2.10(p) and (D) non-exclusive licenses to “off-the-shelf” third party Computer Software that is generally available on standard commercial terms and (i) is not distributed by any Acquired Company, or incorporated into any Acquired Company Product, (ii) is not otherwise material to any Acquired Company’s business, or (iii) for the use of which the Acquired Company expends less than US$10,000 per annum for a single user/workstation or US$25,000 per annum in the aggregate (for all users and workstations). Part 2.10(c)(ii) of the Disclosure Schedule identifies whether the licenses or rights granted to the Acquired Company in any Contract listed in Part 2.10(c)(i) of the Disclosure Schedule is exclusive. (d) Outbound Licenses. Part 2.10(d)(i) of the Disclosure Schedule lists each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable and including a right to receive a license) or interest in, any Acquired Company IP or any Acquired Company Product (other than (i) Acquired Company User Agreements and other outbound Contracts based on the standard form Acquired Company IP Contracts Made Available to Purchaser; and (ii) any Acquired Company Contract for confidentiality and non-disclosure entered into in the Ordinary Course and pursuant to which no right or license in any Acquired Company Product or Registered IP is granted, or which right or license in any Acquired Company IP is not material to the business of the Acquired Companies). Except as set forth in Part 2.10(d)(ii) of the Disclosure Schedule, none of the Acquired Companies is bound by, and no Acquired Company IP or Acquired Company Product is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of any Acquired Company to use, exploit, make available, assert or enforce any Acquired Company IP or any Acquired Company Product anywhere in the world. (e) Royalty Obligations. Part 2.10(e) of the Disclosure Schedule contains a complete and accurate list and summary of all royalties, fees, commissions and other amounts payable by any Acquired Company to any other Person upon or for the use of any Intellectual Property Rights or Intellectual Property, other than (i) rights provided under non-exclusive licenses to “off-the-shelf” third party Computer Software that is generally available on standard commercial terms, is not distributed by any Acquired Company, or incorporated into, or used in the development, testing, distribution, delivery, maintenance or support of, any Acquired Company Product, and is not otherwise material to any Acquired Company’s business and (ii) rights provided under any Acquired Company Employee Agreement that is materially in the relevant Acquired Company’s standard form thereof Made Available to Purchaser pursuant to 31

Section 2.10(f). Without limiting the generality of the foregoing, to the Company’ Knowledge, no Acquired Company Service Provider has any claim for consideration, compensation or royalty payments pursuant to Section 134 to the Israeli Patent Law, 1967, or any equivalent law that exists in other jurisdictions in which such Acquired Company operates; or any claims for Moral Rights (as defined in the Israeli Copyright Law, 2007, or any equivalent law existing in other jurisdictions in which such Acquired Company operates) in connection with any Acquired Company IP, nor, to the Company’s Knowledge, has any Acquired Company Service Provider threatened or asserted any such claim. (f) Standard Form Acquired Company IP Contracts. To the extent that they exist, the Company has Made Available to Purchaser a complete and accurate copy of each standard form of Acquired Company IP Contract and any standard form of Contract under which a third party acquires access to or a right to use any Acquired Company Product, in each case used by any of the Acquired Companies at any time, including each standard form of: (i) Acquired Company User Agreement, other end user license agreement, developer agreement, subscription agreement, or terms of use or service; (ii) development agreement; (iii) Acquired Company Employee Agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; (iv) confidentiality or nondisclosure agreement; (v) agreement to provide customer support; (vi) API or data license agreement; or (vii) evaluation agreement. Each user of any Acquired Company Web Site is subject to valid and enforceable web site terms of use in the form Made Available to Purchaser pursuant to this Section 2.10(f). (g) Ownership Free and Clear. The Company is the sole and exclusive owner of all right, title and interest to, under and in the Acquired Company IP (other than Intellectual Property Rights exclusively licensed to any of the Acquired Companies, as identified in Part 2.10(c) of the Disclosure Schedule), free and clear of any Encumbrances (other than as identified in Part 2.10(g) of the Disclosure Schedule). It is agreed and clarified that this representation is not intended to imply a representation of non-infringement of third-party rights, which non- infringement representation is governed solely and exclusively by Section 2.10(k) of this Agreement. Without limiting the generality of the foregoing: (i) All Acquired Company IP is, and, as of immediately following the Closing, will be fully transferable, alienable and licensable by the Company without restriction and without payment of any kind to any third party; (ii) all documents and instruments necessary to establish, perfect and maintain the rights of any Acquired Company (or the rights such Acquired Company wishes to acquire) in the Registered IP in the Acquired Company IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body; (iii) each Acquired Company Service Provider who is or was involved in the creation or development of any Acquired Company Product or of any Intellectual Property or Intellectual Property Rights for or on behalf of any Acquired Company has signed a valid and enforceable agreement containing (A) a present and irrevocable assignment to such respective Acquired Company of all Intellectual Property and Intellectual Property Rights created or developed by such Acquired Company Service Provider in the course of that Acquired Company Service Provider’s work for any Acquired 32

Company (including after work hours or on weekends or holidays), including, to the extent developed by such Acquired Company Service Provider, all Intellectual Property and Intellectual Property Rights pertaining to any Acquired Company IP or Acquired Company Product, (B) confidentiality provisions protecting such Intellectual Property, Intellectual Property Rights, and Acquired Company Product, and, to the Company’s Knowledge, no such Acquired Company Service Provider has any obligation to any other Person with respect to such Intellectual Property, Intellectual Property Rights or Acquired Company Product, and (C) an irrevocable waiver of (or, where a waiver is not enforceable, a covenant not to sue on) any right, interest, or moral right with regard to any Acquired Company IP, including, with respect to employees of the Acquired Companies, a waiver of any right to any royalty or other remuneration (including under Section 134 of the Israeli Patent Law, 1967, or under any equivalent law existing in other jurisdictions in which such Acquired Company operates); (iv) each Acquired Company Service Provider who is or was involved in the creation or development of any Acquired Company Product or of any Intellectual Property or Intellectual Property Rights for or on behalf of any Acquired Company has received any and all amounts payable to such Acquired Company Service Provider for such Acquired Company Service Provider’s services, other than salary and commission payments in the Ordinary Course for the payroll period ending on or following the Closing Date; (v) each Acquired Company has taken commercially reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all Trade Secrets that are Acquired Company IP and other material proprietary or confidential information pertaining to the Acquired Companies (and any Trade Secrets or material confidential information of any other Person that any Acquired Company, by Contract, was required to maintain as confidential and protect), the Acquired Company IP, the Acquired Company Products, or the business of the Acquired Companies; (vi) the Acquired Companies own or otherwise have the right to use, and immediately after the Closing the Acquired Companies will continue to have, all Intellectual Property and Intellectual Property Rights needed to conduct the business of the Acquired Companies as currently conducted and currently planned by each Acquired Company to be conducted (other than Intellectual Property Rights needed for technology yet to be developed and which are available on commercially reasonable terms in the Ordinary Course or which can be developed by the Acquired Company in the Ordinary Course (e.g., with the developers currently employed by the Acquired Companies)), including all Intellectual Property Rights needed to distribute and make available for use all other material Intellectual Property distributed or made available for use on any Acquired Company website; (vii) except as set forth on Part 2.10(g)(vii) of the Disclosure Schedule, none of the Acquired Companies has entered into or is otherwise bound by any Contract with any Governmental Body, institution or research center (including, without limitation, the IIA or the Investment Center of the Israeli Ministry of Economy and Industry) or any university, college or other educational or medical institution (each, an “Institution”) and 33 no funding facilities or resources from any Institution were ever sought, applied for, received or used or took part, directly or indirectly, to develop, research, create or exploit, in whole or in part, any Acquired Company IP, or Acquired Company Product and no Governmental Body or Institution has any right, title, or interest in, or license to, any Acquired Company IP, or Acquired Company Product or the right to restrict the sale, licensing, distribution, transfer, or other commercialization or exploitation of any such Acquired Company IP, or Acquired Company Product; (viii) to the Company’s Knowledge, no Acquired Company Service Provider who is or was involved in the creation or development of any Acquired Company Product or of any Intellectual Property or Intellectual Property Rights for or on behalf of any Acquired Company is subject, or was subject, at the time such Acquired Company Service Provider was providing services to any Acquired Company, to any Contract with any other Person or Legal Requirement which requires such Acquired Company Service Provider to (A) notify, or report any development of Intellectual Property, (B) assign to any other Person any interest or other Intellectual Property Right in any Acquired Company IP or (C) keep confidential any Trade Secrets, proprietary data or other business or technical information embodied in any Acquired Company IP; and (ix) During the period in which any Acquired Company Service Provider was developing any Acquired Company Product or any Intellectual Property or Intellectual Property Rights for or on behalf of any Acquired Company, no such Person was (A) employed by any third party that has any rights in such Acquired Company Product, Intellectual Property or Intellectual Property Rights, or (B) involved in any consulting relationship with any third party that has any rights in any such Acquired Company Product, Intellectual Property or Intellectual Property Rights. Except as set forth on Part 2.10(g)(ix) of the Disclosure Schedule, no part of any Acquired Company Product, Intellectual Property or Intellectual Property Rights that was developed by any Acquired Company Service Provider was developed during working hours for, or on any premises, equipment, computers, electronic devices, machines, or design tools of, any former or current Person to which such Acquired Company Service Provider has provided services in any capacity. (h) Valid and Enforceable. All Acquired Company IP that is owned or purported to be owned by an Acquired Company is lawfully owned, valid (except as set forth in Part 2.10(h)(iii) of the Disclosure Schedule), subsisting and enforceable. In addition, and without limiting the generality of the foregoing: (i) no Trademark owned, used or applied for by or on behalf of an Acquired Company conflicts or interferes with, or is confusingly similar to, any Trademark owned, used or applied for by any other Person, and, except as set forth in Part 2.10(h) of the Disclosure Schedule each Acquired Company has taken reasonable steps to police the use of its Trademarks; (ii) Part 2.10(h)(ii) of the Disclosure Schedule accurately identifies and describes each action, filing, and payment that must be taken or made on or before the date that is 180 days after the date of this Agreement in order to maintain an item of Registered 34

IP in the Acquired Company IP in full force and effect; provided that any such action, filing, and payment that is due before Closing shall be fully paid by the Acquired Company prior to Closing; (iii) except as set forth in Part 2.10(h)(iii) of the Disclosure Schedule, no interference, opposition, cancellation, reissue, inter parts review, post grant review, re- examination or other Legal Proceeding is or has been pending or to the Company’s Knowledge, threatened, (A) in which the scope, validity or enforceability of any Acquired Company IP owned or purported to be owned by any Acquired Company is being or has been, or would reasonably be expected to be contested or challenged, and, to the Company’s Knowledge, there is no basis for a claim that any such Acquired Company IP is invalid or unenforceable or (B) in which the scope, validity or enforceability of any other Acquired Company IP is, to the Company’s Knowledge, being, has been, or would reasonably be expected to be contested or challenged, and, to the Company’s Knowledge, there is no basis for a claim that any such other Acquired Company IP is invalid or unenforceable; (iv) all necessary registration, maintenance and renewal fees in respect of the Acquired Company IP owned by the Acquired Companies that is Registered IP have been fully paid and all necessary documents and certificates have been filed with the relevant Governmental Body for the purpose of maintaining such Acquired Company IP; and (v) no act has been done or omitted to be done by the Acquired Companies, which has or had the effect of impairing or dedicating to the public, or entitling any Person to cancel, forfeit, modify or consider abandoned, any Acquired Company IP or of giving any rights with respect thereto, in each case, that is material to the conduct the Acquired Companies’ business as now conducted or as currently proposed to be conducted (other than as (A) disclosed under Section 2.10(d); (B) pursuant to Acquired Company User Agreements and other outbound Contracts based on the standard form Acquired Company IP Contracts Made Available to Purchaser and (C) pursuant to any acquired Company confidentiality and non-disclosure Contract entered into in the Ordinary Course and pursuant to which no right or license in any Acquired Company Product, Registered IP, or any right or license in any Acquired Company IP that is material to the business of the Acquired Companies is granted). (i) No Third Party Infringement of Acquired Company IP. To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Acquired Company IP. Part 2.10(i) of the Disclosure Schedule accurately identifies (and, to the extent such item exists, the Company has Made Available to Purchaser a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent by or to any Acquired Company or any Representative of any Acquired Company regarding (1) any actual, alleged or suspected infringement or misappropriation of any Acquired Company IP, or (2) third party allegations of any Acquired Company infringing or misappropriating any third party’s Intellectual Property Rights, and provides a brief description of the current status of the matter referred to in such letter, communication or correspondence. 35

(j) Effects of This Transaction. Neither the execution, delivery nor performance of this Agreement or any Transaction Agreement nor the consummation of any of the Transactions will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare: (i) a loss of, or, except as set forth in Part 2.10(j)(i) of the Disclosure Schedule, Encumbrance on, any Acquired Company IP or any Acquired Company Product; (ii) a breach of or default under, or, except as set forth in Part 2.10(j)(ii) of the Disclosure Schedule, right to terminate or suspend performance of, any Acquired Company IP Contract; (iii) the release, disclosure or delivery of any Acquired Company IP or Acquired Company Product by or to any escrow agent or other Person; (iv) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Acquired Company IP; (v) by the terms of any Acquired Company Contract, a reduction of any royalties, revenue sharing, or other payments any of the Acquired Companies would otherwise be entitled to with respect to any Acquired Company IP; or (vi) except as set forth in Part 2.10(j)(vi) of the Disclosure Schedule, the imposition of any Encumbrances or restrictions on the transfer of any Acquired Company IP from Israel to any other jurisdiction. (k) No Infringement of Third Party IP Rights. Except as set forth in Part 2.10(k) of the Disclosure Schedule, none of the Acquired Companies nor any of their employees, directors, or officers (in such capacities or other capacity on behalf of the Acquired Companies) has ever infringed, misappropriated or otherwise violated or made unlawful use, of any Intellectual Property or Intellectual Property Right of any other Person. No Acquired Company Software owned or purported to be owned by the Company, and no Acquired Company Product infringes, violates, or makes unlawful use of any Intellectual Property or Intellectual Property Right of, or contains any Intellectual Property misappropriated from, any other Person. Without limiting the generality of the foregoing; provided however, that each of the foregoing representations and of the representations in Section 2.10(k)(i) below are made to the Knowledge of the Company solely with respect to Patents, including without limitation patent applications filed by any Person: (i) no infringement, misappropriation or similar claim or Legal Proceeding is pending or, to the Company’s Knowledge threatened against any Acquired Company or against any other Person who is or may be entitled to be indemnified, defended, held harmless or reimbursed by any Acquired Company with respect to any such claim or Legal Proceeding, and none of the Acquired Companies has ever received any notice or other communication requesting, claiming, or demanding any of the foregoing with respect to any such claim or Legal Proceeding; (ii) None of the Acquired Companies has ever received any notice or other communication (in writing, or to the Company’s Knowledge, otherwise) relating to any actual, alleged or suspected infringement, misappropriation or violation by any Acquired Company, any Acquired Company Service Provider of any Intellectual Property Rights of another Person, including any letter or other communication suggesting or offering that any Acquired Company obtain a license to or a covenant not to sue with respect to any Intellectual Property Right of another Person; and (iii) none of the Acquired Companies is bound by any Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to, or otherwise assumed or agreed to discharge or otherwise take responsibility for, any existing 36 or potential Intellectual Property Rights infringement, misappropriation or similar claim (other than as set forth in Part 2.10(k)(iii) of the Disclosure Schedule and for indemnification provisions in the Acquired Companies’ standard forms of Acquired Company IP Contracts Made Available to Purchaser pursuant to Section 2.10(f)). (iv) Notwithstanding anything to the contrary, the representations and warranties in this Agreement (other than the representations described in this Section 2.10(k)) do not serve as representations to and cannot be relied upon with respect to, infringement, misappropriation or otherwise violation of any Intellectual Property or Intellectual Property Right of any other Person. The representations and warranties in this Section 2.10(k) contain the sole representations and warranties of the Acquired Company with respect to non-infringement matters. (l) No Harmful Code. The Acquired Companies have used commercially reasonable efforts consistent with industry standards to ensure that none of the Acquired Company Software or the Acquired Company Products contains any “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) accessing, damaging or destroying any data or file without the user’s consent. None of the Acquired Company Software or the Acquired Company Products contain any “back doors” or other undocumented access mechanism allowing unauthorized access to, viewing of, manipulation of, or modification or other changes to, any software, Acquired Company IT Systems or Acquired Company Product. (m) Bugs. Other than (i) Acquired Company Software or Acquired Company Product that is currently being developed, and (ii) as set forth in Part 2.10(m) of the Disclosure Schedule, none of the Acquired Company Software or the Acquired Company Products: (i) contains any material bug, defect, or error that adversely affects the use, functionality, or performance of such Acquired Company Software or Acquired Company Product; or (ii) fails to comply, in all material respects, with any applicable warranty or other contractual commitment made by or on behalf of any Acquired Company relating to the use, functionality, or performance of such Acquired Company Software or Acquired Company Product. Part 2.10(m) of the Disclosure Schedule identifies all known bugs, defects, and errors in each version of the Acquired Company Software or the Acquired Company Products in the Acquired Company IP. (n) Source Code. The source code for all Acquired Company Software contains annotations and programmer’s comments, and otherwise has been documented in a professional manner that is consistent with customary code annotation conventions and best standard practices in the software industry, including in order to be reasonably sufficient to independently enable a skilled programmer in the Acquired Companies’ industry and field to understand, analyze, and interpret program logic, correct errors and improve, enhance, modify and support the Acquired Company Software. No source code for any Acquired Company Software has been delivered, licensed or made available by any Acquired Company to any escrow agent or other Person who was not an Acquired Company Service Provider at the time such source code was delivered, licensed or made available to such Acquired Company Service Provider. Except as described in 37

Part 2.10(n) of the Disclosure Schedule, none of the Acquired Companies has entered into a contractual duty or obligation (whether present or contingent) to deliver, license or make available the source code for any Acquired Company Software to any escrow agent or other Person. No event has occurred, and, to the Company’s Knowledge, no circumstance or condition exists, that (with or without notice or lapse of time) will, or would be expected to, result in the delivery, license or disclosure of the source code for any Acquired Company Software to any other Person. No Person has, or shall have, as a result of the Transactions, any right to lease, license, purchase or otherwise obtain any source code for any Acquired Company Software or any Acquired Company IP. (o) IT Systems. All Acquired Company IT Systems, to the extent maintained and controlled by any Acquired Company, are configured in accordance with and perform, in all material respects, in compliance with industry accepted security standards in the respective industry in which each of the Acquired Companies is operating. Neither any Acquired Company’s operation and maintenance of any Acquired Company IT System nor the running and updating of the computer programs developed by any Acquired Company are dependent on any individual employee or third party and such operation and maintenance and running and updating can be carried out by any computer technician or expert, in each case, reasonably skilled in the industry in which the Acquired Companies operate. All Acquired Company IT Systems (including all computer hardware and software, including rented, leased and borrowed hardware and all programs available on and run by the computer systems), are functional in all material respects and no material errors or defects which have not been fully remedied have been discovered therein. None of the Acquired Companies is in material breach of any Contract related to Acquired Company IT System or is aware of any event that may constitute a material breach of any Acquired Company Contract related to any Acquired Company IT Systems. (p) Use of Open Source Code. (i) Part 2.10(p)(i) of the Disclosure Schedule lists: (A) each item of Open Source Code that is contained in, distributed with or used in the development of the Acquired Company Software or from which any part of any Acquired Company Software is derived; (B) the Acquired Company Software to which each such item of Open Source Code relates; (C) the applicable license for each such item of Open Source Code; (D) whether each such item of Open Source Code has been modified by or for any Acquired Company; and (E) whether such modules or modifications have been distributed or made available to any third party. (ii) Except as set forth in Part 2.10(p)(i) of the Disclosure Schedule, no Open Source Code (A) was or is used in connection with the development of any Acquired Company IP, (B) was or is incorporated in whole or in part into or otherwise forms any part of any Acquired Company IP, or (C) has been or is distributed by or for any Acquired Company, or has been or is made available by any Acquired Company in whole or in part, in conjunction with or for use with any Acquired Company Product. (iii) No Acquired Company has used Open Source Code in such a way that (A) creates or purports to create any obligations for any Acquired Company with respect to any Acquired Company Software or Acquired Company IP, or (B) grants or 38 purports to grant to any third party any rights or immunities under any Acquired Company IP. Each Acquired Company is in compliance in all material respects with all terms and conditions of all relevant licenses for Open Source Code (including all requirements relating to notices and making Open Source Code available to third parties). (iv) Part 2.10(p)(iv) of the Disclosure Schedule sets forth a list of Intellectual Property that any Acquired Company or any Acquired Company Service Provider has contributed to an open source project or made available under an open source license. (q) Privacy. (i) Privacy and Data Gathering Laws. Each Acquired Company currently and at all times within the last five years (i) complies and has complied with in all material respects with (A) all applicable Privacy and Security Laws and Data Gathering Laws in connection with Personal Data, User Data, and Acquired Company Data, and the provision of the Acquired Company Software and Acquired Company Products and (B) all of the Acquired Companies’ policies regarding privacy and data security, including each Acquired Company Privacy Policy and similar disclosures published on the Acquired Companies’ websites or otherwise provided in writing to actual, prospective, and former customers, (ii) has implemented and maintained commercially reasonable measures that provide reasonable assurance that each Acquired Company materially complies with applicable Privacy and Security Laws and Data Gathering Laws, any Acquired Company Privacy Policy. When used by a customer or user for its intended purpose in accordance with the specifications or directions provided or made available to such customer, the Acquired Company Software and Acquired Company Products will not to the Knowledge of the Company cause the customer or user to violate any applicable Privacy and Security Laws or Data Gathering Laws. (ii) Privacy Policies and Practices. Part 2.10(q)(ii) of the Disclosure Schedule contains each Acquired Company Privacy Policy in effect at any time within the past five years in connection with any Acquired Company Web Site, Acquired Company Software, Acquired Company Product, or other processing of Personal Data. True and correct copies of all such Acquired Company Privacy Policies have been provided to Purchaser. The Acquired Company Privacy Policy materially complies with all applicable Privacy and Security Laws and does not contain any materially inaccurate, misleading, or deceptive (in any case, including by omission) statements. Each Acquired Company, third party in connection with actions on behalf of an Acquired Company and the Acquired Company Products and Acquired Company Software has complied, at all times and in all material respects, with all of the Acquired Company Privacy Policies and with all Privacy and Security Laws and with all contractual obligations, fiduciary obligations, any public statements made by any Acquired Company regarding their privacy policies or practices, third party privacy policies which any Acquired Company has been contractually obligated to comply with, and any rules of applicable self-regulatory or other organizations in which any Acquired Company is or has been a member and to which they are required to comply. Neither the execution, delivery or performance of this Agreement or any of the other agreements referred herein nor the consummation of any of the Transactions would 39 reasonably be expected to result in any material violation of any Acquired Company Privacy Policy, any Acquired Company Contract or any Legal Requirement pertaining to privacy, User Data, Personal Data, cybersecurity, or data security requirements. (iii) Personal Data. Part 2.10(q)(iii) of the Disclosure Schedule identifies and describes each distinct electronic or other database containing (in whole or in part) Personal Data maintained by or for any Acquired Company at any time (the “Acquired Company Databases”), the types of Personal Data in each such database, the material means by which the Personal Data was collected, the material security and retention policies that have been adopted and maintained with respect to each such database, the country location(s) of each such database, and whether such database has been registered with any Governmental Body. (iv) There is no written complaint or any audit, Legal Proceeding or claim currently pending, or to the Knowledge of the Company threatened, against any Acquired Company by any private party or Governmental Body in respect of Personal Data, Acquired Company Databases or User Data. The execution, delivery and performance of this Agreement does not cause any material violation or breach of any Acquired Company Contract or any Legal Requirement pertaining to Personal Data or User Data. The Acquired Companies have, and since May 25, 2018, have had, a valid legal basis or right (whether contractually, by law or otherwise) to Process all Personal Data, User Data, and Acquired Company Data that is Processed by or on behalf of the Acquired Company in its provision of the Acquired Company Product or in connection with Company’s Processing in the capacity of a data controller. (v) None of the Acquired Companies is aware of any event or circumstance that would reasonably be expected to prevent the Company from complying with the California Consumer Privacy Act in all material respects. (r) IIA Funded Acquired Company IP. Except for restrictions imposed on the Company due to the funding of the Company by the IIA as set forth in Part 2.10(r) of the Disclosure Schedule, there are no other restrictions under applicable Legal Requirements pursuant to the Innovation Law, on the transfer, by way of, sale, licensing, or distribution of any Acquired Company IP, in and of itself, from Israel to any other jurisdiction, and no such restrictions shall come into effect following the Closing. Part 2.10(r) of the Disclosure Schedule identifies any Acquired Company IP (including any derivative thereof) that was developed with IIA funding and/or that is otherwise subject to any restrictions imposed by the IIA. The IIA Consent dated October 28, 2019 delivered by the Company to Purchaser is in full force and effect and has not been modified or amended in any respect. (s) Government and University Rights. No facilities of any Governmental Body, university, college, hospital, other medical or educational institution or research center or, except as set forth in Part 2.10(s) of the Disclosure Schedule, funding from any Governmental Body or third parties was used in the development of any Acquired Company IP. Except as set forth in Part 2.10(s) of the Disclosure Schedule, no Acquired Company Service Provider who was involved in, or who contributed to, the creation or development of any Acquired Company IP was employed by or has performed services for any Governmental Body, university, college, hospital, or other 40 medical or educational institution or research center during a period of time during which such Acquired Company Service Provider was also involved in, or contributing to, the creation or development of any Acquired Company IP or otherwise performing services for any Acquired Company. To the extent that any Acquired Company Service Provider involved in, or who contributed to, the creation or development of, any Intellectual Property or Intellectual Property Rights for or on behalf of any Acquired Company was employed by or performed services for any Governmental Body, university, college, hospital, or other medical or educational institution or research center during the 12 months prior to the commencement of such Acquired Company Service Provider’s employment with or performance of services for any Acquired Company, such Acquired Company Service Provider’s prior employment or performance of services does not impose any Encumbrance on any such Intellectual Property or Intellectual Property Rights. No Governmental Body, university, college, hospital, or other medical or educational institution or research center has any rights whatsoever in any Acquired Company IP. (t) Reserved. (u) Information Security; Systems. (i) The Acquired Companies have established, implemented, and are, and at all times within the past five years have been, in compliance, in all material respects, with reasonable and customary processes and measures for companies operating in the industry in which the Acquired Companies operate, which: (i) are designed to identify internal and external risks to the security of the Acquired Company IT Systems and Acquired Company Data; (ii) are designed to safeguard the security, confidentiality, integrity, and availability of the Acquired Company IT Systems and Acquired Company Data; (iii) maintains notification procedures in compliance with applicable Privacy and Security Laws in the case of any breach of security compromising Personal Data (collectively, “Acquired Company Security Policies”). The Acquired Companies have provided the Purchaser a true and correct description of such Acquired Company Security Policies, if and to the extent applicable. The Acquired Companies have implemented commercially reasonable business continuity and disaster recovery plans relating to the Acquired Company IT Systems, to the extent maintained by any Acquired Company, consistent with information technology security practices for an enterprise of the size, development stage and nature of the Acquired Companies. (ii) Other than as set forth in Part 2.10(u)(ii) of the Disclosure Schedule, the Acquired Companies have included in all Contracts with third parties that have access to User Data requirements that the third party maintain reasonable security for such User Data. To the Knowledge of the Company, the Acquired Companies are in material compliance with any contractual obligation to secure or otherwise safeguard Personal Data and User Data that it receives in connection with the provision of the Acquired Company Products. (iii) Within the past five years, the Acquired Companies have not, and to the Company’s Knowledge, have never, suffered a Security Incident with respect to any Acquired Company Data, User Data, or Personal Data. Within the past five years, no material breach or violation of any security program described above has occurred or, to 41 the Company’s Knowledge, is threatened, and, to the Company’s Knowledge, no such material breach or violation has ever occurred. None of the Acquired Companies has notified, or been required to notify, any Person or Governmental Body of any Security Incident involving Personal Data, User Data, or Acquired Company Data. (iv) Part 2.10(u)(iv) of the Disclosure Schedule lists all third party assessments, certifications, test results, audits or reviews (e.g., SSAE 18, SOC I, II and III, reports of penetration tests and security audits or assessments) of the Acquired Company IT Systems, to the extent maintained by any Acquired Company, that were obtained in the past five (5) years. (v) The Company has Made Available to Purchaser the most recent version of all Computer Software that is part of, or distributed by or for any Acquired Company in conjunction with or for use with, any Acquired Company Product for the purpose of a systematic code scan for and analysis, which scan and analysis was performed by or on behalf of the Purchaser to Purchaser’s satisfaction. 2.11 Contracts. (a) List of Contracts. Part 2.11(a) of the Disclosure Schedule lists each Acquired Company Contract, including all amendments and modifications thereto: (i) that is with a Key Business Partner; (ii) pursuant to which any of the Acquired Companies has been appointed, or has appointed another party as, a dealer, sales representative, reseller or distributor, or that is a joint marketing, strategic alliance Contract; (iii) pursuant to which any of the Acquired Companies has an obligation to assign Intellectual Property Rights; (iv) pursuant to which any of the Acquired Companies is bound to, or has committed to provide or license, any Acquired Company Product to any third party on an exclusive basis or to acquire or license any product or service on an exclusive basis from a third party; (v) that is a collective bargaining agreement or similar Contract, including any Contract with any union, works council or similar labor Entity; (vi) that grants any bonus, benefits, incentive plan, severance, pension, profit sharing, savings, retirement, deferred compensation, termination pay, or post- termination payments (in cash or otherwise) to any employee, officer, director or independent contractor; (vii) that is with an insurance company covering healthcare, disability and pension schemes in force in any of the Acquired Companies; (viii) that is a Lease Agreement; 42

(ix) relating to capital expenditures and involving future payments in excess of $15,000 individually or $50,000 in the aggregate; (x) relating to the settlement of any Legal Proceeding; (xi) relating to (1) the disposition or acquisition of material assets or any material interest in any Person or business enterprise or (2) the acquisition, issuance or transfer of any securities of an Acquired Company; (xii) relating to any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts or instruments relating to Indebtedness or extension of credit or the creation of any Encumbrance with respect to any asset of the any of the Acquired Companies; (xiii) involving or incorporating any guaranty, pledge, performance or completion bond, or surety arrangement; (xiv) except as set forth on Part 2.11(a)(xiv) of the Disclosure Schedule, constituting or relating to any (1) prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or, to the Company’s Knowledge, any prime contractor or higher-tier subcontractor of any Governmental Body, or under which any Governmental Body or to the Company’s Knowledge, any such prime contractor or subcontractor otherwise has or may acquire any right or interest (2) bid submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body, or (3) Contract concerning or related to Governmental Grants from the IIA or any other Governmental Body; (xv) creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities; (xvi) relating to the purchase or sale of any material product or other asset by or to, or the performance of any material services by or for, any Related Party; (xvii) that was entered into outside the Ordinary Course of any of the Acquired Companies or that is otherwise material to any Acquired Company and is not listed in any other subpart of Part 2.11(a) of the Disclosure Schedule; (xviii) that has a term of more than 60 days and that may not be terminated by any of the Acquired Companies (without penalty or any post-termination support, maintenance, engineering or similar obligations) within 30 days after the delivery of a termination notice by any of the Acquired Companies (other than Acquired Company Contract for confidentiality and non-disclosure entered into in the Ordinary Course and pursuant to which no license or right, in any Acquired Company Product, Registered IP or any Acquired Company IP, which license or right is material to the business of the Acquired Companies is granted); and 43

(xix) that contemplates or involves: (1) the payment or delivery of cash or other consideration by an Acquired Company in an amount or having a value in excess of $10,000 in the aggregate for the twelve months ending December 31, 2019 or twelve months ending December 31, 2020; or (2) the performance of services by an Acquired Company having a value in excess of $50,000 in the aggregate for the twelve months ending December 31, 2019 or twelve months ending December 31, 2020. (b) Part 2.11(b) of the Disclosure Schedule sets forth each Acquired Company Contract imposing any restriction on any of the Acquired Companies: (A) to compete with any other Person or to engage in any line of business, market or geographic area, or to sell, license, manufacture or otherwise distribute any of its technology or products, or from providing services, to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market; (B) to acquire, license or lease any product or other asset (including Intellectual Property) or any services from any other Person, to sell, lease or license any product or other asset (including Intellectual Property) to or perform any services for any other Person or to transact business or deal in any other manner with any other Person; (C) involving the grant of “most favored nation” status to any Person or any exclusive or preferential rights to provide, sell or distribute any Acquired Company Product to any Person; (D) to develop or distribute any technology or other Intellectual Property; (E) to manufacture any products; (F) to engage in any business practices; or (G) to solicit the employment of, or hire, any potential employees, consultants or independent contractors. (c) Delivery of Contracts. The Company has Made Available to Purchaser accurate and complete copies of all written Acquired Company Contracts which are (i) in effect as of the date hereof, including any and all amendments thereto and (ii) required to be set forth on in Part 2.11(a) and/or Part 2.11(b) of the Disclosure Schedule (each, a “Material Contract” and collectively the “Material Contracts”). Part 2.11(c)(i) of the Disclosure Schedule provides an accurate and complete description of the material terms of each such Acquired Company Contract that is not in written form. Except as set forth in Part 2.11(c)(ii) of the Disclosure Schedule, each Material Contract is valid and in full force and effect and, to the Company’s Knowledge, is Enforceable. (d) No Breach. None of the Acquired Companies has materially violated or breached, or committed any material default under, any Material Contract, which remains uncured, and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Material Contract which remains uncured. To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would be expected to: (1) result in a violation or breach of any of the provisions of any Material Contract; (2) give any Person the right to declare a default or exercise any remedy under any Material Contract; (3) give any Person the right to accelerate the maturity or performance of any Material Contract; or (4) give any Person the right to cancel, terminate or modify any Material Contract. None of the Acquired Companies has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract. None of the Acquired Companies has waived any of its respective material rights under any Acquired Company Contract. 44

(e) No Renegotiation. No Person has a contractual right pursuant to the terms of any Material Contract to renegotiate any amount paid or payable to any Acquired Company under any Material Contract or any other term or provision of any Acquired Company Contract. (f) Oral Contracts. Except as set forth on Part 2.11(f) of the Disclosure Schedule, all oral Contracts that any Acquired Company is party to or pursuant to which any of its assets, rights or properties are bound are terminable by such Acquired Company at any time without any advanced notice and upon such termination the Acquired Companies will have no further obligations or Liabilities thereunder. (g) Terminated Contracts. Part 2.11(g) of the Disclosure Schedule lists any Acquired Company Contract with a Key Business Partner (i) with regard to which any Acquired Company has received or delivered a notice of termination within the past year or (ii) is scheduled to expire within the six month period immediately following the date of this Agreement. 2.12 Compliance with Legal Requirements. (a) Compliance. Each Acquired Company is, and has at all times been, in compliance in all material respects with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership of its assets. No event has occurred, and no condition or circumstance exists, that will (with or without notice or lapse of time) constitute or result in a violation by any Acquired Company of, or a failure on the part of any Acquired Company to comply with, any Legal Requirement. No Acquired Company has received any notice or other communication from any Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement. (b) Encryption Regulations, Etc. (i) Except as set forth in Part 2.12(b) of the Disclosure Schedule, no Acquired Company’s business as currently conducted involves the use or development of, or engagement in, encryption technology, whose development, commercialization or export is restricted under applicable Israeli Legal Requirements; and (ii) no Acquired Company’s business as currently conducted requires such Acquired Company to obtain a license from the Israeli Ministry of Defense or an authorized body thereof pursuant to Section 2(a) of the Control of Products and Services Declaration (Engagement in Encryption), 1974, as amended, the Control of Products and Services Order (export of Warfare Equipment and Defense Information), 1991, as amended, or other Legal Requirements regulating the development, commercialization or export of technology. (c) Export Control. Without limiting the generality of Section 2.12(a), none of the Acquired Companies has violated any applicable export control Legal Requirement, whether such Legal Requirement relates to encryption items or otherwise (including, without limitation, the Israeli Defense Export Control Law, 2007, the Israeli Order Governing the Control of Commodities and Services (Engagement in Encryption Items), 1974, the Israeli Order of Import and Export (Supervision of Export of Dual Use Goods, Services and Technologies), 2006, or the Israeli Trading with the Enemy Ordinance, 1939) or any equivalent law exists in other jurisdictions in which such Acquired Company operates. None of the Acquired Company Products was specifically designed, developed, configured, adapted, or modified for military customer(s), military purpose, or satellite application. The Acquired Companies have Made Available to 45

Purchaser all material correspondence with any Governmental Body relating to the export control classification of any Acquired Company Product, enforcement matters, or any other inquiries, requests or communications. There are no pending or, to the Knowledge of the Company, threatened claims against any Acquired Company with respect to any marketing, import or export permits, and there are no actions, conditions or circumstances pertaining to any Acquired Company’s marketing, import or export transactions under any Acquired Company Contract that would reasonably be expected to give rise to any future claims. (d) No Acquired Company has made any shipments of any Acquired Company Product or any of their components to, and has no obligations to any third party located in, and no Acquired Company User Agreement has been executed with any user from, Iran, Syria, Lebanon, Iraq, Libya, Cuba, Sudan, Somalia, Cote d’Ivoire, Liberia, Democratic Republic of Congo (DRC), North Korea, Belarus, Ukraine, Russia, Burma, Balkans, Burundi, Central African Republic, Venezuela, Yemen or Zimbabwe or any other country which has been defined as a sanctioned country by the Office of Foreign Assets Control of the United States Department of the Treasury. (e) Payments, Etc. Without limiting the generality of Section 2.12(a), none of the Acquired Companies or any of the Acquired Companies’ directors, officers, employees or, to the Company’s Knowledge, agents or other duly authorized representatives acting on behalf of the Acquired Companies has at any time: (i) engaged in any violation of the U.S. Foreign Corrupt Practices Act, Title 5 of the Israeli Penalty Law (Bribery Transactions), the Israeli Prohibition on Money Laundering Law, 2000 or any other Legal Requirement relating to corruption applicable in any jurisdiction; (ii) made an unlawful payment to any Person; (iii) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other party affiliated with any customer or supplier of any Acquired Company; or (iv) directly or indirectly, paid, offered or promised to pay, or authorized payment of, any monies or any other of value to any government official or employee (including officers and employees of government-owned or controlled entities) or any political party, political party official or candidate for political office (collectively, “Proscribed Recipient”), in each case for the purpose of: (A) influencing any act or decision with respect to any Acquired Company of such Proscribed Recipient; (B) inducing such Proscribed Recipient to do or omit to do any act in favor of any Acquired Company in violation of the lawful duty of such Proscribed Recipient; (C) securing any improper advantage for any Acquired Company; or (D) inducing such Proscribed Recipient to use his, her or its influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to obtain or retain business for or with, or direct business to, any Acquired Company. (f) Environmental Matters. No Acquired Company is in material violation of any applicable Legal Requirements relating to the environment or occupational health and safety, and no expenditures are required in order to comply with any such applicable Legal Requirements. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Knowledge of the Company, by any other Person on any property owned, leased or used by the Company. For the purposes of the preceding sentence, “Hazardous Materials” shall mean (a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign applicable Legal Requirements that govern the existence and/or remedy of contamination on property, the protection of the environment from 46 contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials. (g) IIA. The Company has Made Available to Purchaser accurate and complete copies of (i) all applications and material correspondence submitted or received by the Company to or from the IIA or to or from any other Governmental Body in connection with a Governmental Grant or application therefore, and (ii) all certificates of approval and letters of approval (and supplements or amendments thereto) and certificates of completion issued to any Acquired Company by the IIA or any other such Governmental Body in connection with a Governmental Grant or application therefore. In each application or report submitted by or on behalf of an Acquired Company, all information required by such application or report has been disclosed accurately and completely, in all material respect, and the Company has not made any misstatements of fact or disclosures that are not accurate or complete. Part 2.12(g) of the Disclosure Schedule sets forth: (i) the aggregate amount of each payment or transfer made on account of each Governmental Grant; and (ii) the aggregate outstanding monetary obligations of the Company under each Governmental Grant with respect to royalties or other payments. Except for undertakings set forth in letters of approvals provided under any applicable Israeli law, there are no undertakings on the part of any Acquired Company that were given in connection with any Governmental Grant by any Acquired Company. Each Acquired Company is in compliance, in all material respects, with the terms, conditions, requirements and criteria of all Governmental Grants (including any reporting requirements) and has duly fulfilled all conditions, undertakings and other material obligations relating thereto. No Acquired Company has, prior to the date of this Agreement, transferred any Acquired Company IP that was developed with the support of IIA funding or in consequence thereof outside of Israel. No claim or challenge have been made by any Governmental Body with respect to the entitlement of any Acquired Company to any Governmental Grant or the compliance with the terms, conditions, obligations or laws relating to the Governmental Grants. 2.13 Governmental Authorizations. Part 2.13 of the Disclosure Schedule identifies each Governmental Authorization held by any Acquired Company, and the Company has Made Available to Purchaser accurate and complete copies of all such Governmental Authorizations. All material Governmental Authorizations necessary to enable the Acquired Companies to conduct their respective businesses in the manner in which such businesses are currently being conducted by such Acquired Company in accordance with all applicable Legal Requirements have been issued or granted to such Acquired Company and are valid and in full force and effect. Each of the Acquired Companies is, and has at all times been, in compliance, in all material respects, with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. No Acquired Company has ever received any notice or other communication from any Governmental Body regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization; (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization; or (iii) any failure to obtain or receive any Governmental Authorization. 47

2.14 Tax Matters. (a) Tax Returns and Payments. Other than as set forth in Part 2.14(a)(i) of the Disclosure Schedule, all Tax Returns required to be filed by or on behalf of the Acquired Companies with any Governmental Body have been timely (taking into account valid extensions) and properly filed, were prepared in compliance with all applicable Legal Requirements, and are true, accurate and complete in all material respects and disclose all Taxes required to be paid by or with respect to the Acquired Companies for the periods covered thereby. All Taxes of the Acquired Companies that are due and payable (whether or not shown on any Tax Return) have been timely and properly paid. Other than as set forth in Part 2.14(a)(ii) of the Disclosure Schedule, no extension of time within which to file any Tax Return is currently in effect. The Company has maintained and Made Available to Purchaser accurate and complete copies of all Tax Returns filed by the Acquired Companies, including examination reports, and statements of deficiencies assessed against or agreed to by any Acquired Company filed or received since January 1, 2016. The Company Financial Statements properly and adequately accrue or reserve for Tax liabilities in accordance with GAAP as of the date of the Company Financial Statements. The unpaid Taxes of the Acquired Companies (A) did not, as of the Balance Sheet Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet (rather than in any notes thereto); and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Acquired Companies in filing their Tax Returns. Since December 31, 2018, none of the Acquired Companies has incurred any Tax liability outside the Ordinary Course. Each Acquired Company has complied with all record keeping and reporting obligations under Section 6038A of the Code with respect to the Company’s ownership of and transactions with its Affiliates. (b) Related Party Transactions. Any related party transactions subject to Section 85A of the Ordinance or Section 482 of the Code conducted by any of the Acquired Companies has been on an arms-length basis in accordance with, and otherwise in compliance with Section 85A of the Ordinance and regulations promulgated thereby and all other applicable transfer pricing Legal Requirements, and the Acquired Companies have entered into and maintain true and complete documentation and records evidencing the foregoing. No Tax authority has proposed, asserted or otherwise discussed with any Acquired Company the possibility of a transfer pricing adjustment or failure to comply with any transfer pricing requirements. (c) Audits; Claims. Except as set forth in Part 2.14(c)(i) of the Disclosure Schedule, no Acquired Company has received from any Governmental Body any: (i) notice indicating an intent to open an audit or other review; (ii) request for information related to Tax matters; or (iii) notice of deficiency or proposed Tax adjustment which, in each case, which has not been resolved in favor of and with no additional Liability to the applicable Acquired Company. No extension or waiver of the limitation period applicable to any Tax Returns has been granted by or requested from an Acquired Company which is still in effect. No claim or Legal Proceeding is pending or, threatened in writing against any Acquired Company in respect of any Tax. There are no liens or any other Encumbrances for Taxes upon any of the assets of any of the Acquired Companies except liens for current Taxes not yet due and payable (and for which there are adequate accruals, in accordance with GAAP). Except as set forth in Part 2.14(c)(ii) of the 48

Disclosure Schedule, no power of attorney has been granted with respect to any matter related to Taxes of any Acquired Company that will be in effect on the Closing Date. (d) Closing Agreements; Etc. No Acquired Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) except as set forth in Section 2.14(d) of the Disclosure Schedule, change in method of accounting, or use of an improper method of accounting, by an Acquired Company, in each case for a Tax period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Legal Requirements) executed by an Acquired Company on or prior to the Closing Date; (iii) installment sale or open transaction disposition made by an Acquired Company on or prior to the Closing Date; (iv) prepaid amount received on or prior to the Closing Date by an Acquired Company; (v) election under Section 108(i) of the Code; or (vi) election under Section 965(h) of the Code. No Acquired Company is a party to or bound by any Tax allocation, Tax indemnification, Tax sharing or similar agreement with any third party relating to allocating, indemnification or sharing the payment of, or Liability for, Taxes, other than any customary commercial Contract entered into in the Ordinary Course and not primarily related to Taxes. No Acquired Company has ever been a member of an Affiliated Group. (e) Tax Incentives. Part 2.14(e) of the Disclosure Schedule sets forth all Tax exemptions, Tax holidays or other Tax reduction agreements or arrangements claimed by or granted to any of the Acquired Companies (“Tax Incentives”). Each Acquired Company has provided to Purchaser all material documentation relating to any such Tax Incentives. The Acquired Companies have complied with all material requirements and conditions to be entitled to claim all such Tax Incentives. Subject to the receipt of the approvals set forth in Part 2.20 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not adversely affect the remaining duration or the extent of the Tax Incentives or require any recapture of any previously claimed Tax Incentives, and no Consent of any Governmental Body is required, other than as contemplated by Section 2.20, prior to the consummation of such transactions in order to preserve the entitlement of the Company to any such incentive. (f) Tax Withholding. Each Acquired Company has (i) timely complied, in all material respects, with all applicable Legal Requirements relating to the payment, reporting and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471, 1472, and 3406 of the Code or comparable non-U.S. Legal Requirements), including with respect to amounts required to be withheld from employee wages, consulting compensation or consideration payable to any independent contractor, supplier, shareholder or other third party, and (ii) timely paid over all Taxes withheld and filed all withholding Tax Returns, for all periods. (g) Reserved. (h) Tax Rulings; Closing Agreements. Except as contemplated by this Agreement, no Acquired Company has requested or received a ruling from any Tax authority or signed a closing or other similar agreement with any Tax authority. The Company has Made Available to Purchaser accurate and complete copies of any Tax ruling obtained from the ITA with respect to the Company Options. The Company currently complies and has always complied in 49 the past with all the relevant requirements of Section 102 of the Ordinance (including the relevant sub-section of Section 102 and the requirements and guidance of the ITA, including the filing of the necessary documents with the ITA, the grant of Section 102 Options only following the lapse of the required 30-day period from the filing of the Company Option Plan with the ITA, the receipt of the required written consents from the grantees, the appointment of the Section 102 Trustee to hold the Section 102 Options, and the due deposit of such Section 102 Options with such trustee pursuant to the terms of Section 102, and applicable regulations and rules and the guidance published by the ITA on July 24, 2012 and clarification dated November 6, 2012, as applicable), with respect to any Company Option issued pursuant to the provisions of such section, and the Company has complied with the requirements of Section 3(i) of the Ordinance with respect to the grant of options or shares to independent contractors or “Controlling Shareholders” (as defined in such section). Each of the Company Option Plans and any amendments thereto were timely and duly filed with the ITA and with the Company’s Section 102 Trustee, as applicable, and all Company Options purported by the terms of the grant thereof to be granted under Section 102(b)(2) of the Ordinance (capital gains route) (“Section 102 Options”) shall be taxed in accordance therewith. No request for a Tax ruling by any Acquired Company from any taxing authority is currently pending. (i) No Liability. No Acquired Company has any Liability for the Taxes of any Person under U.S. Treasury Regulation Section 1.1502-6 (or any similar state, local or non-U.S. Legal Requirement), as a transferee or successor, by Contract or otherwise, other than any customary commercial Contract entered into in the Ordinary Course (such as a loan or a lease) not primarily related to Taxes. (j) VAT. Each Acquired Company has complied in all material respects with all applicable Legal Requirements concerning VAT, including with respect to the making on time of accurate returns and payments and the maintenance of records. No Acquired Company has made any exempt supplies in the current or preceding VAT year applicable to them, and there are no circumstances by reason of which there might not be a full entitlement to credit for all VAT chargeable on supplies and acquisitions received and imports made (or agreed or deemed to be received or made) by them. Each Acquired Company that is required to be registered is duly registered for VAT purposes. (k) Tax-Free Reorganization Restrictions. None of the Acquired Companies is subject to any restrictions or limitations pursuant to Part E2 of the Ordinance or pursuant to any Tax ruling made in connection with the provisions of Part E2 of the Ordinance. No Acquired Company has, within the three years prior to the Closing, been a distributing or controlled corporation in a transaction treated by the parties as qualifying in whole or in part under Sections 355 or 361 of the Code. (l) Listed Transactions. No Acquired Company has undertaken any transaction which will require special reporting in accordance with Section 131(g) of the Ordinance and the Israeli Income Tax Regulations (Tax Planning Requiring Reporting), 2006, regarding aggressive tax planning, is or has been party to a “listed transaction” as defined in U.S. Treasury Regulation Section 1.6011-4(b)(2) or as defined pursuant to comparable non-U.S. Legal Requirements in existence in any country in which the Acquired Companies do business. No Acquired Company has taken a reporting position on a Tax Return that, if not sustained would be reasonably likely to 50 give rise to a penalty for substantial understatement of U.S. federal income Tax under Section 6662 of the Code (or any comparable non-U.S. Legal Requirements in existence in any country in which the Acquired Companies do business). (m) Permanent Establishment. No Acquired Company is or has ever been subject to Tax in any country other than its country of incorporation or formation by virtue of being treated as a resident of or having a permanent establishment or other place of business in that country, and each Acquired Company is and has always been a tax resident for applicable income Taxes solely of its country of incorporation. No claim has ever been made in writing by an authority in a jurisdiction where the Acquired Companies do not file Tax Returns that any Acquired Company is or may be subject to Taxation by that jurisdiction, which claim has not been resolved in favor of and with no additional Liability to the applicable Acquired Company. (n) Classification. No Acquired Company is or has been a real property corporation (Igud Mekarke’in) within the meaning Section 1 of the Israeli Land Taxation Law (Appreciation and Acquisition), 1963, or a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. (o) Interest in US Companies. Other than the Company’s interest Indegy, Inc., no Acquired Company has any direct or indirect interest in any trust, partnership, corporation, limited liability company, or other business Entity for U.S. federal income Tax purposes. No Acquired Company has filed an election on IRS Form 8832 and Part 2.14(o) of the Disclosure Schedule indicates the U.S. federal income Tax classification of each of the Acquired Companies (e.g., domestic corporation, foreign corporation, domestic partnership, disregarded entity), and except as otherwise indicated in Part 2.14(o) of the Disclosure Schedule each Acquired Company has always had such classification and will have such classification until the Closing. (p) Unclaimed Property. There is no material amount in respect of property or any material obligation of any Acquired Company, including uncashed checks to vendors, customers or employees, non-refunded overpayments, credits or unclaimed amounts or intangibles, that is, or may become, escheatable or reportable as unclaimed property to any Governmental Body under any applicable escheatment, unclaimed property or similar Legal Requirements. (q) No Acquired Company is or has ever participated or engaged in any transaction listed in Section 131(g) of the Ordinance and the Income Tax Regulations (Reportable Tax Planning), 5767-2006 promulgated thereunder. No Acquired Company is subject to any reporting obligations under Section 131D and 131E of the Ordinance or any similar provision applicable to the Acquired Companies under any other local or foreign Tax Legal Requirement, and including with respect to VAT. (r) Notwithstanding anything herein to the contrary, the representations and warranties in this Agreement (other than the representations described in clause (d), (e), (h), (i) and (k), (l), (m), (n) and (q) of this Section 2.14) do not serve as representations to and cannot be relied upon with respect to, Taxes or Tax attributes pertaining to any Tax periods (or portions thereof) beginning after, or Tax positions taken after, the Closing Date (including Tax provisions 51 with respect to any net operating losses or other purported Tax attributes that may be available with respect to the Acquired Companies for Tax periods (or portions thereof) beginning after the Closing Date). 2.15 Employee and Labor Matters; Benefit Plans. (a) Employee List. Part 2.15(a)(i) of the Disclosure Schedule contains a list of all employees of the Acquired Companies as of the date of this Agreement, and correctly reflects, as of the date of this Agreement: (i) the employing Entity and their dates of employment; (ii) their names and job titles, positions and work location; (iii) classification as full-time, part-time, hourly temporary or intern; (iv) classification as exempt or non-exempt under applicable overtime regulation, including the Hours of Work and Rest Law, 1951; (v) all material compensation and benefits to which each such employee is entitled, other than pursuant to Acquired Company Employee Plan set forth on Part 2.15(e) of the Disclosure Schedule, including their hourly rate of compensation, monthly base salary and annual salary, any other compensation and benefits payable to them, maintained or contributed to or with respect to which any potential liability is borne by any Acquired Company (whether now or in the future) whether in cash or otherwise (including but not limited to the following entitlements: housing allowances, cash compensation payable pursuant to bonus, deferred compensation, travel allowances, travel expenses reimbursement, automobile arrangements, automobile maintenance arrangements, commission arrangements and overtime payment), social benefits (including pension fund, managers insurance (bituach menahalim) and education fund (keren hishtalmut) and description of the salary basis for contributions and the contributions rates), recuperation pay entitlement or other benefits; (vi) the annual entitlement and actual number of sick days which such employees have accrued; (vii) the annual entitlement to vacation days and their accrued and unpaid vacation; (viii) length of notice period required in order to terminate their employment; (ix) whether such persons are subject to the arrangement set forth in Section 14 of the Israeli Severance Pay Law, 1963 (the “Section 14 Arrangement”) (and, to the extent any such person is subject to the Section 14 Arrangement, an indication of whether such arrangement has been applied to such person from the commencement date of his or her employment and on the basis of his or her entire salary); (x) their most recent compensation increase including the amount thereof; (xi) whether such persons are on leave or scheduled to be on leave (and if so, the category of leave, the date on which such leave commenced or will commence and the date of expected return to work); and (xii) visa status, if applicable. Other than their salaries, the employees of the Acquired Companies are not entitled to any payment or benefit that may be reclassified as part of their determining salary for any purpose, including for calculating any social contributions. Except as listed in Part 2.15(a)(ii) of the Disclosure Schedule, there are no written or unwritten policies or customs that, by extension, could entitle any Acquired Company Service Providers to benefits in addition to those to which they are entitled pursuant to applicable Legal Requirements (including unwritten customs concerning bonuses, extra payments during employment or upon termination, or extra vacation days, the payment of statutory severance pay when it is not legally required, etc.). No Acquired Company has engaged any individuals as consultants, sub-contractors, freelancers, interns or otherwise who, according to Israeli Legal Requirements, would be entitled to the rights of an employee vis à vis such Acquired Company, including rights to severance pay, vacation, recuperation pay (“dmei havra’a”) and other employee-related statutory benefits. No employee of the Acquired Company is entitled (whether by virtue of any Legal Requirement, Contract or otherwise) to any benefits, entitlement or compensation that is not listed in Part 2.15(a)(i)-(ii) of the Disclosure Schedule. All 52

current and former employees of the Acquired Company have signed an employment agreement or offer letter and non-competition, proprietary information and inventions agreement substantially in one of the forms Made Available to the Purchaser. There is no Person who has accepted an offer of employment made by the Acquired Company but whose employment has not yet started. Other than as set forth in Part 2.15(a)(iii) of the Disclosure Schedule, no Acquired Company currently employs or engages or has ever employed or engaged any Acquired Company Service Provider (in the case of Acquired Company Service Providers who are not employees, to the Company’s Knowledge) whose employment or engagement requires a special visa, license or Governmental Authorization. (b) Labor Practices. There are no unfair labor practice complaints pending or, to the Company’s Knowledge, threatened against any Acquired Company before the U.S. National Labor Relations Board or any similar body in the United States or any other country in which Acquired Company Service Providers provide services to any Acquired Company. The Company has not received any written threat of any such unfair labor practice complaint and, to the Company’s Knowledge, no verbal threat has been made of any such complaint. Other than as set forth in Part 2.15(b) of the Disclosure Schedule, no Acquired Company has made any promises or commitments to any Acquired Company Service Providers, whether in writing or not, with respect to any future changes or additions to their compensation or benefits. No allegations of sexual harassment or misconduct have been made to any Acquired Company against any Acquired Company Service Provider and no Acquired Company has entered into any settlement agreements related to allegations of sexual harassment or misconduct by any Acquired Company Service Provider, and to the Knowledge of the Company, no basis for any claims of sexual harassment or misconduct of any Acquired Company Service Provider exists. (c) Employment and Termination. The employment of each of the current employees of each of the Acquired Companies is terminable by the respective Acquired Company, subject only to the terms of the respective Acquired Company Employee Agreement and applicable Legal Requirements. The Company has Made Available to Purchaser: (i) accurate and complete copies of all employment and consulting agreements; (ii) accurate and complete copies of all material manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the employees of the Acquired Companies; and (iii) a written summary of all material employment-related unwritten policies, practices and customs of the Acquired Companies. Except as set forth in Part 2.15(c) of the Disclosure Schedule, no current or former Acquired Company Service Provider is or was engaged by the Acquired Company without a written Contract. In the three year period preceding this Agreement, none of the Acquired Companies has effectuated a “mass layoff,” “plant closing,” partial “plant closing,” “relocation” or “termination” (each as defined in the Worker Adjustment and Retraining Notification Act or any similar Legal Requirement) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Acquired Company. (d) Employee Departures/Restrictions. To the Knowledge of the Company, no employee of an Acquired Company: (i) intends to terminate his or her employment with such Acquired Company; (ii) has received an offer to join a business that may be competitive with an Acquired Company’s business; or (iii) is a party to or is bound by any confidentiality agreement, non-competition agreement or other Contract (with any Person) that may have an adverse effect on: (A) the performance by such employee of any of his or her duties or responsibilities as an 53 employee of an Acquired Company; or (B) any Acquired Company’s business or operations. Details of any Acquired Company Service Provider who was provided with or who received a notice of termination of his or her employment in the last 12 months prior to the date of this Agreement are contained in Part 2.15(d) of the Disclosure Schedule. Except as set forth in Part 2.15(d) of the Disclosure Schedule, no Acquired Company employee has been dismissed in the last 12 months prior to the date of this Agreement. (e) Employee Plans and Agreements. Part 2.15(e) of the Disclosure Schedule contains an accurate and complete list of each Acquired Company Employee Agreement and each Acquired Company Employee Plan. No Acquired Company has committed or intends to establish or enter into any new Acquired Company Employee Plan or Acquired Company Employee Agreement, or to modify any new or existing Acquired Company Employee Plan or Acquired Company Employee Agreement. No Acquired Company intends or has committed to increase the compensation or benefits of any current or former Acquired Company Service Provider; grant any rights to severance, termination pay, retention or change in control benefits to any current or former Acquired Company Service Provider, pay or award any bonus or incentive compensation (including any discretionary cash payments) to any current or future Acquired Company Service Provider, except as listed in Part 2.15(a)(i) of the Disclosure Schedule and for the Transaction Bonuses set forth on Part 1.5(d)(vi) of the Disclosure Schedule; no Acquired Company has communicated with any Acquired Company Service Provider regarding the compensation, benefits or other treatment he or she will receive following the Closing Date, unless such communications are consistent with the terms provided in this Agreement (and, to the extent made in writing, such communications have been reviewed by the Purchaser) or waived or materially amended any restrictive covenant entered into by an Acquired Company Service Provider. (f) Delivery of Documents. As applicable with respect to each Acquired Company Employee Plan and Acquired Company Employee Agreement, the Company has Made Available to Purchaser: (i) correct and complete copies of all documents setting forth the terms of each Acquired Company Employee Plan and each Acquired Company Employee Agreement, including all amendments thereto and all related trust documents; (ii) the most recent summary plan description together with the summaries of material modifications thereto, if any, with respect to each Acquired Company Employee Plan; (iii) all material written Contracts relating to each Acquired Company Employee Plan and each Acquired Company Employee Agreement, including administrative service agreements and group insurance contracts; (iv) all written materials provided to any Acquired Company Service Provider relating to any Acquired Company Employee Plan or Acquired Company Employee Agreement and any proposed Acquired Company Employee Plan or Acquired Company Employee Agreement, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would result in any Liability to any Acquired Company; (v) all material correspondence to or from any Governmental Body relating to any Acquired Company Employee Plan; (vi) the annual reports (Form 5500 series) for the last three complete plan years; (vii) the most recent letter of determination or opinion letter from the U.S. Internal Revenue Service relating to the tax-qualified status of each Acquired Company Employee Plan; and (viii) all insurance policies in the possession of any Acquired Company pertaining to fiduciary liability insurance covering the fiduciaries for each Acquired Company Employee Plan. 54

(g) Absence of Certain Retiree Liabilities. No Acquired Company Employee Plan or Acquired Company Employee Agreement provides (except at no cost to any Acquired Company) or represents any Liability of any Acquired Company to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits coverage to any Person for any reason, except as may be required by applicable Legal Requirements. Other than commitments made that involve no future costs to any Acquired Company, no Acquired Company has ever represented, promised or contracted (whether in oral or written form) to any Acquired Company employee (either individually or to Acquired Company employees as a group) or any other Person that such Acquired Company employee(s) or other person would be provided with retiree life insurance, retiree health benefit or other retiree employee welfare benefits coverage, except to the extent required by applicable Legal Requirements. (h) No Defaults. Each Acquired Company has performed all material obligations required to be performed by it under each Acquired Company Employee Plan and Acquired Company Employee Agreement, and is not in material default or violation of, and no Acquired Company has Knowledge of any material default or violation by any other party to, the terms of any Acquired Company Employee Plan or Acquired Company Employee Agreement. Each of the Acquired Company Employee Plans and Acquired Company Employee Agreements has been operated and administered in all material respects in accordance with applicable Legal Requirements, including the applicable Tax qualification requirements under the Code. All contributions to, and material payments from, any Acquired Company Employee Plan and Acquired Company Employee Agreement which may have been required to be made in accordance with the terms of such Acquired Company Employee Plan, Acquired Company Employee Agreement or applicable Legal Requirements have been timely made, and all contributions for any period ending on or before the Closing Date which are not yet due are reflected as an accrued liability on the Most Recent Balance Sheet. Each Acquired Company Employee Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable IRS determination letter or may rely on an opinion letter with respect to such qualification and the Tax- exempt status of its related trust, and no circumstances exist which could result in Liability to any Acquired Company in respect of such qualified status. No Acquired Company Employee Plan is intended to meet the requirements of Section 501(c)(9) of the Code. Except as set for the in Part 2.15(h) of the Disclosure Schedule, each Acquired Company Employee Plan and Acquired Company Employee Agreement with any Acquired Company Service Provider can be amended, terminated or otherwise discontinued after the date of this Agreement, without Liability to any of the Acquired Companies. There are no audits, inquiries or Legal Proceedings pending or, to the Company’s Knowledge, threatened, by any Person with respect to any Acquired Company Employee Plan or Acquired Company Employee Agreement. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Acquired Company Employee Plan that would reasonably be expected to result in any material Liability. There are no current actions, suits or claims pending, or, to the Company’s Knowledge, threatened, (other than routine claims for benefits) against any Acquired Company Employee Plan, the assets of any Acquired Company Employee Plan or the Acquired Companies, or the administrator or any fiduciary of any Acquired Company Employee Plan with respect to the operation of such Acquired Company Employee Plan, or asserting any rights or claims to benefits under such Acquired Company Employee Plan, and to the Company’s Knowledge, there are no facts or circumstances which could form the basis for any such action, suit or claim. No Acquired Company nor any 55

ERISA Affiliate is subject to any penalty or Tax with respect to any Acquired Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. (i) Title IV of ERISA. Neither any Acquired Company, nor any ERISA Affiliate, has ever maintained, been a participating employer, contributed to, or has had any Liability with respect to (i) any multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or 414(f) of the Code; (ii) any multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code; or (iii) any other employee benefit plan, fund, program, contract or arrangement that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA. (j) No Conflict. neither the execution, delivery or performance of this Agreement, nor the consummation of the Transactions, will or may (either alone or upon the occurrence of any additional or subsequent events): (i) constitute an event under any Acquired Company Employee Agreement or Acquired Company Employee Plan, or any loan or trust that will or may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits (through a grantor trust or otherwise) with respect to any Acquired Company Service Provider; or (ii) create or otherwise result in any Liability with respect to any Acquired Company Employee Agreement or Acquired Company Employee Plan. Without limiting the generality of the foregoing, no amount paid or payable in connection with the Transactions (either solely as a result thereof or as a result of such Transactions in conjunction with any other event) could be an “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provisions of state, local or foreign Legal Requirements). (k) Section 409A. No Acquired Company Employee Plan or Acquired Company Employee Agreement and no grants, awards or benefits thereunder are subject to Section 409A(a) or 409A(b) of the Code or, if subject to Section 409A(a) of the Code, have failed or will fail, in form or operation, to meet the requirements of Section 409A(a)(2), 409A(a)(3) or 409A(a)(4) of the Code. There is no written or unwritten agreement, plan, arrangement or other Contract, including any Acquired Company Employee Plan or Acquired Company Employee Agreement, by which any Acquired Company or any ERISA Affiliate is bound to compensate, indemnify, gross-up, or otherwise make whole, any Acquired Company Service Provider for additional or excise Taxes paid or payable pursuant to Sections 409A, 457A or 4999 of the Code or any costs or Liability relating thereto. (l) Compliance. Each of the Acquired Companies, with respect to the Acquired Company Service Providers: (i) is in compliance in material all respects with all applicable Legal Requirements, Contracts and Orders respecting employment hiring practices, employment practices, terms and conditions of employment, wages, hours or other labor-related matters, including but not limited to: Legal Requirements and Orders, relating to discrimination, wages and hours, overtime and overtime payment, working during rest days, labor relations, leaves of absence, work breaks, classification of employees, occupational health and safety, privacy, harassment, retaliation, immigration, social benefits contributions, severance pay, termination of employment, engaging employees through service providers in accordance with the Israeli Law for Strengthening the Enforcement of Labor Laws-2011, wrongful discharge or violation of the 56 personal rights of Acquired Company Service Providers or prospective employees; (ii) has withheld and reported all material amounts required by any Legal Requirement or Contract to be withheld and reported with respect to wages, salaries and other payments or compensation to any Acquired Company Service Provider; (iii) has no material Liability for any arrears of wages or any Taxes, social security contributions or any penalty for failure to comply with any of the foregoing; and (iv) has no material Liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for any Acquired Company Service Provider (other than routine payments to be made in the Ordinary Course). No Acquired Company Employee Plan is self-insured (m) No Breach of Employee Related Obligations. No Acquired Company is subject to, and no Acquired Company Service Provider benefits from, any extension order issued by the Israeli Minister of Labor (tzavei harchava), other than those that are applicable to all employers in Israel. (n) No Misclassified Employees. Each Acquired Company Service Provider that has been characterized as a consultant or independent contractor has been properly characterized as such. No Acquired Company has or will have any Liability to any individual who is not currently on such Acquired Company’s payroll for any claim, demand or entitlement based upon employment status. No Acquired Company has promised any consultant, independent contractor or intern an employee position within the Acquired Companies. All United States-based current and former employees of the Company have been properly classified, in all material respects, as exempt or non-exempt under the federal Fair Labor Standards Act and applicable state and local law. All current and former consultants or independent contractors of the Acquired Companies have received, in all material respects, all their rights to which they are and were entitled to according to any applicable Legal Requirement or their respective Contracts with the applicable Acquired Company. (o) No Unions, Etc. No Acquired Company is a party to or bound by, and no Acquired Company has ever been a party to or bound by, any union contract, works council or collective bargaining agreement or similar Contract, or body involving any of its employees or employee representatives, or is otherwise required (under any Legal Requirement, Contract or otherwise) to provide benefits or working conditions under any of the foregoing. No Acquired Company is or has ever been a member of any employers’ organization and there is no, and never has been, an employees’ committee in any Acquired Company. No Acquired Company is party to any labor agreement with respect to the Acquired Company Service Providers who are employees of any of the Acquired Companies with any labor organization, union, group or association and, to the Company’s Knowledge, there have been no attempts by a union, group or other labor organization to organize the Acquired Company employees. No Acquired Company has paid or has been requested to pay any payment (including professional organizational handling charges) to any employers’ association or organization. (p) Labor Disputes, Etc. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Acquired Companies. No event has occurred and, to the Company’s Knowledge, no condition or circumstance exists, that will cause the commencement of any slowdown, work stoppage, labor 57 dispute or union organizing activity or any similar activity or dispute. There is no Legal Proceeding, claim, labor dispute or grievance pending or, to the Knowledge of the Company, threatened or reasonably anticipated concerning an Acquired Company Service Provider relating to any terms and conditions of employment, an employment contract, privacy right, labor dispute, wages and hours, overtime exempt classification, independent contractor classification, wrongful discharge, occupational health and safety, leave of absence, plant closing notification, workers’ compensation policy, long-term disability policy, harassment, retaliation, immigration, employment statute or regulation, safety or discrimination matter involving any Company employee, including charges of unfair labor practices or discrimination complaints, or other violation of the rights of employees, former employees, or employee candidates or any current or former independent contractors. There is no claim, pending or, to the Knowledge of the Company, threatened against the Company by any Acquired Company Service Provider, in respect of any illness or injury, which is not fully covered by insurance. (q) Severance, Etc. Except as set forth in Part 2.15(q) of the Disclosure Schedule: (i) the employment of each current employee of an Acquired Company is subject to termination upon not more than 30 days prior written notice under the termination notice provisions included in the applicable Acquired Company Employee Agreement with such employee disclosed in Part 2.15(c) of the Disclosure Schedule or under applicable Legal Requirements; and (ii) all obligations of the Acquired Companies to provide statutory severance pay to all current employees pursuant to applicable Legal Requirements are fully funded in the relevant employee’s provident funds, pursuant to Section 14 Arrangements, and the Acquired Companies will not have any further liability or obligation to make payment of statutory or contractual severance pay in the event of dismissal of employees, except for the release of the funds accumulated in accordance with the Section 14 Arrangements. The Section 14 Arrangement was properly applied in accordance with the terms of the general permit issued by the Israeli Minister of Labor regarding all former and current employees of any Acquired Company who reside in Israel based on their full salaries and from their commencement date of employment. All amounts that any Acquired Company is legally or contractually required to either: (A) deduct from their employees’ salaries and any other compensation or benefit or to transfer to such employees’ plans, or (B) withhold from employees’ salaries and any other compensation or benefit and to pay to any Governmental Body as required by any applicable Legal Requirement, have been duly deducted, transferred, withheld and paid, in accordance with applicable Legal Requirement, and no Acquired Company has any outstanding obligation to make any such deduction, transfer, withholding or payment (other than routine payments, deductions or withholdings to be timely made in the Ordinary Course). (r) Independent Contractors. Part 2.15(r) of the Disclosure Schedule accurately sets forth, with respect to each Person who is an independent contractor of any of the Acquired Companies: (i) the name of such independent contractor and the date as of which such independent contractor was originally engaged by such Acquired Company; (ii) a description of the position held and nature of work performed by such independent contractor; (iii) location of such independent contractor; 58

(iv) the notice period and severance payment required in order to terminate the engagement with any such independent contractor; and (v) the terms of compensation and the aggregate Dollar amount of the compensation (including all payments or benefits of any type) received by such independent contractor from the applicable Acquired Company with respect to services performed in the fiscal year ended December 31, 2018 and an estimate of the amount of such compensation projected to be paid in the fiscal year ending December 31, 2019. (s) Except as set forth in Part 2.15(s) of the Disclosure Schedule, all independent contractors can be terminated on notice of 30 days or less to the independent contractor. According to the independent contractors’ agreements with any Acquired Company, no independent contractor is entitled to any rights under the applicable labor Legal Requirements. The Acquired Companies are not engaged with any personnel through manpower agencies. (t) Each Acquired Company Employee Plan and Acquired Company Employee Agreement maintained, sponsored or contributed to for the benefit of any Acquired Company Service Providers who are located outside the United States (each, a “Non-U.S. Plan”) (i) complies in all material respects with applicable Legal Requirement, (ii) is fully funded and/or book reserved, as appropriate, to the extent such Non-U.S. Plan is intended to be funded and/or book- reserved, based upon reasonable actuarial assumptions, (iii) has been registered to the extent required under applicable Legal Requirement, and has been maintained in good standing with applicable Governmental Bodies and (iv) if intended to qualify for special Tax treatment, meets all requirements for such treatment in all material respects. No Non-U.S. Plan contains or has ever contained a defined benefit provision or otherwise provided any defined benefit pensions. No Acquired Company, nor, to the Knowledge of the Company, any of its agents or delegates, have breached any fiduciary obligation with respect to the administration or investment of any Non- U.S. Plan. All employee data necessary to administer each Non-U.S. Plan in accordance with its terms and conditions and all Legal Requirements is in possession of the Acquired Companies and such data is complete, correct, and in a form which is sufficient for the proper administration of such Non-U.S. Plan. 2.16 Insurance. Part 2.16 of the Disclosure Schedule identifies each insurance policy maintained by, at the expense of or for the benefit of each of the Acquired Companies as of the date of this Agreement outstanding . The Company has Made Available to Purchaser accurate and complete copies of the insurance policies identified on Part 2.16 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.16 of the Disclosure Schedule is and upon the Closing shall be in full force and effect, and all premiums due thereon have been paid in full. The Acquired Companies have complied in all material respects with the provisions of such insurance policies. Other than insurance policies that have expired and been replaced with new insurance policies in the Ordinary Course which have coverage limits at least as high as the insurance policies that they replaced, none of the Acquired Companies has received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; (ii) refusal of any coverage or rejection of any claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. Neither: (A) the execution, delivery or performance of this Agreement or any of the other Transaction Agreements; nor (B) the consummation of the Transactions, will (with or without notice or lapse of time): (1) 59 result in the cancellation, invalidation or termination, or give any Person the right to cancel, invalidate or terminate, any of the insurance policies of the Acquired Companies; (2) result in the reduction of coverage, or give any Person the right to reduce the coverage, under any such insurance policies; or (3) have any impact on any Acquired Company’s right or ability to make a claim under any such insurance policies in respect of or relating to events or circumstances that have occurred prior to the Closing. There are no claims currently pending under such insurance policies and all prior claims under such insurance policies have been filed in a timely fashion. 2.17 Transactions with Related Parties. Except as set forth in Part 2.17 of the Disclosure Schedule, to the Knowledge of the Company, no Related Party: (a) has, or has had, any interest in any of the material assets used in or otherwise relating to the business of any of the Acquired Companies; (b) is, or has been, indebted to any of the Acquired Companies (other than for ordinary travel advances); (c) has entered into, or has had any material financial interest in, any Contract, transaction or business dealing with or involving any of the Acquired Companies, including the provision of services of any kind to any Acquired Company; or (d) is competing, or has at any time competed, with any of the Acquired Companies. To the Knowledge of the Company, each member of the Board (or similar body) has notified the Acquired Companies of any conflict of interest related to the Acquired Companies that such Board member or shareholder associated with such Board member has or has had. 2.18 Legal Proceedings; Orders. (a) Legal Proceedings. There is no pending Legal Proceeding, and to the Company’s Knowledge, no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Companies or any of the assets or properties owned, leased, licensed or used by any of the Acquired Companies; (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions; or (iii) that relates to the ownership of any Company Shares of any of the Acquired Companies, or any Company Option or other right to Company Shares or other securities of any of the Acquired Companies, or right to receive consideration as a result of this Agreement. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that (with or without notice or lapse of time) will or could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding. (b) Orders. There is no Order to which any of the Acquired Companies, or any of the assets, rights or properties owned, leased, licensed or used by any of the Acquired Companies, is subject. No officer, director or employee of any of the Acquired Companies is subject to any Order that prohibits such Person from engaging in or continuing any conduct, activity or practice relating to any Acquired Company’s business. 2.19 Authority; Binding Nature of Agreement; Inapplicability of Anti-Takeover Statutes. (a) The Company has all corporate power and authority to enter into and to perform its obligations under this Agreement and under each other Transaction Agreement to which the Company is or will be a party; and the execution, delivery and performance by the Company of this Agreement and of each such other Transaction Agreement, have been duly authorized by all 60 necessary action on the part of the Company and the Board. This Agreement and each other Transaction Agreement to which the Company is or will be a party, assuming the due authorization, execution and delivery by the Purchaser, constitutes (or will constitute when executed by the Company), the legal, valid and binding obligation of the Company, Enforceable against the Company in accordance with its terms. (b) No Takeover Statute. No “moratorium,” “control share acquisition,” “fair price,” “interested shareholder,” “affiliate transaction,” “business combination,” or antitakeover statute or similar Legal Requirement applies or purports to apply to this Agreement or any of the Transactions. 2.20 Non-Contravention; Consents. Neither: (1) the execution, delivery or performance of this Agreement or any of the other Transaction Agreements; nor (2) the consummation of any of the Transactions will (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of: (i) any of the provisions of any Charter Documents of any of the Acquired Companies; or (ii) any resolution adopted by the shareholders, board of directors or any committee of the board of directors of any of the Acquired Companies; (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or Order to which any of the Acquired Companies or any of the assets owned or used by any of the Acquired Companies, is subject; (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Companies or that otherwise relates to any of the assets owned or used by any such Acquired Company; (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Acquired Company Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any such Acquired Company Contract; (ii) accelerate the maturity or performance of any such Acquired Company Contract; or (iii) cancel, terminate or modify any such Acquired Company Contract; (e) result in the imposition or creation of any Encumbrance upon any asset owned, leased or used by any of the Acquired Companies; (f) require any of the Acquired Companies to make any filing with, give any notice to, or obtain any Consent from, any Governmental Body or any other Person, except for the IIA Consent. 2.21 Significant Business Relationships. Part 2.21 of the Disclosure Schedule sets forth an accurate and complete list of the Acquired Companies’ (i) top 25 customers by Dollar amount of purchases by or other payments made to the Acquired Companies, and (ii) top 25 vendors, service providers, and/or distributors by Dollar amount of purchases or other payments made by 61 the Acquired Companies (each of the Persons identified in clauses (i) and (ii), a “Key Business Partner”), in each case, for the years ended December 31, 2018 and the nine-month period ended September 30, 2019. No Key Business Partner has terminated its relationship with any Acquired Company or demanded a reduction or change in the pricing or other terms of its relationship with any Acquired Company. No Acquired Company is involved in any dispute with any Key Business Partner and, to the Knowledge of the Company, no Key Business Partner intends to terminate, limit or reduce its business relations with any Acquired Company, or reduce or adversely change the pricing or other terms of its business with any Acquired Company. No Acquired Company has any agreement, obligation, understanding or arrangement with any Key Business Partner to refund any amounts paid by such Key Business Partner to any Acquired Company or to provide any further goods or services to such Key Business Partner without compensation, in each case, not otherwise reflected in the respective written Contract between the Acquired Company and such Key Business Partner, as Made Available to the Purchaser. 2.22 Brokers. (i) No broker, finder, investment banker, agent or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with any of the Transactions based upon arrangements made by or on behalf of any of the Acquired Companies, and (ii) no Person is or may become entitled to receive any fee or other amount from any of the Acquired Companies for professional services performed or to be performed in connection with any of the Transactions. 2.23 Conflict Minerals. None of the Acquired Companies own, use, lease or license or have ever used, leased or licensed any conflict minerals. 2.24 Product Warranties. None of the Acquired Companies has received any warranty claims or has any warranty claims pending. 2.25 Product Defects. There are no material defects in the design or manufacture of any Acquired Company Products, and each of the Acquired Company Products that has been distributed, sold, rendered, leased, loaned, offered or provided, as the case may be, to any Person conformed and complied, in all material respects, with the terms and requirements of any applicable warranties and guaranties that was provided by an Acquired Company and with all applicable Legal Requirements. The Acquired Companies have not received any written notice of a claim against any of them alleging a design or manufacturing defect in any Acquired Company Products. None of the Acquired Company Products that have been distributed, sold, rendered, leased, loaned, offered or provided, as the case may be, has been the subject of any recall or other similar action, and no event has occurred, and, to the Company’s Knowledge, no condition or circumstance exists, that could (with our without notice or lapse of time) give rise to any such recall or other similar action relating to any such Acquired Company Products. 2.26 Inventory. Part 2.26 of the Disclosure Schedule sets forth an accurate and complete list of all tangible asset or inventory the Acquired Companies have an obligation to purchase or use and the maximum amount the Acquired Companies are required to pay, but have not yet paid, for such assets or inventory. All of such assets or inventory is stored at Mediatek Ltd. warehouses located in Khalutzei HaTa’a’ssiya St. 20 Haifa, Israel and 105 Newfield Ave, Edison, New Jersey. All of the inventory acquired by the Acquired Companies was acquired in the Ordinary Course consistent with the regular inventory practices of the Acquired Companies. 62

No Acquired Company has received any written notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, any tangible asset or inventory. 2.27 Full Disclosure. None of the representations or warranties made by the Company in this Agreement (as qualified by the Disclosure Schedule in accordance with the terms set forth in the Disclosure Schedule) contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make such representations, warranties and information contained herein in light of the circumstances under which it was made, and taken as a whole, not false or misleading. 3. REPRESENTATIONS AND WARRANTIES OF EACH SELLING SHAREHOLDER Each Selling Shareholder, solely as to such Selling Shareholder, hereby severally and not jointly represents and warrants, to and for the benefit of the Indemnitees as of the date hereof and as of the Closing Date as follows: 3.1 Ownership of Shares. Each Selling Shareholder is the record and beneficial owner of the Company Shares set forth as being owned by such Selling Shareholder in the Allocation Schedule, and, with respect to such Selling Shareholders who are Optionholders, the beneficial owner of the Company Options set forth as being owned by such Selling Shareholder in Part 2.3(b) of the Disclosure Schedule, and such Selling Shareholder has good, valid and marketable title to such Company Shares and Company Options, as applicable, free and clear of all Encumbrances (except as set forth in the Articles and Company Option Plan). No Selling Shareholder is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any such Company Shares, except the Existing Shareholder Agreements. Except for the Company Shares set forth in Part 2.3(a) of the Disclosure Schedule and in the Allocation Schedule and, if applicable, the Company Options set forth in Part 2.3(c) of the Disclosure Schedule and the Allocation Schedule, such Selling Shareholder does not own any securities or equity interests of the Company or any right to acquire any securities or equity interests of the Company. Upon the Closing, and subject to the payment to the Payment Agent or Section 102 Trustee (as applicable) of the portion of the Selling Shareholders Closing Payment payable to such Selling Shareholder set forth on the Allocation Schedule, such Selling Shareholder shall transfer to Purchaser good, valid and marketable title to the Company Shares held by such Selling Shareholder, free and clear of all Encumbrances. If a Selling Shareholder is also an Optionholder, such Selling Shareholder acknowledges and agrees that the provisions of Section 1.2 shall apply to the holders of Company Options and, following the Closing, such Selling Shareholder shall have no further rights with respect to any Company Options other than the right to receive the payment in exchange therefor specified in Section 1.2. 3.2 Capacity and Authority of Selling Shareholders. (a) Authority. Such Selling Shareholder has all necessary power and authority to perform such Selling Shareholder’s obligations under this Agreement and under any other Transaction Agreement to which such Selling Shareholder is or, pursuant to this Agreement, will be a party; and, if applicable, the performance by such Selling Shareholder of its obligations hereunder and thereunder (including all right, power, capacity and authority to sell, transfer, 63 convey and surrender its Company Shares as provided for by this Agreement, subject to restrictions under any applicable Legal Requirement) has been duly authorized by all necessary corporate or other action on the part of such Selling Shareholder. (b) Organization. If any of the Selling Shareholders is an Entity: (i) it is duly organized and validly existing under the laws of the jurisdiction of organization; (ii) it is Solvent and it is not subject to any Insolvency Proceedings; (iii) its entry into and performance of or compliance with its obligations hereunder does not violate: (A) any Legal Requirement to which it is subject; or (B) any of its organizational documents. (c) Conflict. Neither the execution, delivery or performance of this Agreement or any of the other Transaction Agreements or the Transactions by such Selling Shareholder will (with or without notice or lapse of time): (i) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions, or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which such Selling Shareholder is subject, except as would not prevent, alter or delay the consummation of the Transactions or adversely affect such Selling Shareholder from complying with its, his or her obligations under this Agreement; (ii) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contract to which such Selling Shareholder is a party or by which such Selling Shareholder or any of such Selling Shareholder’s assets is bound, except as would not prevent, alter or delay the consummation of the Transactions or adversely affect such Selling Shareholder from complying with its, his or her obligations under this Agreement; or (iii) result in the existence of, or oblige it to create any Encumbrance over such Selling Shareholder’s Company Shares or Company Options. 3.3 Execution, Delivery; Valid and Binding Agreements. This Agreement and each other Transaction Agreement to which such Selling Shareholder is or will be a party has been duly executed and delivered (or will be duly executed and delivered when executed) by such Selling Shareholder, and assuming that this Agreement and any other Transaction Agreements to which such Selling Shareholder have been duly executed and delivered (or will be duly executed and delivered, as applicable) by the other parties hereto and thereto, constitute, or, when executed by the other parties hereto and thereto, will constitute, valid and binding agreements of such Selling Shareholder, Enforceable against such Selling Shareholder in accordance with their terms. 3.4 No Legal Proceedings. There is no pending Legal Proceeding and, to the Knowledge of such Selling Shareholder, no Person has threatened to commence any Legal Proceeding, that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the entry into, performance of, compliance with and enforcement of any of the obligations of such Selling Shareholder under this Agreement. To the Selling Shareholder’s Knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that (with or without notice or lapse of time) will or might give rise to or serve as the basis for any such Legal Proceeding or the threat of any such Legal Proceeding. 3.5 No Brokers’ Fees. No broker, finder, investment banker, agent or other Person is entitled to any brokerage, finder’s or other similar fee or commission in connection with any of the Transactions based upon arrangements made by or on behalf of such Selling Shareholder. 64

3.6 No Consents or Approvals. Such Selling Shareholder is not required to make any filing with, give any notice to, or to obtain any Consent from, any Person in connection with: (a) the performance of this Agreement or any of the other Transaction Agreements by such Selling Shareholder in this Agreement; or (b) any of the Transactions, except, in each case, for such Consents, filings, notices and registrations which, if not obtained or made, would not prevent, alter or delay the consummation of the Transactions or adversely affect such Selling Shareholder from complying with its, his or her obligations under this Agreement. 3.7 Rights to Acquired Company IP. Such Selling Shareholder, to the extent such Selling Shareholder contributed to the creation or development of any Acquired Company IP, does not own, directly or indirectly, or have any interest (other than in such Selling Shareholder’s capacity as a holder of Company Shares) in any Acquired Company IP. Such Selling Shareholder has not retained, transferred or conveyed to any Person other than an Acquired Company all or any part of its, his or her direct or indirect ownership or control of, or direct or indirect interest in, any Acquired Company Assets or Acquired Company IP to any Person other than an Acquired Company. 3.8 Purchase Agreement Obligations. Such Selling Shareholder (a) has received the this Agreement and has had a sufficient opportunity to review this Agreement, the Transaction Agreements to which such Selling Shareholder is a party, and all schedules and exhibits thereto and the other related agreements to be entered in connection with the Transactions with such Selling Shareholder’s independent legal, accounting and financial advisors, (b) agrees that it is bound by the terms and conditions of this Agreement to which the Selling Shareholders are subject, including Section 10 (Indemnification) fully, subject to the terms, conditions and limitations set forth herein and (c) acknowledges that a portion of the total consideration payable to such Selling Shareholder will be placed in escrow for satisfaction of indemnification claims under this Agreement, a portion of the total consideration payable to such Selling Shareholder will be placed in escrow for satisfaction of post-closing adjustments to the Estimated Purchase Price and a portion of the total consideration payable to such Selling Shareholder will be placed in escrow for funding expenses of the Shareholders Representative, and that such Selling Shareholder shall only be entitled to such amounts as and when payable in accordance with the terms of the Purchase Agreement 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser warrants to the Company and the Selling Shareholders as of the date hereof and as of the Closing Date as follows: 4.1 Due Organization. Purchaser has been duly organized, validly existing and in good standing under the Legal Requirements of Delaware. 4.2 Non-Contravention; Consents. Neither (a) the execution, delivery or performance of this Agreement or any of the other Transaction Agreements, nor (b) the consummation of the Transactions (with or without notice or lapse of time) contravene, conflict with or result in a violation of: (i) any of the provisions of the organizational documents of Purchaser; (ii) any resolution adopted by the shareholders, the board of directors or any committee of the board of directors of Purchaser; or (iii) any provision of any material contract by which 65

Purchaser is bound, except, in each case, as would not reasonably be expected to prevent or materially delay the Purchaser’s ability to consummate the Transactions. Except as provided in this Agreement, Purchaser will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with: (1) the execution, delivery or performance of this Agreement or any of the other Transaction Agreements; or (2) the other Transactions, except, in each case, as would not reasonably be expected to prevent or materially delay the Purchaser’s ability to consummate the Transactions. 4.3 Authority; Binding Nature of Agreement. Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement; and under each other Transaction Agreement to which Purchaser is a party (or will be a party); and the execution, delivery and performance by Purchaser of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action on the part of Purchaser. This Agreement constitutes the legal, valid and binding obligation of Purchaser, Enforceable against Purchaser in accordance with its terms. 4.4 Cash Resources. At the Closing, Purchaser will have sufficient resources to pay the Aggregate Optionholders Closing Payment and the Selling Shareholders Closing Payment. 4.5 Disclaimer of Other Representations and Warranties. (a) Purchaser acknowledges that it and its representatives have been permitted reasonable access to the books and records, facilities, equipment, Tax Returns, Contracts, benefit plans, insurance policies and other properties and assets of the Acquired Companies that it or its representatives have desired or requested to see or review, and that it and its representatives have had a full opportunity to meet with Acquired Companies’ personnel to discuss the business of the Acquired Companies, including, without limitation, the status of product development efforts, properties, results of operations and personnel. (b) Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective purchase of Company Shares, and has so evaluated the merits and risks of such purchase. Purchaser is able to bear the economic risk of the purchase of the Company Shares contemplated under this Agreement. (c) Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 2 and Section 3 of this Agreement, any Transaction Agreement and any agreement, document and instrument contemplated by this Agreement or delivered in connection with any Transaction Agreement (including the Closing Consideration Certificate and the Company Closing Certificate (i) neither the Acquired Companies nor any of the Selling Shareholders make or has made, any representations or warranties whatsoever relating to the Selling Shareholders or Optionholders, the Acquired Companies or any of the respective Affiliates of the foregoing or otherwise in connection with the transactions contemplated hereby, and in entering into and consummating the transactions contemplated herein Purchaser is not relying on any representation or warranty except for those expressly set forth in Section 2 and Section 3 of this Agreement, the other Transaction Agreements and all agreements, documents and instruments contemplated by such Transaction Agreements or delivered in connection with such 66

Transaction Agreements and (ii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided, addressed, or Made Available to the Purchaser or any of its representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of any express representation or warranty set forth in this Agreement, any other Transaction Agreement or any other agreement, document or instrument contemplated by any Transaction Agreement or delivered in connection with any Transaction Agreement; provided, however, that nothing in this Section 4.5 shall limit, impair or affect in any way the Purchaser’s right to pursue remedies under Section 11.11 of this Agreement. 5. CERTAIN COVENANTS OF THE COMPANY 5.1 Access and Investigation. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Section 9 or the Closing (the “Pre-Closing Period”), the Company shall and shall cause each of the Acquired Companies to: (a) provide Purchaser and Purchaser’s Representatives with reasonable access during normal business hours to data and information related to the Acquired Companies’, including to personnel and assets of the Acquired Companies and to all existing books, records, Tax Returns, work papers, offices, facilities, properties, technology, processes, business and financial records, business plans, budgets, projections, forecasts, and all other documents and information relating to each of the Acquired Companies, including work papers of the independent accountants of each of the Acquired Companies (subject to signing customary access letters); (b) provide Purchaser and Purchaser’s Representatives with copies of such existing books, records, Tax Returns, work papers, business and financial records, business plans, budgets, projections, forecasts, and all other documents and information relating to each of the Acquired Companies, and with such additional financial, operating and other data and information regarding each of the Acquired Companies, as Purchaser may reasonably request; and (c) instruct its respective employees, counsel, accountants and financial and tax advisors to cooperate with, and provide such assistance as reasonably requested by, the Purchaser and its Representatives in their further investigation of the business, operations, and affairs of the Acquired Companies. During the Pre- Closing Period, Purchaser may make inquiries of Persons having business relationships with any of the Acquired Companies (including suppliers, licensors, distributors and customers) and each Acquired Company shall help facilitate (and shall cooperate fully with Purchaser in connection with) such inquiries, in each case in compliance with all applicable Legal Requirements (including any applicable antitrust or competition laws or regulations). 5.2 Operation of the Business of the Acquired Companies. (a) During the Pre-Closing Period, e the Company shall and shall cause each of its Subsidiaries to ensure that: (i) each of the Acquired Companies shall conduct its business and operations in the Ordinary Course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement; (ii) each of the Acquired Companies shall use reasonable best efforts to preserve intact its current business organization, keep available the services of its current 67 officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees, merchants and other Persons having business relationships with the Acquired Companies (other than terminations of employees for cause following reasonable consultation with Purchaser); (iii) none of the Acquired Companies shall cancel any of its respective insurance policies or reduce the amount of any insurance coverage provided by such insurance policies; (iv) none of the Acquired Companies shall declare, accrue, set aside or pay any dividend or make any other distribution in respect of any share capital or other securities, or repurchase, redeem or otherwise reacquire any share capital or other securities (other than forfeitures of unvested Company Options upon termination of service with any employee pursuant to share option agreements in effect on the date hereof); (v) none of the Acquired Companies shall sell, issue or authorize the issuance of: (A) any share capital or other security; (B) any option or right to acquire any share capital (or cash based on the value of any share capital) or other security; or (C) any instrument convertible into or exchangeable for any share capital (or cash based on the value of any share capital) or other security (except that the Company shall be permitted to issue Company Shares upon the conversion of Preferred Shares or upon the exercise of Company Options, in each case, outstanding as of the date of this Agreement and in accordance with their respective terms as in effect on the date of this Agreement); (vi) none of the Acquired Companies shall amend or waive, or permit the acceleration of vesting under: (A) any provision of any Company Option Plan; (B) any provision of any agreement evidencing any outstanding Company Option; or (C) any other compensation obligation; (vii) none of the Acquired Companies shall amend or permit the adoption of any amendment to such Acquired Company’s Charter Documents, or effect or permit such Acquired Company to become a party to any Acquisition Transaction (other than the transactions contemplated by this Agreement), a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction; (viii) none of the Acquired Companies shall form any Subsidiary or acquire any equity interest or other interest in any other Entity; (ix) none of the Acquired Companies shall make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired Companies during the Pre-Closing Period, do not exceed $5,000; (x) none of the Acquired Companies shall: (A) enter into, or permit any of the assets owned or used by it to become bound by, any Acquired Company Contract; or (B) amend or prematurely terminate, or waive any material right or remedy under, any Acquired Company Contract; 68

(xi) none of the Acquired Companies shall: (A) acquire, lease or license any right or other asset from any other Person for an aggregate value in excess of $5,000; (B) sell or otherwise dispose of, or lease or license (or grant any other right with respect to), any right or other asset to any other Person; or (C) waive or relinquish any right, except in the case of each of clauses (A)-(C), in the Ordinary Course; (xii) none of the Acquired Companies shall: (A) lend money to any Person (except that each of the Acquired Companies may make routine travel and business expense advances to current employees of such Acquired Company in the Ordinary Course); (B) incur or guarantee any Indebtedness; (xiii) none of the Acquired Companies shall, except as required by Legal Requirements: (A) enter into any collective bargaining agreement; (B) establish, adopt, amend or terminate any Acquired Company Employee Plan or Acquired Company Employee Agreement; (C) pay, or make any commitment to pay, any bonus or make any profit-sharing payment, cash incentive payment or similar payment; (D) increase, or make any commitment to increase, the amount of the wages, salary, commissions, fringe benefits or other employee benefits or compensation (including equity-based compensation, whether payable in cash or otherwise) or remuneration payable to any of its directors, officers or employees; (E) promote or change the title of any of its employees (retroactively or otherwise); (F) hire or make an offer to hire any employee; or (G) terminate any Acquired Company Service Provider (other than terminations of employees for cause following reasonable consultation with Purchaser); (xiv) none of the Acquired Companies shall change any of its methods of accounting or accounting practices in any material respect (other than as required by applicable accounting or auditing standards); (xv) none of the Acquired Companies shall make or change any Tax election, adopt or change an accounting method in respect of Taxes, prepare or file any Tax Return inconsistent with past practice, enter into a Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement (other than any customary commercial contract entered into in the Ordinary Course (such as a loan or a lease) not primarily related to Taxes), amend any Tax Return of an Acquired Company, settle or compromise any claim, notice, audit report or assessment in respect of Taxes, consent to an extension or waiver of the statutory limitation period applicable to a claim or assessment in respect of Taxes, or apply for, negotiate or receive a Tax ruling or pre-ruling on its own behalf or on behalf of any of its shareholders (except for the Israeli Option Tax Rulings); (xvi) none of the Acquired Companies shall commence or settle any Legal Proceeding; (xvii) none of the Acquired Companies shall make any pledge of any of its assets or otherwise permit any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the Ordinary Course; 69

(xviii) none of the Acquired Companies shall (A) change any cash management practices or otherwise delay payment of any accounts payable or other liability beyond its due date or the date when such liability would have bene paid consistent with such Acquired Company’s past practices or (B) permit undisputed accounts payable to be more than 60 days old or change its practices and procedures in any material respect with respect to the collection of any accounts receivable, other than consistent with such Acquired Company’s pat practices; (xix) none of the Acquired Companies shall amend, modify or otherwise change in any material respect the terms of any existing Contract to require the acceleration of payments due to such Acquired Company or provide any discounts to any customers for accelerated payments; (xx) none of the Acquired Companies shall apply for, negotiate for or receive any Governmental Grant; (xxi) none of the Acquired Companies shall make any payment or take any action (or omit any action) following the Reference Time that would affect the amount of Closing Company Cash, Closing Indebtedness Amount or unpaid Transaction Expenses or increase the Aggregate Purchase Price; and (xxii) none of the Acquired Company shall agree or commit to take any of the actions described in clauses (iii) through (xxi) above. Notwithstanding the foregoing, an Acquired Company may take any action described in clauses (iii) through (xx) above if: (1) Purchaser gives its prior written consent to the taking of such action by the Acquired Company, or (2) such action is expressly required to be taken by this Agreement. 5.3 Notification. During the Pre-Closing Period, the Company shall promptly notify Purchaser in writing of: (i) any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of or an inaccuracy in any representation or warranty made by the Company or any Selling Shareholders in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists that would cause or constitute a breach of or an inaccuracy in any representation or warranty made by the Company or any Selling Shareholders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of the Company or any Selling Shareholder; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 impossible or unlikely. No notification under this Section 5.3 shall be required with respect to matters consented to in writing by Purchaser pursuant to the last paragraph of Section 5.2. 5.4 No Negotiation. During the Pre-Closing Period, neither the Company nor the Selling Shareholders shall, and the Selling Shareholders and the Company shall not authorize or permit, any of the Acquired Companies or any Representative of any of the Acquired Companies 70

to: (i) solicit or encourage the initiation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than Purchaser) relating to a possible Acquisition Transaction; (ii) participate in any discussions or negotiations or enter into any agreement, understanding or arrangement with, or provide any non-public information to, any Person (other than Purchaser or its Representatives) relating to or in connection with a possible Acquisition Transaction; or (iii) respond to, entertain or accept any proposal or offer from any Person (other than Purchaser) relating to a possible Acquisition Transaction. The Company shall promptly (and in any event within 24 hours of receipt thereof) notify Purchaser orally and in writing of any inquiry, indication of interest, proposal, offer or request for non-public information relating to a possible Acquisition Transaction that is received by any of the Selling Shareholders or any of the Acquired Companies during the Pre-Closing Period, which notice shall include: (1) the identity of the Person making or submitting such inquiry, indication of interest, proposal, offer or request, and the terms and conditions thereof; and (2) an accurate and complete copy of all written materials provided in connection with such inquiry, indication of interest, proposal, offer or request. Each of the Selling Shareholders and the Company shall, and shall cause its Subsidiaries and Representatives to, cease and terminate any prior or existing discussions, communications or negotiations with any Person (other than the Purchaser, its Affiliates and their respective Representatives) conducted heretofore which could reasonably expected to lead to a proposal for an Acquisition Transaction. Within five days following the date hereof, the Company shall instruct any third parties to return or destroy all confidential information of the Acquired Companies provided to such party in connection with such third party’s consideration of an Acquisition Transaction. 5.5 Termination of Certain Benefit Plans. The Company shall take (or cause to be taken) all actions necessary or appropriate to terminate effective no later than the day immediately preceding the Closing Date any Acquired Company Employee Plan intended to include a Code Section 401(k) arrangement (i.e. the Indegy, Inc. 401(k) Plan). With respect to the termination of Indegy, Inc.’s 401(k) Plan, the Company shall deliver to Purchaser, prior to the Closing Date, evidence that the Company’s board of directors has validly adopted resolutions to terminate Indegy, Inc.’s 401(k) Plan (the form and substance of which resolutions shall be subject to review and approval of Purchaser), and the Company has timely delivered any required notices to terminate Indegy, Inc.’s 401(k) Plan, effective no later than the date immediately preceding the Closing Date. In addition, the Company shall take (or cause to be taken all actions) necessary or appropriate to terminate the Company Option Plan as of the Closing. 5.6 Data Room Information. Within five Business Days of the date of this Agreement, the Company shall deliver to Purchaser or its designee on three or more CD-ROMs or flash drives an electronic copy of the documents and information contained in the virtual online data room hosted on behalf of the Company as of 11:59 p.m. (New York time) on the Business Day that is two days before the date of this Agreement. 5.7 Termination of Agreements. Each Selling Shareholder hereby acknowledges and agrees that all of the Existing Shareholder Agreements and other Contracts set forth on Schedule 5.7 to which such Selling Shareholder is a party shall be terminated and be of no further force and effect as of the Closing and no Acquired Company shall have any further obligation or Liability, and no Selling Shareholder shall have any further rights, under any such Contract, and each Selling Shareholder hereby waives any notification requirement with respect to the 71 termination of any such Contract. The Company hereby acknowledges and agrees that all of the Existing Shareholder Agreements and other Contracts set forth on Schedule 5.7 to which the Company is a party shall be terminated and be of no further force and effect as of the Closing. 5.8 Repayment of Insider Receivables. Prior to the Closing, the Selling Shareholders and the Company shall cause all outstanding Insider Receivables to be repaid to the applicable Acquired Company in full. 5.9 Resignation of Officers and Directors. The Company shall obtain and deliver to Purchaser, at or prior to the Closing, resignation letters of each director of each Acquired Company each officer of Indegy, Inc., with such resignations to be effective as of the Closing, in form and substance satisfactory to Purchaser (it being understood that such resignations shall not constitute a termination of employment by such officer or director). 5.10 Payoff Letters and Invoices; Closing Consideration Certificate. (a) Prior to the Closing, the Company shall deliver to Purchaser an accurate and complete copy of: (i) one or more payoff letters in a form reasonably satisfactory to the Purchaser, each dated no more than three Business Days prior to the Closing Date, with respect to all outstanding Indebtedness of the Acquired Companies required to be repaid in connection with the Transactions, to (1) satisfy such Indebtedness as of the Closing as indicated in the Allocation Schedule and (2) terminate and release any Encumbrances related thereto; and (ii) an invoice from each advisor or other service provider to any Acquired Company, dated no more than two Business Days prior to the Closing Date, with respect to all Transaction Expenses due and payable to such advisor or other service provider, as the case may be, as of the Closing Date. (b) Prior to the Closing Date, the Company shall deliver to Purchaser the Closing Consideration Certificate, Allocation Schedule and Closing Balance Sheet. 5.11 Joinder. In the event that any holder of Company Options exercises a Company Option between the date hereof and the Closing, the Company shall use its best efforts to cause such holder to execute a joinder to this Agreement, in the form of Exhibit D hereto (a “Joinder”), and such holder shall become a Selling Shareholder under this Agreement with respect to the Company Shares received in connection with such exercise of Company Options. 5.12 Key Employee Employment Agreements. Prior to the execution of this Agreement, Purchaser shall deliver a Key Employee Employment Agreement to each of the Key Employees and the Company shall cause the Founders and at least three of the six other Key Employees to execute a Key Employee Employment Agreement and deliver such to Purchaser on or prior to the date hereof. The employment of each Key Employee that enters into a Key Employee Employment Agreement shall be governed by the terms and conditions of the applicable Key Employees Employment Agreements effective as of the Closing Date. 5.13 IIA Matters. (a) Each of the parties hereto (other than the Shareholders Representative) agrees, and shall instruct its respective Representatives, to cooperate with each other party hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, 72 appropriate or desirable to assist the Purchaser with its investigation and evaluation of the restrictions and other limitations pertaining to potential uses of any Acquired Company IP under the Innovation Law, including, but not limited to, the determination of the amount of any potential redemption fee payable under the Innovation Law in order to remove any Encumbrances or restrictions on the transfer of Acquired Company IP outside of Israel under the Innovation Law. (b) The Company has submitted with the IIA an application (the “IIA Application”) required in connection with the transfer of know-how funded by Governmental Grants from the IIA, contemplated by Purchaser immediately following the Closing in accordance with the Innovation Law (the “IIA Consent”), in form provided to and approved by the Purchaser, which contained a request of the IIA to its approval to release each item of Acquired Company IP that was developed with IIA funding and is therefore subject to restrictions imposed by the IIA, including as identified on 2.10(q)(iv) of the Disclosure Schedule, from any Encumbrances or restrictions on the transfer of the Acquired Company IP outside of Israel under the Innovation Law against the payment of a redemption fee amount (the “Redemption Fee”) (the “Redemption Fee Confirmation”), subject, inter alia, to the Purchaser’s undertaking to maintain the employment of at least 75% of the research and development personnel workforce, as existing on the date of the IIA Application, for no less than three (3) years following the Closing. The IIA Application as attached hereto as Schedule 5.14(b)(1). On October 28, 2019 the Company received the IIA Consent, a copy of which is attached hereto as Schedule 5.14(b)(2), and an English translation of the IIA Consent is attached hereto as Schedule 5.14(b)(3) (provided, that, for the avoidance of doubt, the Hebrew version shall be the official version). (c) In connection with the IIA Consent, the Company shall, and shall cause its Representatives to: (i) cooperate with the Purchaser and any of its Representatives with respect to any and all submissions to the IIA in accordance with this Section 5.13 and Section 6.1(a); (ii) permit the Purchaser to review (and the Company shall consider in good faith the views of the Purchaser in connection with) any documents before submitting such documents to the IIA or any of its representatives in connection with the IIA Consent; (iii) permit the Purchaser and its outside counsel to participate in all material communications with the IIA (including all meetings and telephone conferences) relating to such the IIA Consent; (iv) promptly provide the Purchaser with copies of all filings, notices and other documents (and summaries of any oral presentations) made or submitted by or on behalf of the Company to the IIA or any of its representatives; and (v) promptly provide any responses or communications received from the IIA in connection with the IIA Consent. No party hereto shall communicate with the IIA in connection with the Transactions, including with respect to the IIA Consent, without obtaining the Purchaser’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed). (d) Following the Closing, the Purchaser intends to cause the Company to provide full and free access, to Purchaser and any of its Affiliates, including to Affiliates incorporated and/or located outside of Israel, to the Acquired Company IP. 5.14 D&O Insurance. At or prior to the Closing Date, the Company shall purchase, at the Selling Shareholders’ expense, an extended reporting period endorsement under the Company’s existing directors’ and officers’ liability insurance coverage (the “D&O Tail Policy”) for the Acquired Companies’ directors and officers in a form mutually acceptable to the Company and Purchaser, which shall provide such directors and officers with coverage for seven years 73 following the Closing Date of not less than the existing coverage under, and have other terms not materially less favorable to, the insured persons than the directors’ and officers’ liability insurance coverage presently maintained by the Company. 6. CERTAIN COVENANTS OF THE PARTIES 6.1 Filings and Consents. (a) Filings. Each party (other than the Shareholders Representative) shall use commercially reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to any of the Transactions, and to submit promptly any additional information requested by any such Governmental Body. Purchaser and the Company shall respond as promptly as practicable to any inquiries or requests received from any Governmental Body in connection with such filings. Subject to the confidentiality provisions of this Agreement, Purchaser and the Company shall promptly supply each other with any information which may be required in order to effectuate any filings (including applications) pursuant to (and to otherwise comply with its obligations set forth in) this Section 6.1(a). Except where prohibited by applicable Legal Requirements or any Governmental Body, and subject to the confidentiality provisions of this Agreement, each party hereto (other than the Shareholders Representative) shall: (i) cooperate with each other party with respect to any filings made by any of them in connection with the Closing; (ii) permit the Company and the Purchaser to review (and consider in good faith the views of the Company and the Purchaser in connection with) any documents before submitting such documents to any Governmental Body in connection with the Closing; and (iii) promptly provide the Company and the Purchaser with copies of all filings, notices and other documents (and a summary of any oral presentations) made or submitted by any party hereto with or to any Governmental Body in connection with the Closing. (b) Israeli Option Tax Rulings. As soon as reasonably practicable after the execution of this Agreement, the Company shall cause its Israeli counsel, in full coordination with Purchaser and its Israeli counsel, to prepare and file with the ITA applications for the following rulings: (i) ruling in relation to the Section 102 Securities and Section 3(i) Company Options that confirms, among other things, that: (i) that the deposit with the Section 102 Trustee of any consideration payable to holders of Section 102 Securities subject to the statutory holding period and other requirements under Section 102 of the Ordinance will not constitute a violation of the requirements of Section 102 of the Ordinance; (ii) the Purchaser and anyone acting on its behalf, including the Payment Agent, shall be exempt from withholding Tax in relation to any payments or consideration transferred to the Section 102 Trustee in relation to Section 102 Securities and Section 3(i) Company Options, and (iii) the transfer of the Indemnity Escrow Amount, the Adjustment Escrow Amount and the Expense Fund in respect of Section 102 Securities and Section 3(i) Company Options shall not be subject to Israeli Tax until actually received by the applicable Selling Shareholder or holder of Company Options; which ruling may be subject to customary conditions regularly associated with such a ruling (the “Israeli Option Tax Pre-Ruling”). In any event, the final text of the Israeli Option Tax Pre-Ruling shall in all 74 circumstances be subject to the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed; and (ii) if the Israeli Option Tax Pre-Ruling is not granted prior to the Closing, the Company shall seek to obtain prior to the Closing an interim tax ruling confirming, among other things, that the Purchaser and anyone acting on its behalf (including the Payment Agent) shall be exempt from Israeli withholding tax in relation to any payments made to the Section 102 Trustee with respect to any Section 102 Securities and 3(i) Company Options (the “Interim Option Tax Ruling” and collectively with Israeli Option Tax Pre-Ruling, the “Israeli Option Tax Rulings”). Each of the Company and the Purchaser shall cause their respective Israeli counsel to coordinate all activities, and to cooperate with each other, with respect to the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Israeli Option Tax Rulings. The Company shall use commercially reasonable efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under any applicable Legal Requirement to obtain the Israeli Option Tax Rulings. The Company and its Representatives shall not make any application to, or conduct any negotiation with, the ITA with respect to any matter relating to the Israeli Option Tax Pre-Ruling without prior coordination and consultation with Purchaser or its Representatives, and will enable the Purchaser’s Representatives to participate in all discussions and meetings relating thereto. To the extent that the Purchaser’s Representatives elect not to participate in any meeting or discussion, the Company shall cause its Representatives to provide a prompt and full report to the Purchaser of the discussions held. (c) Efforts. Subject to Section 6.1(d), Purchaser, the Selling Shareholders and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to make effective the Transactions. Without limiting the generality of the foregoing, but subject to Section 6.1(d), each party to this Agreement (other than the Shareholders Representative): (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Closing and the other Transactions; and (ii) shall use commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Closing or any of the other Transactions. (d) Limitations. Notwithstanding anything to the contrary contained in this Agreement, Purchaser shall not have any obligation under this Agreement, and none of the Acquired Companies shall agree or commit (without the prior written consent of Purchaser): (i) to divest or agree to divest (or cause any of its Subsidiaries or Affiliates or any Acquired Company to divest or agree to divest) any of its respective businesses, product lines or assets, or to take or agree to take (or cause any of its Subsidiaries or Affiliates or any Acquired Company to take or agree to take) any other action or to agree (or cause any of its Subsidiaries or Affiliates or any Acquired Company to agree) to any limitation or restriction on any of its respective businesses, product lines or assets; (ii) to contest any Legal Proceeding relating to the Closing or any of the Transactions; or (iii) agree to any obligations or assume or take any Liabilities which are not a result of the Transactions and its undertakings contemplated by this Agreement. 75

6.2 Reasonable Efforts. Prior to the Closing: (a) the Company shall use commercially reasonable efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis; and (b) Purchaser shall use commercially reasonable efforts to cause the conditions set forth in Section 8 to be satisfied on a timely basis. 6.3 Communications with Employees. During the Pre-Closing Period, the Selling Shareholders shall not (and the Selling Shareholders shall ensure that none of their respective Representatives shall) and the Acquired Companies shall not (and the Acquired Companies shall ensure that none of their Representatives shall) communicate with any Acquired Company Service Providers regarding post-Closing employment matters with the Purchaser or any Subsidiary or affiliate of Purchaser, including post-Closing employee benefit plans and compensation, without the prior written approval of the Purchaser. 6.4 Tax Matters. (a) Tax Contests. If, after the Closing, Purchaser receives notice of any pending or threatened Tax audits or assessments or other disputes concerning Taxes with respect to which the Selling Shareholders may incur indemnity obligations under this Agreement, Purchaser shall give written notice to the Shareholders Representative within 10 days of the receipt of such notice (a “Tax Claim”); provided, however, that failure to comply with this provision shall not affect Purchaser’s right to indemnification hereunder, except to the extent that the Selling Shareholder or Optionholder are actually prejudiced thereby. Purchaser shall control the contest or resolution of any Tax Claim; provided, however, that (i) the Shareholders Representative shall be entitled to participate in the defense of such Tax Claim and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by the Shareholders Representative (on behalf of the Selling Shareholders and Optionholders) and (ii) Purchaser shall not settle or compromise any such Tax Claim without the prior written consent of the Shareholders Representative, such consent not to be unreasonably withheld, conditioned or delayed. (b) Cooperation on Tax Matters. The parties hereto agree to cooperate fully, as and to the extent reasonably requested by any of the others, in connection with the filing of Tax Returns and any Legal Proceeding with respect to Taxes. Such cooperation shall include (i) retaining all books and records with respect to Tax matters pertinent to the Acquired Companies until expiration of the statute of limitations of the applicable taxable period, and abiding by all record retention agreements entered into with any Governmental Body, and (ii) making available to each other and to any Tax authority as reasonably requested all information, records, and documents relating to Taxes of the Acquired Companies. (c) Transfer Taxes. The parties hereto (other than the Shareholders Representative) agree, upon request of the other, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Body or customer of the Company or any other Person as may be necessary to mitigate, reduce or eliminate any Transfer Taxes. All Transfer Taxes shall be borne by the Selling Shareholders, and the Person(s) required to do so under applicable law shall timely file all Tax Returns as necessary or appropriate to comply with the provisions of all applicable Legal Requirements in connection with the payment of such Transfer Taxes. At the request of the Person preparing such Tax Returns, Purchaser will reasonably cooperate with such Person(s) in the preparation of any such Tax Returns. 76

(d) Tax Returns. (i) The Company shall prepare or cause to be prepared, in accordance with past practice (except as required by a change in applicable Legal Requirements), and timely file or cause to be timely filed all Tax Returns of the Company and each other Acquired Company for all periods ending on or before the Closing Date that are required to be filed prior to the Closing Date, shall provide drafts of each such income or other material Tax Returns to Purchaser not less than 15 Business Days prior to the due date for such Tax Return (taking into account any validly obtained extensions of time to file), and shall consider in good faith any reasonable changes requested by Purchaser. Purchaser shall prepare or cause to be prepared and file or cause to be filed all other Tax Returns of the Company that are due (taking into account any validly obtained extensions) after the Closing Date, whether such Tax Returns are for taxable periods ending before, on or after the Closing Date. Purchaser shall provide to the Shareholders Representative drafts of each income Tax Return of the Company that is due after the Closing (taking into account any validly obtained extensions), but that relates to a Pre-Closing Tax Period, which shall be prepared in accordance with applicable law, not less than 15 Business Days prior to the due date for such Tax Return, and shall provide drafts of each other Tax Return that relates to a Pre-Closing Tax Period and reflects material Taxes for which the Selling Shareholders are liable pursuant to this Agreement not less than five Business Days prior to the due date for such Tax Return, and shall consider in good faith the Shareholders Representative’s timely received reasonable comments. The costs and expenses of the preparation and filing by Purchaser of any Tax Returns of an Acquired Company for any Pre-Closing Tax Period shall be Indemnified Taxes; provided that, with respect to any such Tax Return the initial due date for the filing of which is after the Closing Date (taking into account valid extensions), such costs and expenses that are treated as Indemnified Taxes shall not exceed the amount incurred for the preparation and filing of that Tax Return for the prior year (except in cases where the Tax Return in question is being filed for the first time). (ii) In connection with the preparation of Tax Returns under Section 6.4(d), the determination of the Net Working Capital Amount, and the determination of Indemnified Taxes, Purchaser and the Selling Shareholders agree that: (1) In the case of Taxes based on income, receipts or payroll of the Acquired Companies that are payable with respect to a Straddle Period, the portion of such Taxes allocable to (A) the portion of the Straddle Period ending on and including the Closing Date and (B) the portion of the Straddle Period beginning on the day after the Closing Date (the “Post-Closing Tax Period”) shall be determined on the basis of a deemed closing at the end of the Closing Date of the books and records of the Acquired Companies (and in the case of any Taxes attributable to the ownership of any equity interest in any partnership or other “flowthrough” entity or “controlled foreign corporation” (within the meaning of Section 957(a) of the Code or any comparable state, local or non-U.S. Legal Requirement), as if the taxable period of such partnership or other “flowthrough” entity or “controlled foreign corporation” ended as of the end of the Closing Date), provided, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service after the Closing, shall be allocated between 77 the Pre-Closing Tax Period and the Post-Closing Tax Period in proportion to the number of days in each period. (2) In the case of any Taxes (other than Taxes described in Section 6.4(d)(ii)(1) that are payable with respect to a Straddle Period, the portion of such Taxes allocable to the Pre-Closing Tax Period shall be equal to the product of all such Taxes multiplied by a fraction (A) the numerator of which is the number of days in the Straddle Period from the commencement of the Straddle Period through and including the Closing Date and (B) the denominator of which is the number of days in the entire Straddle Period. (e) Post-Closing Tax Actions. Except as set forth in the last sentence of this Section 6.4(e) without the prior written consent of the Shareholders Representative, which shall not be unreasonably withheld, conditioned or delayed, Purchaser shall not (and shall not permit any Person to) (i) amend, re-file or supplement any Tax Return of any Acquired Company with respect to a Pre-Closing Tax Period (ii) initiate or enter into any voluntary disclosure agreement or program or similar arrangement with any Tax authority regarding any Tax or Tax Return of any Acquired Company with respect to a Pre-Closing Tax Period, or (iii) make or change any other Tax election with respect to any Acquired Company for a Pre-Closing Tax Period (other than a Straddle Period) if such other Tax election would reasonably be expected to adversely affect the Tax liability of any Acquired Company or the Selling Shareholders with respect to such period. Notwithstanding the foregoing or anything to the contrary herein, the Purchaser shall be entitled to (i) make or cause to be made an election under Section 338 of the Code with respect to the Transactions and (ii) take any actions, including the filing of amended U.S. and non-U.S. Tax Returns, making voluntary disclosures, or otherwise remediating or addressing the matters referred to in Section 10.2(b)(vii), and any Taxes incurred by the Purchaser or any of its Affiliates (including, for the avoidance of doubt, any Acquired Company) in connection with the matters referred to in Section 10.2(b)(vii) resulting from such actions will be treated as Indemnified Taxes. (f) The Purchaser shall have received a properly completed and duly executed IRS Form W-9, or the appropriate version of IRS Form W-8 (as applicable) from each Selling Shareholder and from each Person entitled to receive any payment of Transaction Bonuses, Transaction Expenses, Indebtedness or other amounts pursuant to this Agreement, in each case prior to any such payment to such Selling Shareholder or other Person. 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER The obligations of Purchaser to cause the transactions contemplated by this Agreement to be consummated are subject to the satisfaction (or waiver by Purchaser), at or prior to the Closing, of each of the following conditions: 7.1 Accuracy of Representations. (a) Accuracy at Signing. Each of the (i) representations and warranties made by the Selling Shareholders or the Company in this Agreement (other than the Fundamental Representations) that are not qualified by materiality, Material Adverse Effect or similar materiality qualifiers shall have been true and accurate in all material respects as of the date of this 78

Agreement other than representations and warranties which by their terms are made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date; (ii) representations and warranties made by the Selling Shareholders or the Company in this Agreement (other than the Fundamental Representations) that are qualified by materiality, Material Adverse Effect or similar materiality qualifiers shall have been true and accurate in all respects as of the date of this Agreement other than representations and warranties which by their terms are made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date and (iii) Fundamental Representations shall have been true and correct in all respects as of the date of this Agreement. (b) Accuracy at Closing. Each of the (i) representations and warranties made by the Selling Shareholders or the Company in this Agreement (other than the Fundamental Representations) that are not qualified by materiality, Material Adverse Effect or similar materiality qualifiers shall be true and accurate in all material respects as of the Closing other than representations and warranties which by their terms are made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date, (ii) representations and warranties made by the Selling Shareholders or the Company in this Agreement (other than the Fundamental Representations) that are qualified by materiality, Material Adverse Effect or similar materiality qualifiers shall be true and accurate in all respects as of the Closing other than representations and warranties which by their terms are made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date and (iii) Fundamental Representations shall be true and accurate in all respects as of the Closing Date other than Fundamental Representations which by their terms are made as of a specific earlier date, which shall have been true and accurate in all respects as of such earlier date. 7.2 Performance of Covenants. Each of the covenants and obligations that the Selling Shareholders or the Company are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects. 7.3 Governmental. All filings with and other Consents of any Governmental Body required to be made or obtained prior to the Closing in connection with the Transactions shall have been made and obtained and shall be in full force and effect and any waiting period under any applicable antitrust or competition law, regulation or other Legal Requirement shall have expired or been terminated. 7.4 No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect. 7.5 Key Employees. Each of the Key Employee Employment Agreements executed by the Founders and at least three Key Employees shall not have been revoked, rescinded or otherwise repudiated by the respective signatories thereto, and each of the Founders and at least three (3) of the Key Employees shall not have voluntarily terminated his employment with the applicable Acquired Company or expressed an intention or interest (whether formally or informally) in, or taken action toward terminating its employment therewith effective following the Closing Date or declined to accept employment with Purchaser or any Affiliate of Purchaser (including the Acquired Companies). 79

7.6 Documents and Agreements. Purchaser shall have received each of the documents and agreements contemplated to be provided to Purchaser in Section 1.5(b). 7.7 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing or otherwise impeding the consummation of the transactions contemplated by this Agreement shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Transactions that makes consummation of the Transactions illegal. 7.8 No Legal Proceedings. No Governmental Body and no other Person shall have commenced or threatened to commence any Legal Proceeding: (a) challenging the Transactions or seeking the recovery of damages in connection with the Transactions; (b) seeking to prohibit or limit the exercise by Purchaser of any material right pertaining to its ownership of stock of any of the Acquired Companies; (c) that would reasonably be expected to prevent, substantially delay, make illegal or otherwise materially interfere with the Transactions; (d) seeking to compel any of the Acquired Companies, Purchaser or any Affiliate of Purchaser to dispose of or hold separate any material assets as a result of the Transactions; or (e) that may result in the imposition of criminal liability on the Acquired Companies or any Representative of the Acquired Companies or the imposition of regulatory fines on the Acquired Companies. 7.9 IIA Consent. The IIA Consent confirming that the aggregate Redemption Fee equal to (a) the product of (i) the amounts of the grants that the Company received from the IIA, with the addition of accrued interest, multiplied by (ii) three, minus (b) the royalties paid to the IIA by the Company by the Closing, shall not have been revoked, rescinded, terminated or otherwise cease to be valid. 7.10 Section 280G. The Company shall (i) have secured from any Person who is a “disqualified individual”, as defined in Section 280G of the Code, and who has a right to any payments and/or benefits or potential right to any payments and/or benefits in connection with the consummation of the Transactions that could be deemed to constitute “parachute payments” pursuant to Section 280G of the Code, a waiver of such Person’s rights to any such payments and/or benefits applicable to such Person to the extent that all remaining payments and/or benefits applicable to such Person shall not be deemed to be “parachute payments” pursuant to Section 280G of the Code (the “Waived 280G Benefits”) and (ii) have obtained approval of the Waived 280G Benefits by the Company’s shareholders, to the extent and in the manner required under Sections 280G(b)(5)(A)(ii) and 280G(b)(5)(B) of the Code. The Company shall not pay any of the Waived 280G Benefits if such payment has not been approved by the Company’s shareholders as contemplated above. 8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLING SHAREHOLDERS AND THE COMPANY The obligations of the Selling Shareholders and the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver), at or prior to the Closing, of the following conditions: 80

8.1 Accuracy of Representations. (a) Accuracy at Signing. Each of the representations and warranties made by Purchaser in this Agreement shall have been true and accurate in all material respects as of the date of this Agreement; provided, however, that for purposes of determining the accuracy of such representations and warranties, all materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded. (b) Accuracy at Closing. Each of the representations and warranties made by Purchaser in this Agreement shall be true and accurate in all material respects as of the Closing Date, other than representations and warranties which by their terms are made as of a specific date, which shall have been true and accurate in all material respects as of such date, except in each case where the failure of the representations and warranties of Purchaser to be true and accurate in all material respects would not reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the Closing; provided, however, that for purposes of determining the accuracy of such representations and warranties, all materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded. 8.2 Performance of Covenants. Each of the covenants and obligations that Purchaser is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects. 8.3 Documents and Agreements. The Company shall have received each of the documents and agreements contemplated to be provided to the Company in Section 1.5(c). 8.4 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing or otherwise impeding the consummation of the Transactions shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Transactions by any Governmental Body that makes consummation of the Transactions illegal. 9. TERMINATION 9.1 Termination Events. This Agreement may be terminated prior to the Closing: (a) by the mutual written consent of Purchaser and the Company; (b) by Purchaser or the Company if the Closing has not taken place on or before 5:00 p.m. (New York time) on the date that is 60 days following the date of this Agreement (the “Termination Date”); provided, however, that, Purchaser may, at its sole discretion, extend the Termination Date until the date that is three months following the initial Termination Date by delivering written notice prior to the initial Termination Date to the Shareholders Representative and the Company if all conditions to the Closing set forth in Section 7 have been satisfied other than the conditions set forth in Section 7.3; (c) by either Purchaser or the Company if: (i) a court of competent jurisdiction or other Governmental Body shall have issued a final and non-appealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise 81 prohibiting the Transactions; or (ii) there shall be any applicable Legal Requirement enacted, promulgated, issued or deemed applicable to the Transactions by any Governmental Body that would make consummation of the Transactions illegal; (d) by Purchaser if: (i) any of the representations and warranties of the Selling Shareholders or the Company contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement, such that the condition set forth in Section 7.1 would not be satisfied; (ii) any of the covenants of the Company or the Selling Shareholders contained in this Agreement shall have been breached or failed to have been performed such that the condition set forth in Section 7.2 would not be satisfied; or (iii) any Material Adverse Effect shall have occurred; provided, however, that, in the case of clauses “(i)” and “(ii)” only, if an inaccuracy in any of the representations and warranties of the Company or the Selling Shareholders as of a date subsequent to the date of this Agreement or a breach of a covenant by the Company or the Selling Shareholders is curable by the Company or the Selling Shareholders within 10 Business Days after Purchaser notifies the Company in writing of the existence of such inaccuracy or breach (the “Selling Shareholders Cure Period”), then Purchaser may not terminate this Agreement under this Section 9.1(d) as a result of such inaccuracy or breach prior to the expiration of the Selling Shareholders Cure Period, provided the Company or the Selling Shareholders, as the case may be, during the Selling Shareholders Cure Period, continues to exercise reasonable efforts to cure such inaccuracy or breach (it being understood that Purchaser may not terminate this Agreement pursuant to this Section 9.1(d) with respect to such inaccuracy or breach if such inaccuracy or breach is cured prior to the expiration of the Selling Shareholders Cure Period); or (e) by the Company if: (i) any of Purchaser’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement, such that the condition set forth in Section 8.1 would not be satisfied; or (ii) if any of Purchaser’s covenants contained in this Agreement shall have been breached such that the condition set forth in Section 8.2 would not be satisfied; provided, however, that if an inaccuracy in any of Purchaser’s representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by Purchaser is curable by Purchaser within 10 Business Days after the Company notifies Purchaser in writing of the existence of such inaccuracy or breach (the “Purchaser Cure Period”), then the Company may not terminate this Agreement under this Section 9.1(e) as a result of such inaccuracy or breach prior to the expiration of the Purchaser Cure Period, provided the Purchaser, during the Purchaser Cure Period, continues to exercise reasonable efforts to cure such inaccuracy or breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 9.1(e) with respect to such inaccuracy or breach if such inaccuracy or breach is cured prior to the expiration of the Purchaser Cure Period). 9.2 Termination Procedures. (a) If the Purchaser wishes to terminate this Agreement pursuant to Section 9.1, the Purchaser shall deliver to the Company a written notice stating that Purchaser is terminating this Agreement and setting forth the specific subsection(s) of Section 9.1 pursuant to which Purchaser is terminating this Agreement and a brief description of the basis on which Purchaser is terminating this Agreement; provided, further, that the Purchaser may not terminate this 82

Agreement pursuant to Section 9.1(b), Section 9.1(c) or Section 9.1(d) if any of the representations or warranties of the Purchaser fail to be true and correct such that the condition set forth in Section 8.1(b) would not be satisfied if the Closing were to occur on such date or any covenant or obligation of the Purchaser shall have been breached or failed have been performed such that the condition set forth in Section 8.2 would not be satisfied if the Closing were to occur on such date. (b) If the Company wishes to terminate this Agreement pursuant to Section 9.1, the Company shall deliver to the Purchaser a written notice stating that the Company is terminating this Agreement and setting forth the specific subsection(s) of Section 9.1 pursuant to which the Company is terminating this Agreement and a brief description of the basis on which the Company is terminating this Agreement; provided, further, that the Company may not terminate this Agreement pursuant to Section 9.1(b), Section 9.1(c) or Section 9.1(d) if any of the representations or warranties of the Company or any Selling Shareholder fail to be true and correct such that the condition set forth in Section 7.1(b) would not be satisfied if the Closing were to occur on such date or any covenant or obligation of the Selling Shareholders or the Company shall have been breached or failed have been performed such that the condition set forth in Section 7.2 would not be satisfied if the Closing were to occur on such date 9.3 Effect of Termination. (a) If this Agreement is validly terminated pursuant to Section 9.1 and Section 9.2, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party or their respective Representatives, if applicable; provided, however, that except as otherwise provided in any other provision of this Agreement, no such termination shall relieve any party hereto of any liability or damages resulting from any Fraud committed by any party hereto in connection with the making of the representations and warranties of such party as set forth in Section 2, Section 3 or Section 4, as applicable, or any material breach of this Agreement resulting from a volitional act taken with knowledge by the breaching party that it constituted a breach of this Agreement which occurred prior to such termination (a “Willful Breach”); provided, further, that, the provisions of Section 11 (Miscellaneous Provisions) and this Section 9.3 (Effect of Termination) shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Section 9. (b) Notwithstanding anything herein to the contrary in this Agreement, the Purchaser shall be deemed to be in Willful Breach of its obligations to consummate the Transactions if and only if (i) all of the conditions to the obligations of the Purchaser to consummate the transactions contemplated by this Agreement set forth in Section 8 have been duly satisfied, deemed satisfied or waived by the party entitled to waive such condition as of the date the Closing should have been consummated pursuant to the terms of this Agreement (other than those conditions that by their terms are to be satisfied at the Closing) and the Purchaser fails to effect the Closing when required pursuant to Section 1.5(a), (ii) the Company has notified the Purchaser in writing that (A) all of the conditions to the obligation of Company to consummate the transactions contemplated by this Agreement set forth in Section 8 have been satisfied, deemed satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing), (B) the Company and all of the Selling Shareholders are ready, willing and able to consummate the Transactions, and (C) stating the Company’s intention to terminate this Agreement if the Purchaser fails to complete the Closing; and (iii) the Purchaser fails to complete 83 the Closing within 10 Business Days following the date on which the Company delivers the notice described in clause (ii) above. All actions that arise under or relate in any manner to (i) this Agreement, (ii) the negotiation, execution or performance of this Agreement, (iii) any breach of this Agreement, and (iv) any failure of the Transactions to be consummated, may be made only against the Persons that are expressly identified as parties to this Agreement, provided that this sentence shall not apply to Section 11.1, which shall be enforceable by the Shareholders Representative in its entirety against the Selling Shareholders and Optionholders. Nothing in this Section 9.3 shall in any way expand or be deemed to expand the circumstances in which the Purchaser or any of its Affiliates may be liable under this Agreement or the Transaction Agreements. 10. INDEMNIFICATION 10.1 Survival of Representations. (a) General Survival. Subject to Sections 10.1(b), 10.1(c) and 10.1(e), the representations and warranties made by the Company or the Selling Shareholders in this Agreement and the representations and warranties set forth in the Company Closing Certificate (other than the Specified Representations, the IP Representations and the Selling Shareholder Representations) shall survive the Closing and shall expire at 11:59 p.m. (New York time) on the date that is 12 months following the Closing Date (the “Survival Expiration Date”); provided, however, that if, at any time on or prior to the Survival Expiration Date, any Indemnitee delivers to the Shareholders Representative a written Claim Notice alleging an inaccuracy in or breach of any such representation or warranty, then the claims asserted in such Claim Notice shall survive the Survival Expiration Date until such time as such claim is fully and finally resolved. (b) IP Representations; Specified Representations. Notwithstanding anything to the contrary contained in Section 10.1(a), but subject to Section 10.1(e), (i) the IP Representations shall survive the Closing until 11:59 p.m. (New York time) on the date that is three years following the Closing Date (the “IP Survival Date”) and (ii) the Specified Representations and the right to bring an indemnification claim with respect to the matters described in Section 10.2(b)(ii) and Section 10.2(b)(iv) through Section 10.2(b)(viii) shall survive the Closing until 11:59 p.m. (New York time) on the date that is 60 days after the date that is six years following the Closing Date (the “Extended Survival Date”); provided, however, that if, at any time on or prior to the IP Survival Date or the Extended Survival Date, as applicable, any Indemnitee delivers to the Shareholders Representative a written Claim Notice, in accordance with the terms of this Agreement, alleging the an inaccuracy in or breach of any IP Representation or Specified Representation or with respect to any of the matters in Section 10.2(b)(iv) through Section 10.2(b)(viii), as applicable, then the claim asserted in such notice shall survive such date until such time as such claim is fully and finally resolved. (c) Selling Shareholder Representations. Notwithstanding anything to the contrary contained in Section 10.1(a), the representations and warranties made by each Selling Shareholder set forth in Section 3 and in such Selling Shareholder’s Individual Selling Shareholder Closing Certificate (collectively, the “Selling Shareholder Representations”) shall survive the Closing until 11:59 p.m. (New York time) on the date that is 60 days after the date that is six years following the Closing Date. 84

(d) Purchaser Representations. The representations and warranties made by Purchaser in this Agreement shall terminate and expire as of the Closing, and the Purchaser shall not have any Liability with respect to any such representations or warranties. (e) Fraud. Notwithstanding anything to the contrary contained in Sections 10.1(a), 10.1(b), 10.1(c) or 10.1(d), the limitations set forth in Sections 10.1(a), 10.1(b), 10.1(c) and 10.1(d) shall not apply in the case of claims based upon Fraud. (f) Covenant Survival. The covenants and agreements made by the Purchaser, the Company or any of the Selling Shareholders in this Agreement that are to be performed prior to the Closing shall survive the Closing until 11:59 p.m. (New York time) on the date that is one year after the Closing Date and all other covenants and agreements made by the Purchaser, the Company or any of the Selling Shareholders in this Agreement shall survive the Closing until fully performed and/or complied with in accordance with their respective terms. (g) Representations Not Limited by Information. Each of the Indemnitors agree that the Indemnitees’ rights to indemnification, compensation and reimbursement contained in this Section 10 relating to the representations, warranties, covenants and obligations of the Company and the Selling Shareholders are part of the basis of the bargain contemplated by this Agreement; and such representations, warranties, covenants and obligations, and the rights and remedies that may be exercised by the Indemnitees with respect thereto, shall not be waived, limited or otherwise affected by or as a result of (and the Indemnitees shall be deemed to have relied upon such representations, warranties, covenants or obligations notwithstanding) any knowledge on the part of any of the Indemnitees or any of their Representatives (regardless of whether obtained through any investigation by any Indemnitee or any Representative of any Indemnitee or through disclosure by the Selling Shareholders, the Company or any other Person, and regardless of whether such knowledge was obtained before or after the execution and delivery of this Agreement) or by reason of the fact that an Indemnitee or any of its Representatives knew or should have known that any representation or warranty is or might be inaccurate or untrue, in each case, except and solely to the extent that such information is set forth in the Disclosure Schedule. 10.2 Indemnification. (a) Indemnification of the Indemnitees for Selling Shareholder-Specific Breaches. Subject to the terms and conditions of this Section 10, from and after the Closing, each Selling Shareholder and Optionholder (collectively, the “Indemnitors”), severally and not jointly, shall hold harmless and indemnify the Indemnitees from and against, and shall reimburse the Indemnitees for any Damages that are suffered, incurred or paid by any of the Indemnitees (regardless of whether or not such Damages relate to or arise from any third party claim) and that arise from or as a result of, or are related to: (i) any inaccuracy in or breach of any representation or warranty made by such Indemnitor: (1) in Section 3 of this Agreement; or (2) in any other Transaction Agreement to which such Indemnitor is a party; 85

(ii) any breach of or failure to perform or satisfy any covenant or obligation of such Indemnitor in this Agreement or any other Transaction Agreement required to be performed or satisfied prior to, at or after the Closing by such Indemnitor; or (iii) Fraud by such Indemnitor. (b) Indemnification of the Indemnitees for Company Breaches. Subject to the terms and conditions of this Section 10, from and after the Closing, the Indemnitors, severally and not jointly shall hold harmless and indemnify the Indemnitees from and against and reimburse the Indemnitees for, such Indemnitor’s Pro Rata Portion of any Damages that are suffered, incurred or paid by any of the Indemnitees (regardless of whether or not such Damages relate to or arise from any third party claim) and that arise from or as a result of, or are related to: (i) any inaccuracy in or breach of any representation or warranty made by the Company: (1) in this Agreement; (2) in the Company Closing Certificate; or (3) in the Closing Consideration Certificate; (ii) regardless of the disclosure of any matter set forth in the Disclosure Schedule, any inaccuracy in any information, or breach of any representation or warranty set forth in the Closing Consideration Certificate or the Allocation Schedule; (iii) any breach of or failure to perform any covenant or obligation of the Company or the Shareholders Representative in this Agreement required to be performed prior to, at or after the Closing; (iv) regardless of the disclosure of any matter set forth in the Disclosure Schedule and to the extent not included in the calculation of the Aggregate Purchase Price as finally determined pursuant to Section 1.4, any unpaid Transaction Expenses, Closing Indebtedness Amount, or Indemnified Taxes; (v) without duplication of recovery under Section 1.4, any unpaid portion of the Adjustment Escrow Deficiency Amount; (vi) regardless of the disclosure of any matter set forth in the Disclosure Schedule, any claim asserted by any current, former or alleged security holder of an Acquired Company: (1) relating to this Agreement or any of the Transactions (but excluding, for the avoidance of doubt, any claim that relates to any occurrence following the Closing); or (2) alleging any ownership of, interest in or right to acquire any shares or other securities of any Acquired Company that is not specifically disclosed in the Allocation Schedule; or (3) alleging that any Person is entitled to any amount or asset with respect to such Person’s securities in the Company in excess of the amount set forth next to such Person’s name in the Allocation Schedule or that the Aggregate Purchase Price or Closing Consideration (or any component thereof), Aggregate Optionholders Closing Payment, Selling Shareholders Closing Payment or any amount or percentage in the Allocation Schedule was miscalculated by the Company or the Shareholders Representative; or (4) alleging any claim in such Person’s capacity (or alleged capacity) as a securityholder of the Company, except for the right to receive the portion of the 86

Aggregate Optionholders Closing Payment or Selling Shareholders Closing Payment set forth in the Allocation Schedule next to such Person’s name or such Person’s allocable portion of the Adjustment Escrow Fund or Indemnity Escrow Fund released to the Selling Shareholders and Optionholders; (vii) (1) any audit, investigation or other Legal Proceeding by the ITA or other Governmental Body with respect to the Acquired Companies’ intercompany transactions prior to the Closing and (2) any expenses up to $100,000 (not including the related Taxes and other Damages) incurred by the Purchaser or any of its Affiliates (including the Acquired Companies) in connection with any transfer pricing study, procedure or remediation; (viii) regardless of the disclosure of any matter set forth in the Disclosure Schedule, any claim or right asserted or held by any person who is or at any time prior to the Closing was an officer, director or employee of any Acquired Company (against the Company, against Purchaser, against any Affiliate of Purchaser or against any other Person) involving a right or entitlement or an alleged right or entitlement to indemnification, reimbursement of expenses or any other relief or remedy (under the Charter Documents, under any indemnification agreement or similar Contract, under any applicable Legal Requirement or otherwise) with respect to any act or omission on the part of such person or any event or other circumstance that arose, occurred or existed at or prior to the Closing to the extent not covered by the D&O Tail Policy; or (ix) Fraud by the Company. (c) Damage to the Purchaser. The parties hereto acknowledge and agree that if any Acquired Company suffers, incurs or otherwise becomes subject to any Damages related to, as a result of or arising from any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Company as an Indemnitee) Purchaser shall also be deemed, by virtue of its ownership of the Company Shares, to have incurred Damages as a result of and in connection with such inaccuracy or breach. (d) Materiality Qualifiers Disregarded. Notwithstanding anything to the contrary in this Agreement, for the purposes of determining whether any representation or warranty is inaccurate or has been breached and for purposes of calculating the amount of Damages in connection with any indemnification claim pursuant to this Section 10, all materiality, Material Adverse Effect or similar qualifications and limitations limiting the scope of such representation or warranty shall be disregarded, except for the term “Material Adverse Effect” in Section 2.6(b). 10.3 Limitations. (a) Caps. (i) Except in the case of Fraud by an Acquired Company, the Indemnitors shall not have any obligation to indemnify any of the Indemnitees with respect to Section 10.2(b)(i) (other than with respect to Specified Representations) with respect to any individual claim unless the aggregate amount of Damages suffered, incurred, or paid by the Indemnitees with respect to the state of facts or occurrence or series of related occurrences underlying such claim with respect to which the Indemnitees would otherwise be entitled to 87 indemnification under this Section 10 exceeds $7,500, (ii) except in the case of Fraud by an Acquired Company the Indemnitors shall not have any obligation to indemnify any of the Indemnitees unless and until the aggregate amount of Damages suffered, incurred, or paid by the Indemnitees with respect to Section 10.2(b)(i) (other than with respect to Specified Representations) exceeds $400,000 (the “Basket Amount”); provided, however, that if the total amount of Damages suffered, incurred or paid by the with respect to Section 10.2(b)(i) (other than in the case of Specified Representations) exceeds the Basket Amount, then the Indemnitees shall be entitled to be indemnified for the entire amount of such Damages from the first Dollar of such Damages, and not merely the portion of such Damages exceeding the Basket Amount; (iii) except in the case of Fraud by an Acquired Company, the total amount of indemnification payments that the Indemnitors shall collectively be required to make to the Indemnitees with respect to Section 10.2(b)(i) (other than with respect to Specified Representations shall be limited to: (x) the remaining Indemnity Escrow Fund and (y) with respect to the IP Representation, following release of the Indemnity Escrow Fund and subject to Section 10.1(b) and the survival period set forth therein, the portion of the Indemnity Escrow Fund released for further payment to the Selling Shareholders and Optionholders, (iv) no Indemnitor shall be liable for the inaccuracy in or breach of any representation made by another Indemnitor or a breach of any covenant or obligation of another Indemnitor (unless such other Indemnitor is an Affiliate of such Indemnitor); and (v) subject to Section 10.3(b) below, the total amount of indemnification payments that any Indemnitor shall be required to make to the Indemnitees with respect to all indemnifiable Damages suffered, incurred or paid by the Indemnitees or otherwise under this Agreement (including, without limitation, any payments made or required to be made by an Indemnitor to the Purchaser under Section 1.4(e)) shall in no event exceed an amount equal to such Indemnitor’s portion of the Aggregate Purchase Price that such Indemnitor is actually entitled to receive (prior to the deduction of any withholding or other Taxes), including, for the avoidance of doubt, such Indemnitor’s allocable portion of any portion of the Indemnity Escrow Fund paid to the Indemnitees. (b) No Waiver Relating to Claims for Fraud. The Liability of any Indemnitor under this Section 10 will be in addition to, and not exclusive of, any other Liability that such Indemnitor may have at law or in equity based on such Indemnitor’s Fraud. Notwithstanding anything to the contrary contained in this Agreement, none of the provisions set forth in this Agreement, including the provisions set forth in this Section 10, shall be deemed a waiver by any party to this Agreement of any right or remedy which such party may have at law or in equity against any Indemnitor, based on such Indemnitor’s Fraud, nor will any such provisions limit, or be deemed to limit: (i) the amounts of recovery sought or awarded from the Indemnitor that committed Fraud in any such claim based on such Indemnitor’s Fraud; (ii) subject to any applicable Legal Requirement, the time period during which any such claim based on such Indemnitor’s Fraud may be brought; or (iii) the recourse which any such party may seek against the Indemnitor that committed Fraud with respect to such a claim based on such Indemnitor’s Fraud. (c) Notwithstanding anything herein to the contrary, the amount of any Damages for which indemnification is provided under this Section 10 shall take account of and be reduced, to the extent necessary to prevent double recovery by an Indemnitee, by (i) any indemnification or contribution payments recovered by any Indemnitee from any third party, net of any expenses reasonably incurred in connection with the recovery of such amounts and (ii) the amount of any insurance proceeds actually received by any Indemnitee in respect thereof, net of any expenses (including any increases in applicable premiums, collection costs, expenses and reserves, 88 deductibles, premium adjustments, retrospectively rated premiums and other Damages incurred in collecting such recovery) reasonably incurred in connection with the recovery of such amounts (each source identified in clauses (i) and (ii), a “Collateral Source”). If an Indemnitee receives any amounts from a Collateral Source subsequent to an indemnification payment hereunder, and provided such Indemnitee has collected all sums due from the Indemnitor(s) under this Section 10, then the amount recovered from such Collateral Source (net of any expenses reasonably incurred in connection with the recovery of such amounts, including any increases in applicable premiums, collection costs, expenses and reserves, deductibles, premium adjustments, retrospectively rated premiums and other Damages incurred in collecting such recovery) shall be credited against any subsequent Damages to be recovered by such Indemnitee from the Indemnitors hereunder; provided, however, that in no event shall any Indemnitee be required to contribute to the Indemnity Escrow Fund or pay any Indemnitor any amounts collected from a Collateral Source. Nothing in this Agreement shall derogate from the Indemnitees obligation to use commercially reasonable efforts to mitigate any Damages, if and to the extent required under applicable law. 10.4 No Contribution. Each Indemnitor waives, acknowledges and agrees that such Indemnitor shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or advancement of expenses or other right or remedy against any Acquired Company or its Representatives in connection with any indemnification obligation under this Agreement or any other agreement, document or instrument delivered to Purchaser pursuant to this Agreement. 10.5 Claim Procedures. Any claim for indemnification pursuant to this Section 10 (and, at the option of any Indemnitee, any claim based upon Fraud) shall be brought and resolved exclusively as follows: (a) Notice of Claim. If any Indemnitee has or claims in good faith to have incurred, suffered or paid, or reasonably believes in good faith that it may incur, suffer, or pay Damages for which it is or may be entitled to indemnification under this Section 10, such Indemnitee may deliver a claim notice (a “Claim Notice”) to the Shareholders Representative. Each Claim Notice shall: (i) contain a description, in reasonable detail, of the facts and circumstances supporting the Indemnitee’s claim (including, without limitation, the indemnifiable matter based on which such claim is being made); and (ii) if determinable, contain a non-binding, preliminary, good faith estimate of the amount to which the Indemnitee might be entitled (the aggregate amount of such estimate, as it may be modified by the Indemnitee in good faith from time to time by providing an updated Claim Notice (it is being clarified that any such update shall relate solely to the claims under the original Claim Notice), being referred to as the “Claimed Amount”). (b) Dispute Procedure. During the 45-day period commencing upon receipt by the Shareholders Representative of a Claim Notice from an Indemnitee (the “Dispute Period”), the Shareholders Representative (or, in the case of an Individual Selling Shareholder Indemnification Matter, the applicable Selling Shareholder) may deliver to the Indemnitee a written response (the “Response Notice”) in which the Shareholders Representative (or, in the case of an Individual Selling Shareholder Indemnification Matter, the applicable Selling Shareholder): (i) agrees that the full Claimed Amount is owed to the Indemnitee; (ii) agrees that part, but not all, of the Claimed Amount is owed to the Indemnitee; or (iii) indicates that no part of the Claimed Amount is owed 89 to the Indemnitee. If the Response Notice is delivered in accordance with clause “(ii)” or clause “(iii)” of the preceding sentence, the Response Notice shall also contain a brief description of the facts and circumstances supporting the Shareholders Representative’s (or the applicable Selling Shareholder’s) claim that only a portion or no part of the Claimed Amount is owed to the Indemnitee, as the case may be. Any part of the Claimed Amount that is not agreed to be owed to the Indemnitee pursuant to the Response Notice (or the entire Claimed Amount, if it is asserted in the Response Notice that no part of the Claimed Amount is owed to the Indemnitee) is referred to herein as the “Contested Amount” (it being understood that the Contested Amount shall be modified from time to time by the Shareholders Representative to reflect any good faith modifications by the Indemnitee to the Claimed Amount pursuant to Section 10.5(a) above); provided, however, that nothing in this Section 10.5(b) shall derogate from the Purchaser’s right to control the defense of any third party claim in accordance with Section 10.8. (c) Deemed Agreement to Claimed Amount. If a Response Notice is not received by the Indemnitee from the Shareholders Representative (or, in the case of an Individual Selling Shareholder Indemnification Matter, the applicable Selling Shareholder) prior to 5:00 p.m. (New York time) on the last day of the Dispute Period, then the Shareholders Representative (and, in the case of an Individual Selling Shareholder Indemnification Matter, each applicable Selling Shareholder) shall be conclusively deemed to have agreed that an amount equal to the full Claimed Amount is owed to the Indemnitee and such amount shall be deemed a “Determined Amount” as of the date of expiration of the Dispute Period. (d) Agreement to Full Claimed Amount. If the Shareholders Representative (or, in the case of an Individual Selling Shareholder Indemnification Matter, the applicable Selling Shareholder) in the Response Notice agrees that the full Claimed Amount is owed to the Indemnitee, then the full Claimed Amount shall be deemed a “Determined Amount” as of the date of delivery of the Response Notice. (e) Partial Agreement to Claimed Amount. If the Shareholders Representative (or, in the case of an Individual Selling Shareholder Indemnification Matter, the applicable Selling Shareholder) delivers a Response Notice to the Indemnitee during the Dispute Period agreeing that part, but not all, of the Claimed Amount is owed to the Indemnitee (the “Agreed Amount”), then such Agreed Amount shall become a “Determined Amount” hereunder as of the date of delivery of the Response Notice. (f) Resolution between the Parties. If the Shareholders Representative (or, in the case of an Individual Selling Shareholder Indemnification Matter, the applicable Selling Shareholder) delivers a Response Notice to the Indemnitee during the Dispute Period expressly stating that there is a Contested Amount, the Shareholders Representative (or, in the case of an Individual Selling Shareholder Indemnification Matter, the applicable Selling Shareholder) and the Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Shareholders Representative (or, in the case of an Individual Selling Shareholder Indemnification Matter, the applicable Selling Shareholder) and the Indemnitee resolve such dispute, such resolution shall be binding on the Shareholders Representative, the Indemnitors and such Indemnitee, and a settlement agreement stipulating the amount owed to such Indemnitee (the “Stipulated Amount”) shall be signed by such Indemnitee and the Shareholders Representative (and, in the case of an Individual Selling Shareholder Indemnification Matter, the applicable 90

Selling Shareholder), and the Stipulated Amount shall become a “Determined Amount” hereunder as of the date such settlement agreement is executed or as of such other date as may be provided for in the settlement agreement. (g) Adjudication. Any Contested Amount or portion thereof that is determined by a Specified Court to be owed to any Indemnitee shall become a “Determined Amount” hereunder as of such adjudication. 10.6 Payment of Determined Amounts. After the date any amount becomes a Determined Amount (the “Determination Date”) pursuant to Section 10.5(c), Section 10.5(d), Section 10.5(e), Section 10.5(f) or Section 10.5(g), in each case, subject to the limitations in Section 10.3: (a) In case of a Determined Amount arising from a General Indemnification Matter, (i) the Purchaser and the Shareholders Representative shall, within three Business Days after the Determination Date, jointly execute and deliver to the Escrow Agent a written notice instructing the Escrow Agent to pay each Indemnitor’s Pro Rata Share of the Determined Amount to the Indemnitee(s) from such Indemnitor’s allocable portion of the remaining Indemnity Escrow Fund as set forth on the Updated Allocation Schedule; and (ii) if any Indemnitor’s allocable portion of the remaining Indemnity Escrow Fund attributable to any of the of the Indemnitors as set forth on the Updated Allocation Schedule is insufficient to cover such Indemnitor’s Pro Rata Portion of the Determined Amount (such deficiency, the “Insufficient Amount”), then, if such Insufficient Amount is indemnifiable by such Indemnitor(s) pursuant to this Section 10, the Shareholders Representative shall notify each such Indemnitor of such Indemnitor’s applicable portion of the Insufficient Amount and each such Indemnitor shall pay within 10 Business Days following the Determination Date, such Indemnitor’s applicable portion of the Insufficient Amount to such Indemnitee(s). (b) In the case of a Determined Amount arising from an Individual Selling Shareholder Indemnification Matter, (i) the Purchaser and Shareholders Representative shall, within three Business Days after such request is made, jointly execute and deliver to the Escrow Agent a written notice instructing the Escrow Agent to pay the Determined Amount (to the extent of the portion of the remaining Indemnity Escrow Fund allocated to such Selling Shareholder) to such Indemnitee; provided that, the recourse of any Indemnitee against the Indemnity Escrow Fund with respect to any claims for Damages related to or arising from an Individual Selling Shareholder Indemnification Matter, shall be limited to the portion of the remaining Indemnity Escrow Fund allocated to such Indemnitor and (ii) if the portion of the remaining Indemnity Escrow Fund allocated to such Indemnitor is insufficient to cover the full Determined Amount, then, the applicable Selling Shareholder shall pay within 10 Business Days following the Determination Date, the amount of such deficiency to such Indemnitee. The applicable Indemnitor shall pay an amount equal to any portion of the Indemnity Escrow Fund paid to an Indemnitee in respect of an Individual Selling Shareholder Indemnification Matter to the Indemnity Escrow Account within three Business Days following such payment of any portion of the Indemnity Escrow Fund to an Indemnitee. 91

10.7 Escrow Matters. (a) Allocation of Indemnity Escrow Fund Among Indemnitors. The Indemnity Escrow Fund shall initially be allocated among the Indemnitors as set forth on the Allocation Schedule. Once an Indemnitor’s allocable portion of the Indemnity Escrow Fund is depleted, if such amount is indemnifiable by the Indemnitors pursuant to this Section 10, an Indemnitee shall be entitled to seek indemnification from such Indemnitor directly, but shall not be able to recover any additional amounts from the Indemnity Escrow Fund with respect to such Indemnitor. (b) First Recourse to Indemnity Escrow Fund for General Indemnification Matters. So long as the remaining portion of the Indemnity Escrow Fund exceeds the aggregate amount of all General Indemnification Matters that have been asserted but not resolved, the Indemnitees shall seek to recover amounts in respect of such claims from the Indemnity Escrow Fund prior to seeking to recover amounts in respect of such claims directly from any Indemnitor. (c) Release of Indemnity Escrow Fund on the Survival Expiration Date. Promptly (and in any event within three Business Days) after the Survival Expiration Date, Purchaser and the Shareholders Representative shall mutually agree to (provided if the parties cannot mutually agree promptly in such three Business Day period, Purchaser shall determine in good faith) (i) the maximum amount (the “General Indemnification Escrow Retained Amount”) that may be necessary to satisfy all Claimed Amounts that have been asserted pursuant to the terms and conditions of this Section 10, but not resolved on or prior to 11:59 p.m. (New York time) on the Survival Expiration Date, it being agreed that such amount shall include the aggregate of all Determined Amounts with respect to all General Indemnification Matters that have been resolved but have not been paid to the Indemnitees in accordance with Section 10.6, and (ii) the amount, with respect to each Selling Shareholder (each such amount, such Selling Shareholder’s “Individual Retained Escrow Amount”), that Purchaser determines in good faith to be necessary to satisfy all Claimed Amounts with respect to Individual Selling Shareholder Indemnification Matters with respect to such Selling Shareholder that have been duly asserted pursuant to the terms and conditions of this Section 10, but not resolved on or prior to 11:59 p.m. (New York time) on the Survival Expiration Date, it being agreed that such amount shall include the aggregate of all Determined Amounts with respect to all Individual Selling Shareholder Indemnification Matters with respect to such Selling Shareholder that have been resolved but have not been paid to the Indemnitee in accordance with Section 10.7 (each unresolved General Indemnification Matter or unresolved Individual Selling Shareholder Indemnification Matter described in this sentence, an “Unresolved Claim”). Within five Business Days following the Survival Expiration Date, the Purchaser and the Shareholders Representative shall execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release from the Indemnity Escrow Fund to the Payment Agent (or, with respect to amounts payable to US Optionholders, to the Purchaser or one of its Affiliates) for distribution to the Indemnitors in accordance with Section 1.6(c) and Section 1.6(d), the amount (if any) by which (A) such Indemnitor’s remaining allocation of the Indemnity Escrow Fund as of the Survival Expiration Date exceeds (B) the sum of (x) such Indemnitor’s allocable portion of the General Indemnification Escrow Retained Amount plus such Indemnitor’s allocable portion the Tax Indemnity Escrow Amount, plus (y) in the case of the Selling Shareholders, such Selling Shareholder’s Individual Retained Escrow Amount. 92

(d) Resolution of Unresolved Escrow Claims and Unresolved Selling Shareholder Escrow Claims. If at any time after the Survival Expiration Date an Unresolved Claim is finally resolved, then Purchaser and the Shareholders Representative shall jointly execute and deliver to the Escrow Agent, within three Business Days after the final resolution of such Unresolved Claim and the delivery to the Indemnitee of the Determined Amount in accordance with Section 10.6, a written notice instructing the Escrow Agent to disburse from the Indemnity Escrow Fund to the Payment Agent (or, with respect to amounts payable to US Optionholders, to the Purchaser or one of its Affiliates) for distribution to the Indemnitors in accordance with Section 1.6(c) and Section 1.6(d), the amount (if any) by which (A) such Indemnitor’s remaining allocation of the Indemnity Escrow Fund exceeds (B) the sum of (x) such Indemnitor’s allocable portion of the aggregate amount of all Claimed Amounts and Contested Amounts associated with all unresolved Claimed Amounts (it being agreed that such aggregate amount shall include the aggregate of all Determined Amounts with respect to all General Indemnification Matters that have been resolved but have not been paid to the Indemnitee in accordance with Section 10.6) plus such Indemnitor’s allocable portion of the Tax Indemnity Escrow Amount plus (y) in the case of Selling Shareholders, the aggregate amount of all Claimed Amounts and Contested Amounts associated with all unresolved Individual Selling Shareholder Indemnification Matters with respect to such Selling Shareholder (it being agreed that such aggregate amount shall include the aggregate of all Determined Amounts with respect to all Individual Selling Shareholder Indemnification Matters with respect to such Selling Shareholder that have been resolved but have not been paid to the Indemnitee in accordance with Section 10.6). (e) Release of Tax Indemnity Escrow Amount. Promptly (and in any event within three Business Days) after January 21, 2023 (the “Tax Indemnity Release Date”), Purchaser and the Shareholders Representative shall mutually agree to (provided if the parties cannot mutually agree promptly in such three Business Day period, Purchaser shall determine in good faith) (i) the maximum amount (the “Tax Indemnity Escrow Retained Amount”) that may be necessary to satisfy all Claimed Amounts that have been asserted pursuant to the terms and conditions of this Section 10 with respect to Indemnified Taxes, the breach of or inaccuracy in any Tax Representations (but subject to the limitations set forth in Section 2.14(r)) and the matters set forth in Section 10.2(b)(vii) (the “Tax Indemnity Matters”), but not resolved on or prior to 11:59 p.m. (New York time) on the Tax Indemnity Release Date, it being agreed that such amount shall include the aggregate of all Determined Amounts with respect to all Tax Indemnity Matters that have been resolved but have not been paid to the Indemnitees in accordance with Section 10.6. Within five Business Days following the Tax Indemnity Release Date, the Purchaser and the Shareholders Representative shall execute and deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release from the Indemnity Escrow Fund to the Payment Agent (or, with respect to amounts payable to US Optionholders, to the Purchaser or one of its Affiliates) for distribution to the Indemnitors in accordance with Section 1.6(c) and Section 1.6(d), the amount (if any) by which (A) such Indemnitor’s remaining allocation of the Indemnity Escrow Fund as of the Tax Indemnity Release Date exceeds (B) the sum of (x) such Indemnitor’s allocable portion of the Tax Indemnity Escrow Retained Amount. (f) Resolution of Unresolved Tax Indemnity Matters. If at any time after the Tax Indemnity Release Date an Unresolved Claim with respect to any Tax Indemnity Matter is finally resolved, then the Purchaser and the Shareholders Representative shall jointly execute and deliver to the Escrow Agent, within three Business Days after the final resolution of such Unresolved 93

Claim and the delivery to the Indemnitee of the Determined Amount in accordance with Section 10.6, a written notice instructing the Escrow Agent to disburse from the Indemnity Escrow Fund to the Payment Agent (or, with respect to amounts payable to US Optionholders, to the Purchaser or one of its Affiliates) for distribution to the Indemnitors in accordance with Section 1.6(c) and Section 1.6(d), the amount (if any) by which (A) such Indemnitor’s remaining allocation of the Indemnity Escrow Fund exceeds (B) the sum of (x) such Indemnitor’s allocable portion of the aggregate amount of all Claimed Amounts and Contested Amounts associated with all unresolved Claimed Amounts with respect to Tax Indemnity Matters (it being agreed that such aggregate amount shall include the aggregate of all Determined Amounts with respect to all Tax Indemnity Matters that have been resolved but have not been paid to the Indemnitee in accordance with Section 10.6). 10.8 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against any Acquired Company, Purchaser or any other Person) with respect to which any Indemnitor may become obligated to indemnify any Indemnitee pursuant to this Section 10, then Purchaser shall have the right, at its discretion, to assume the control of the defense of such claim or Legal Proceeding on its own with counsel selected at its reasonable discretion upon the delivery of written notice to the Shareholders Representative. If the Purchaser so proceeds with the defense of any such claim or Legal Proceeding: (a) The Shareholders Representative shall, at its option and the Indemnitors’ expense, have the right to participate in the defense of any such claim; (b) each Selling Shareholder shall make available to Purchaser any documents and materials in such Selling Shareholder’s possession or control reasonably requested by Purchaser in writing that may be reasonably necessary to the defense of such claim or Legal Proceeding; and (c) Purchaser shall have the right to settle, adjust or compromise such claim or Legal Proceeding without the consent of the Shareholders Representative or any Selling Shareholder; provided, however, that Purchaser shall, upon written request by the Shareholders Representative, provide the Shareholders Representative periodic updates regarding the status of such claim or Legal Proceeding, and provided further, however, that if Purchaser settles, adjusts or compromises any such claim or Legal Proceeding without the prior written consent of the Shareholders Representative, then the Indemnitors may still contest the validity and amount of any such Damages, and such settlement, adjustment or compromise shall not be conclusive or determinative evidence of the amount or validity of Damages incurred by the Indemnitee in connection with such claim or Legal Proceeding or for any purpose under this Section 10 (it being understood that if Purchaser requests that the Shareholders Representative or any Selling Shareholder consent to a settlement, adjustment or compromise, neither the Shareholders Representative nor any Selling Shareholder shall unreasonably withhold or delay such consent). (d) If Purchaser does not elect to proceed with the defense of any such claim or Legal Proceeding, the Shareholders Representative may proceed with the defense of such claim or Legal Proceeding with counsel reasonably satisfactory to the Purchaser and the Selling Shareholders shall bear all expenses associated with such defense; provided, however, that the 94

Shareholders Representative may not settle, adjust or compromise any such claim or Legal Proceeding without the prior written consent of Purchaser (which consent may not be unreasonably withheld or delayed). (e) The Purchaser shall give the Shareholders Representative prompt notice of the assertion or commencement by any Person of any claim or Legal Proceeding against the Purchaser or any Acquired Company or, to Purchaser’s knowledge, any other Indemnitee that would be reasonably likely to result in indemnifiable Damages under this Section 10 and provide the Shareholders Representative with information reasonably requested by Shareholders Representative related to such claim, including without limitation, to which indemnifiable matter under Section 10.2 above such claim or Legal Proceeding relates; provided, however, that any failure on the part of Purchaser to so notify the Shareholders Representative shall not limit any of the obligations of the Selling Shareholders under this Section 10 (except to the extent such failure materially prejudices the defense of such Legal Proceeding). (f) This Section 10.8 shall not apply to the conduct of Tax Claims, which shall be conducted pursuant to Section 6.4. 10.9 Exercise of Remedies Other Than by Purchaser. No Indemnitee (other than the Purchaser or any successor thereto or permitted assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement. 10.10 Exclusive Remedy. The parties agree that the Indemnitees’ indemnification rights contained in this Section 10 shall constitute the sole and exclusive remedy with respect to all Damages that any of the Indemnitees may incur arising from or relating to the Transaction Agreements, and/or the transactions contemplated hereby and thereby, and Purchaser hereby waives, to the fullest extent provided by applicable law, any other rights or remedies that may arise under any applicable law. Notwithstanding the foregoing, nothing in this Agreement shall limit any Indemnitee’s rights or remedies, or constitute a waiver of any rights or remedies of any Indemnitee (a) under Section 1.4 of this Agreement, (b) under any Key Employee Employment Agreement or any other employment agreement or offer letter between the Purchaser or any of its Affiliates (including the Acquired Companies), on the one hand, and any Selling Shareholder or Optionholder, on the other hand (c) to bring any claim against any Indemnitor with respect to Fraud by such Indemnitor or (d) to obtain an injunction, specific performance or other equitable relief pursuant to Section 11.11. 10.11 Adjustment to Purchase Price. The parties hereto agree to treat any payment made pursuant to Section 10 as an adjustment to Aggregate Purchase Price for all Tax purposes to the extent permitted by applicable Legal Requirements. 11. MISCELLANEOUS PROVISIONS 11.1 Shareholders Representative. (a) Appointment. By the approval of this Agreement and the principal terms of the transactions contemplated hereby, and the consummation thereof or participating in the transactions contemplated hereby and receiving the benefits thereof, including the right to receive 95 compensation in connection with said transactions, the Selling Shareholders and Optionholders hereby irrevocably nominate, constitute and appoint Shareholder Representative Services LLC as the representative, agent and true and lawful attorney-in-fact of the Selling Shareholders and Optionholders, for all purposes in connection with this Agreement and the agreements ancillary hereto, with full power of substitution, to act in the name, place and stead of the Selling Shareholders and Optionholders for purposes of executing any documents and taking any actions that the Shareholders Representative may, in its sole discretion, determine to be necessary, desirable or appropriate in connection with this Agreement and any other Transaction Agreement and any transaction contemplated under this Agreement or any such other Transaction Agreement including with respect to, any claim for indemnification, compensation or reimbursement under Section 10. Shareholder Representative Services LLC hereby accepts its appointment as such Shareholders Representative. Purchaser shall be entitled to deal exclusively with the Shareholders Representative on all matters relating to this Agreement and any other Transaction Agreement and any transaction contemplated under this Agreement or any such other Transaction Agreement (including all matters relating to any notice to, or any Consent to be given or action to be taken by, any Selling Shareholder or Optionholder) and Purchaser shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Selling Shareholder or Optionholder by the Shareholders Representative, and on any other action taken or purported to be taken on behalf of any Selling Shareholder or Optionholder by the Shareholders Representative, as fully binding upon such Selling Shareholder or Optionholder. (b) Authority. Each of the Selling Shareholders and Optionholders hereby grants to the Shareholders Representative the right, power and authority to execute, deliver, acknowledge, certify and file on behalf of such Selling Shareholder (in the name of any or all of the Selling Shareholders or otherwise) any or all documents that the Shareholders Representative may, in his sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Shareholders Representative may, in his sole discretion, determine to be appropriate, in performing his duties as contemplated by Section 11.1(a), including amending this Agreement pursuant to Section 11.14. Without limiting the generality of the foregoing, each Selling Shareholder and Optionholder hereby grants to the Shareholders Representative full authority to: (i) take all actions required by, and exercise all rights granted to, the Shareholders Representative in this Agreement or the Escrow Agreement; (ii) receive all notices or other documents given or to be given to such Selling Shareholder and Optionholder by Purchaser pursuant to this Agreement or the Escrow Agreement; (iii) negotiate, undertake, compromise, defend, resolve and settle any suit, proceeding or dispute on behalf of such Selling Shareholder and Optionholder under this Agreement or the Escrow Agreement, including any arbitration proceedings conducted in accordance with the terms herein; 96

(iv) execute and deliver all agreements, certificates and documents required or deemed appropriate by the Shareholders Representative in connection with any of the transactions contemplated by this Agreement; and (v) take such other action as the Shareholders Representative may deem necessary or appropriate to carry out the intents and purposes of this Agreement and the Escrow Agreement. (vi) Notwithstanding anything to the contrary contained in this Agreement or in any other agreement executed in connection with the transactions contemplated hereby, each Indemnitee shall be entitled to deal exclusively with the Shareholders Representative on all matters relating to any claim for indemnification, compensation or reimbursement under Section 10 or under the Escrow Agreement. (c) Power of Attorney. The Selling Shareholders and Optionholders recognize and intend that the power of attorney granted in Section 11.1(a): (i) is coupled with an interest and is irrevocable; (ii) may be delegated by the Shareholders Representative; and (iii) shall survive the death, incapacity, dissolution, liquidation or winding up of each of the Selling Shareholders and Optionholders. (d) Replacement. If the Shareholders Representative shall die, resign, become disabled or otherwise be unable to fulfill his responsibilities hereunder, the Selling Shareholders and Optionholders shall, (by consent of those Selling Shareholders who contributed at least 30% of the Indemnity Escrow Amount to the Indemnity Escrow Funds) within 10 days after such death, resignation, or disability or inability, appoint a successor to the Shareholders Representative (who shall be a Selling Shareholder and shall be reasonably satisfactory to Purchaser) and immediately thereafter notify Purchaser of the identity of such successor. Any such successor shall succeed the Shareholders Representative as Shareholders Representative hereunder. If for any reason there is no Shareholders Representative at any time, all references herein to the Shareholders Representative shall be deemed to refer to the Selling Shareholders and Optionholders. (e) Liability. The Shareholders Representative will incur no liability of any kind with respect to any action or omission by the Shareholders Representative in connection with the Shareholders Representative’s services pursuant to this Agreement and any agreements ancillary hereto, except in the event of liability directly resulting from the Shareholders Representative’s gross negligence or willful misconduct. The Shareholders Representative shall not be liable for any action or omission pursuant to the advice of counsel. The Selling Shareholders and Optionholders will indemnify, defend and hold harmless the Shareholders Representative from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Representative Losses”) arising out of or in connection with the Shareholders Representative’s execution and performance of this Agreement and any agreements ancillary hereto, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Shareholders Representative, the Shareholders Representative will reimburse the Selling Shareholders and Optionholders the amount of such indemnified 97

Representative Loss to the extent attributable to such gross negligence or willful misconduct. If not paid directly to the Shareholders Representative by the Selling Shareholders and Optionholders, any such Representative Losses may be recovered by the Shareholders Representative from (i) the funds in the Expense Fund, and (ii) the remaining Indemnity Escrow Fund at such time as the remaining Indemnity Escrow Fund would otherwise be distributable to the Selling Shareholders or Optionholders; provided, that while this section allows the Shareholders Representative to be paid from the aforementioned sources of funds, this does not relieve the Selling Shareholders and Optionholders from their obligation to promptly pay such Representative Losses as they are suffered or incurred, nor does it prevent the Shareholders Representative from seeking any remedies available to it at law or otherwise. In no event will the Shareholders Representative be required to advance its own funds on behalf of the Selling Shareholders or Optionholders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Selling Shareholders or Optionholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Shareholders Representative under this section. The foregoing indemnities will survive the Closing, the resignation or removal of the Shareholders Representative or the termination of this Agreement 11.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions. 11.3 Fees and Expenses. Except as otherwise expressly set forth herein, subject to Section 1.4, Section 10, Section 11.4 and the Escrow Agreement, each party to this Agreement shall bear and pay all fees, costs and expenses that have been incurred or that are incurred in the future by such party in connection with the Transactions, including all fees, costs and expenses incurred by such party in connection with or by virtue of: (a) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; (b) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained in connection with any of such Transactions; and (c) the consummation of the Transactions. 11.4 Attorneys’ Fees. If any Legal Proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled). 11.5 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States or Israel, return receipt requested, upon receipt; (b) if sent designated for overnight delivery by internationally recognized overnight air courier (such as DHL or Federal Express), three Business Days after delivery to such courier; (c) if sent by facsimile transmission before 5:00 p.m. on a Business Day in the delivery location, 98 when transmitted and receipt is confirmed; (d) if sent by facsimile transmission after 5:00 p.m. or not on a Business Day in the delivery location and receipt is confirmed, on the following Business Day; (e) if sent by email before 5:00 p.m. on a Business Day in the delivery location, on the day sent; (f) if sent by email after 5:00 p.m. or not on a Business Day in the delivery location, on the following Business Day; and (g) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the addresses set forth below, or to such other addresses as any party shall provide by like notice to the other parties to this Agreement: If to Purchaser or, following the Closing, the Company: Tenable, Inc. 7021 Columbia Gateway Drive, Suite 500 Columbia, MD 21046 Attention: Stephen Riddick Email: sriddick@tenable.com and a copy to (which shall not constitute notice): Cooley LLP 55 Hudson Yards New York, NY 10001-2157 Facsimile: (212) 479-6275 Attention: Yvan-Claude Pierre; David Silverman Email: ypierre@cooley.com; dsilverman@cooley.com and a further copy to (which shall not constitute notice): Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Silver Rd., Ramat Gan 5250608, Israel Attention: David Chertok, Adv.; Simcha Koevary, Adv. Facsimile: +972-3-6103111 Email: dchertok@meitar.com; simchak@meitar.com If to the Company, prior to the Closing: Indegy Ltd. 97 Yigal Alon St., Tel-Aviv, Israel Attention: Barak Perelman, CEO Facsimile: Email: barak@indegy.com with a copy (which shall not constitute notice) to: H-F & Co., Law Offices Address: The Rubinstein House 20 Lincoln St. 7th floor 99

Tel Aviv 67021, Israel Tel: +972-3-7944888 Fax: +972-3-7944878 Email: nitzan@h-f.co Attn: Nitzan Hirsch-Falk If to the Selling Shareholders after Closing, or the Shareholders Representative: Shareholder Representative Services LLC 950 17th Street, Suite 1400 Denver, Colorado 80202 Attention: Managing Director Facsimile: (303) 623-0294 Telephone: (303) 648-4085 Email: deals@srsacquiom.com 11.6 Time of the Essence. For the purposes of this Agreement and the Transactions, time is of the essence with respect to all dates and time periods. 11.7 Headings. The bold-faced headings and the underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. 11.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement. 11.9 Governing Law; Dispute Resolution (a) Governing Law. This Agreement and any dispute or controversy arising out of or relating in any way to the subject matter of this Agreement shall be governed in all respect by and construed in accordance with the laws of the State of New York, USA, without regard to any laws, rules or provisions of the State of New York that would cause the application of the laws, rules or provisions of any jurisdiction other than the State of New York, save in the event that the application of Israeli law is mandatory, in which cases Israeli law shall govern. (b) Exclusive Forum. Any dispute arising out of or relating to this Agreement or the enforcement of any provision of this Agreement (including a Legal Proceeding based upon Fraud) shall be brought and resolved exclusively in the federal or state courts located in New York County, New York (the “Specified Courts”). Each party to this Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of the Specified Courts for all Legal Proceedings; (ii) agrees that the Specified Courts shall be deemed to be a convenient forum; and (iii) irrevocably waives and agrees not to assert (by way of motion, as a defense or otherwise), in 100 any such Legal Proceeding, any claim that such party is not subject personally to the jurisdiction of such Specified Courts, that such Legal Proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court. (c) Provisional Relief. Nothing in this Agreement shall prevent the Purchaser from applying to a court that would otherwise have jurisdiction for provisional or interim measures, including but limited to any claim for preliminary injunctive relief. 11.10 Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and each of their respective successors and assigns, if any. This Agreement shall inure to the benefit of the Selling Shareholders, Purchaser, the other Indemnitees and the respective successors and assigns (if any) of the foregoing. Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 10), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person. No Selling Shareholder shall be permitted to assign any of such Selling Shareholder’s rights or delegate any of such Selling Shareholder’s obligations under this Agreement without Purchaser’s prior written consent. Any attempted assignment or delegation by any Selling Shareholder in violation of this Section 11.10 shall be null and void. 11.11 Remedies Cumulative; Specific Performance. Except as expressly set forth in this Agreement, the rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party hereto of any covenant, obligation or other provision set forth in this Agreement: (a) each party hereto shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it) to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach; and (b) such party shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Legal Proceeding. 11.12 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. 11.13 Waiver of Jury Trial EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR 101

RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 11.14 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Purchaser and the Shareholders Representative (acting exclusively for and on behalf of all of the Selling Shareholders and Optionholders). 11.15 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law. 11.16 Parties in Interest. Except for the provisions of Section 10, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto, the Indemnitees, and their respective successors and assigns (if any). 11.17 Confidential Nature of Information. Each Selling Shareholder and the Shareholders Representative agrees that he, she or it will treat in confidence and not disclose to any third party (a) all documents, materials and other information which he, she or it shall have obtained at any time regarding Purchaser or its Affiliates in connection with the transaction contemplated hereby and (b) all documents, materials and other information with respect to the Acquired Companies that he, she or it obtained at any time; provided, however, the obligation of each Selling Shareholder to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes available to the public other than as a result of any act or failure to act by such Selling Shareholder or its Representatives; (ii) which a Selling Shareholder is required to disclose to its partners, members, shareholders and other Affiliates, if and to the extent that such information is required to be disclosed to such partners, members, shareholders and other Affiliates pursuant to the terms of the relevant Selling Shareholder’s partnership or limited liability company agreement as in effect on the date hereof and such partner, member, shareholder or Affiliate is subject to a confidentiality agreement or duty of confidentiality at least as restrictive as the confidentiality obligations in this Section 11.17, provided, however, that such disclosure shall be limited to the minimum required under such partnership agreement or limited liability company agreement or similar agreement and, in any case, that any disclosure or use of information that is not permitted by this Section 11.17 made by such partners, members, shareholders, and Affiliates shall be deemed to be a breach of this Section 11.17 by such Selling Shareholder (iii) is required to be disclosed under applicable law or judicial process, and only to the extent such disclosure is required under applicable law or judicial process and, prior to making any such disclosure, such Selling Shareholder or Shareholders Representative shall promptly notify the Purchaser and cooperate with the Purchaser to the extent practicable to seek to limit the information disclosed and, at Purchaser’s expense, to seek to obtain a protective order over, or confidential treatment of such information, or (iv) for disclosures in dispute resolution proceedings relating to this Agreement or the Transaction Agreements to the courts or arbitrators involved in such proceedings and to other Persons involved in such proceedings (e.g., attorneys and expert witnesses) that are bound by confidentiality restrictions. Notwithstanding 102 anything in this Agreement to the contrary, following the Closing, (x) the Shareholders Representative shall be permitted to disclose information to employees, advisors, agents or consultants of the Shareholders Representative and to the Selling Shareholders and Optionholders, in each case who have a need to know such information, provided that such persons are subject to confidentiality obligations at least as restrictive as the confidentiality obligations in this Section 11.17 and (y) the Selling Shareholders and Optionholders shall be permitted to disclose the existence and material economic terms of this Agreement applicable to such Selling Shareholder or Optionholder to their own respective Tax advisors who have a need to know such information and are subject to confidentiality obligations with respect thereto and to any relevant Tax authority to the extent disclosure of such information is required in connection with such Selling Shareholder’s or Optionholder’s own income Tax filing or application for approval of a reduced withholding Tax rate. 11.18 No Public Announcement. Prior to the Closing, none of the Company, the Selling Shareholders or the Shareholders Representative, and each of the foregoing shall cause its respective Affiliates and Representatives not to, without the prior written approval of the Purchaser, make any press release or other public announcement concerning the Transactions, except as and to the extent that any party shall be so obligated by law, in which case such party shall first advise the Purchaser thereof and the parties shall use reasonable best efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement. Purchaser may issue a press release announcing the Transactions in connection with the execution of this Agreement; provided, Purchaser shall provide a draft of such press release to the Company at least one day prior to issuing such press release and shall consider all of the Company’s reasonable comments in good faith. Following the Closing, none of the Selling Shareholders, the Shareholders Representative or any of their Representatives shall make, and the Selling Shareholders and the Shareholders Representative shall cause their respective Affiliates and Representatives not to make, any press release or other public announcement concerning the Transactions without the prior written consent of Purchaser, except as and to the extent that such party shall be so obligated by law, in which case such party shall advise Purchaser thereof and the parties shall use reasonable best efforts to cause a mutually agreeable release or announcement to be issued. Notwithstanding anything to the contrary herein, nothing in this Agreement shall be interpreted or construed to limit, or interfere in any way with, the right of the Company or the Shareholders Representative to use or disclose any information, including confidential information, in a Legal Proceeding with Purchaser in connection with this Agreement. Further notwithstanding anything in this Agreement to the contrary, following the Closing and public announcement of the Transactions, the Shareholders Representative shall be permitted to publicly announce that it has been engaged to serve as the Shareholders Representative in connection with the Transactions, as long as such announcement does not disclose any of the other terms of the Transactions. 11.19 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof. 103

11.20 Construction. (a) Gender; Etc. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; the neuter gender shall include the masculine and feminine genders; and the use of the word “or” shall not, necessarily, be exclusive. (b) Ambiguities. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. (c) Interpretation. As used in this Agreement: (i) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”; and (ii) the use of the word “or” shall not be exclusive and shall be deemed to be “and/or.” (d) References. Except as otherwise indicated, all references in this Agreement to “Sections,” “Schedules” and “Exhibits” are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement. (e) Currency. All references in this Agreement to “Dollars” or “$” shall mean United States Dollars, and all references in this Agreement to “NIS” shall mean New Israeli Shekels. 11.21 Conflict Waiver; Attorney-Client Privilege. (a) Each of the parties hereto acknowledges and agrees, on its own behalf and on behalf of its directors, members, shareholders, partners, officers, employees and Affiliates, that: (i) H-F & Co., Law Offices (“H-F”), Latham and Watkins, LLP (“Latham”), and Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co. (“GKH”) have acted as counsel to the Selling Shareholders (individually and collectively, the “Seller Group”), and the Acquired Companies in connection with the negotiation, preparation, execution and delivery of this Agreement and any related agreements and the consummation of the Transactions. The Purchaser agrees (on behalf of itself and its controlled Affiliates) that, following consummation of the Transactions, such representation and any prior representation of the Company by any of H-F, Latham and GKH (or any successors) (individually and collectively, the “Seller Group Law Firms”) shall not preclude Seller Group Law Firms from serving as counsel to the Seller Group or any director, member, shareholder, partner, officer or employee of the Seller Group, or the Shareholders Representative, in connection with any litigation, claim or obligation arising out of or relating to this Agreement, any related agreements and the consummation of the Transactions. (ii) Purchaser shall not, and shall cause the Company not to, seek or have any of the Seller Group Law Firms disqualified from any such representation based upon the prior representation of the Company by such Seller Group Law Firms. Each of the parties hereto hereby consents thereto and waives any conflict of interest arising from such prior representation, 104 and each of such parties shall cause any of its Subsidiaries to consent to waive any conflict of interest arising from such representation. Each of the parties acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that the parties have consulted with counsel or have been advised they should do so in connection herewith. The covenants, consent and waiver contained in this Section 11.21 shall not be deemed exclusive of any other rights to which the Seller Group Law Firms are entitled whether pursuant to law, contract or otherwise. (b) All communications between the Seller Group or the Company, on the one hand, and Seller Group Law Firms, on the other hand, relating to the negotiation, preparation, execution and delivery of this Agreement, any related agreements and the consummation of the transactions contemplated hereby and thereby (the “Privileged Communications”) shall be deemed to be attorney-client privileged and the expectation of client confidence relating thereto shall belong solely to the Seller Group and shall not pass to or be claimed by Purchaser or the Company. Accordingly, Purchaser and the Company shall not have access to any Privileged Communications or to the files of Seller Group Law Firms relating to such engagement from and after Closing. Without limiting the generality of the foregoing, from and after the Closing, (i) the Seller Group (and not the Purchaser or the Company) shall be the sole holders of the attorney-client privilege with respect to such engagement, and none of Purchaser or the Company shall be a holder thereof, (ii) to the extent that files of Seller Group Law Firms in respect of such engagement constitute property of the client, only the Seller Group (and not Purchaser nor the Company) shall hold such property rights and (iii) Seller Group Law Firms shall have no duty whatsoever to reveal or disclose any such Privileged Communications or files to Purchaser or the Company by reason of any attorney-client relationship between Seller Group Law Firms and the Company or otherwise. Notwithstanding the foregoing, in the event that a dispute arises between Purchaser or any of its Affiliates (including the Company), on the one hand, and a third party other than any of the Seller Group, on the other hand, Purchaser or any of its Affiliates (including the Company) may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that neither Purchaser nor its Affiliates (including the Company) may waive such privilege without the prior written consent of the Seller Group, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that Purchaser or any of its Affiliates (including the Company) is legally required by an Order from a Governmental Body or otherwise legally required to access or obtain a copy of all or a portion of the Privileged Communications, then Purchaser shall (to the extent legally permitted and reasonably practicable) promptly (and, in any event, within 10 Business Days) notify the Shareholders Representative in writing so that the Shareholders Representative can seek a protective Order (at the expense of the Selling Shareholders and Optionholders). 105

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above. The Purchaser: TENABLE, INC. By:_____________________ Name: Title: The Company: INDEGY LTD. By:_____________________ Name: Title: The Selling Shareholders: [Selling Shareholder Name] By:_____________________ Name: Title: The Shareholders Representative: SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Shareholders Representative By:_____________________ Name: Title:

EXHIBIT A Certain Definitions For purposes of this Agreement (including this Exhibit A): “Accounting Firm” has the meaning set forth in Section 1.4(c) of this Agreement. “Accounting Principles” means GAAP, without taking into account ASC606, using the same methodology and principles used by the Company in connection with the preparation of the Company’s latest audited balance sheet; provided, that in the event of any inconsistency between GAAP, without taking into account ASC606, and the methodology and principles used by the Company in connection with the preparation of the Company’s latest audited balance sheet, GAAP, without taking into account ASC606, shall control. “Accrued Compensation” means any of the following (provided that each is payable or accrued as of the Closing Date): (a) earned payroll (including earned commissions) and earned paid time off/vacation and (b) any bonus or incentive compensation, in each case of clauses (a) and (b), which is attributable to or in respect of any time period ending on or before the Closing Date, and in each case of clauses (a) and (b), which is payable by any Acquired Company, or will become payable to any Acquired Company to any current or former Acquired Company Service Provider or equity holder of any Acquired Company under any Contract, program, policy or arrangement, including each Acquired Company’s share of employment, payroll or similar Taxes payable with respect to all such amounts. “Acquired Companies” means: (a) the Company; (b) each Subsidiary of the Company; and (c) each corporation or other Entity that has been merged into or that otherwise is a predecessor to any of the Entities identified in clauses (a) and (b) above. “Acquired Company Assets” has the meaning set forth in Section 2.7(a) of this Agreement. “Acquired Company Contract” means any Contract: (a) to which an Acquired Company is a party; (b) by which an Acquired Company or any of its assets is or may become bound or under which an Acquired Company has, or may become subject to, any obligation; or (c) under which an Acquired Company has or may acquire any right or interest. “Acquired Company Data” means all right, title and interest in and with respect to the data contained in the Acquired Company IT Systems or any databases of the Acquired Companies (including any and all Trade Secrets, Personal Data and User Data) and all other information and data compilations maintained by or for, used by the Acquired Companies. “Acquired Company Database” has the meaning set forth in Section 2.10(q)(iii). “Acquired Company Employee Agreement” means each management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract between an Acquired Company and an Acquired Company Service Provider. 5-1

“Acquired Company Employee Plan” means any plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, incentive, change in control, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, that is or has been maintained, contributed to, or required to be contributed to, by an Acquired Company for the benefit of any Acquired Company Service Provider, or with respect to which an Acquired Company has or may have any Liability or obligation, except such definition shall not include any Acquired Company Employee Agreement. “Acquired Company IP” means all Intellectual Property Rights and Intellectual Property in which an Acquired Company has (or purports to have) an ownership interest of any nature (whether exclusively or jointly with another Person) or an exclusive license. “Acquired Company IP Contract” means any Contract to which any of the Acquired Companies is or was a party or by which any of the Acquired Companies is or was bound, that contains any assignment or license of, or any covenant not to assert or enforce, any Intellectual Property Right (it being understood that licenses to Open Source Code to which any of the Acquired Companies is or was a party or by which any of the Acquired Companies is or was bound shall constitute Acquired Company IP Contracts). “Acquired Company IT Systems” means all information technology and computer systems (including Computer Software, information technology and telecommunication hardware and other equipment) maintained or controlled by or on behalf of any Acquired Company, excluding the Acquired Company Product that are distributed Acquired Company Software), relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information in electronic format, used in the conduct of the business of the Acquired Companies. “Acquired Company Privacy Policy” means each external or internal, past or present policy or other written public representation of any Acquired Company regarding the Processing of Personal Data by or on behalf of the Acquired Company pertaining to data privacy and security. “Acquired Company Product” means each of the products, services, and Computer Software that have been or are currently being developed, marketed, distributed, licensed to third parties, sold, offered, or provided by or on behalf of any Acquired Company and each Acquired Company Web Site. “Acquired Company Security Policies” has the meaning set forth in Section 2.10(u)(i) of this Agreement. “Acquired Company Service Provider” means any employee, worker, independent contractor, consultant, advisor, officer or director of any of the Acquired Companies. “Acquired Company Software” means Computer Software owned, developed (or currently being developed), used, marketed, distributed, licensed or sold by any Acquired Company (excluding any “off-the-shelf” third party Computer Software that is generally available on standard commercial terms). 5-2

“Acquired Company User Agreement” means each Acquired Company Contract that constitutes a user agreement, subscription agreement, terms of use, terms of service, developer agreement, or end user license agreement that governs (or is intended to govern) each user’s or developer’s access to and use of any Acquired Company Web Site, any Acquired Company Software, or any Acquired Company Product. “Acquired Company Web Site” means any public or private web site owned, maintained, or operated at any time by or on behalf of any of the Acquired Companies. “Acquisition Transaction” means any transaction or series of transactions involving: (a) the sale, license, sublicense or disposition of all or a material portion of any Acquired Company’s business or assets, including Intellectual Property; (b) the issuance, disposition or acquisition of: (i) any capital stock or other equity security of an Acquired Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock, unit or other equity security of an Acquired Company, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock, unit or other equity security of an Acquired Company; or (c) any merger, consolidation, business combination, reorganization or similar transaction involving an Acquired Company. “Adjustment Escrow Amount” has the meaning set forth in Section 1.1(e) of this Agreement. “Advisor Payoff Letter” has the meaning set forth in Section 1.5(b)(xiii). “Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. “Affiliated Group” means any group of corporations or other entities that, at any time on or before the Closing Date, includes or has included any Acquired Company, that files or has filed Tax Returns on a combined, consolidated, unitary or similar basis with any Acquired Company, including any “affiliated group” as defined in Section 1504(a) of the Code. “Aggregate Exercise Price” means an amount equal to the aggregate exercise price for all unexercised Company Options outstanding as of immediately prior to the Closing that have an exercise price less than the Applicable Price Per Share with respect to Ordinary Shares. “Aggregate Purchase Price” has the meaning set forth in Section 1.1(a) of this Agreement. “Agreed Amount” has the meaning set forth in Section 10.5(e) of this Agreement. “Agreement” means the Share Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time. “Applicable Price Per Share” means the portion of the Aggregate Purchase Price payable for each share of each class and series of Company Shares, as set forth on the Allocation Schedule. “Articles” means the Amended and Restated Articles of Association of the Company. 5-3

“Basket Amount” has the meaning set forth in Section 10.3(a) of this Agreement. “Balance Sheet Date” has the meaning set forth in Section 2.4(a) of this Agreement. “Business Day” means any day other than: (a) a Saturday, Sunday, or public holiday or federal holiday; or (b) a day on which commercial banks in New York, NY, USA or Tel Aviv, Israel are authorized or required to be closed. “Charter Documents” has the meaning set forth in Section 2.2(a) of this Agreement. “CIP Standards” means the North American Electric Reliability Corporation’s Critical Infrastructure Protection standards. “Claim Notice” has the meaning set forth in Section 10.5(a) this Agreement. “Claimed Amount” has the meaning set forth in Section 10.5(a) of this Agreement. “Closing” has the meaning set forth in Section 1.5(a) of this Agreement. “Closing Company Cash” means the Company Cash as of the Reference Time, but excluding (a) any Restricted Cash, and (b) any cash used by any Acquired Company following the Reference Time but prior to the Closing to (i) pay any dividends or distributions, (ii) make any payment of Transaction Expenses or (iii) repay Indebtedness. “Closing Balance Sheet” has the meaning set forth in Section 1.3(a) of this Agreement. “Closing Consideration Certificate” has the meaning set forth in Section 1.3(a) of this Agreement. “Closing Date” has the meaning set forth in Section 1.5(a) of this Agreement. “Closing Indebtedness Amount” means the aggregate amount of Indebtedness as of the Closing. “Code” means the U.S. Internal Revenue Code of 1986, as amended. All references to the Code, U.S. Treasury regulations or other governmental pronouncements shall be deemed to include references to any applicable successor regulations or amending pronouncement. “Company” has the meaning set forth in the introductory paragraph of this Agreement. “Company Cash” means, as of any time, all cash and cash equivalents and short-term marketable securities convertible into cash within 30 days, including restricted cash to secure payments under any Acquired Company’s credit cards, that are held by, or have been deposited by any Acquired Company as of such time. “Company Certificates” means the Company Closing Certificate, the Closing Consideration Certificate (including the Allocation Schedule) and the Company Officer’s Certificate. 5-4

“Company Closing Certificate” has the meaning set forth in Section 1.5(b)(viii) of this Agreement. “Company Financial Statements” has the meaning set forth in Section 2.4(a) of this Agreement. “Company Option” means each option to purchase Ordinary Shares that are issued and outstanding under the Company Option Plan or otherwise. “Company Option Plan” means, collectively, each share option plan, program or arrangement of the Company, including the Company’s 2015 Israeli Share Option Plan and the Company’s 2016 US Share Option Plan and any appendixes thereto. “Company Shares” means the Ordinary Shares and the Preferred Shares. “Computer Software” means computer software (including websites, HTML code, firmware and other software embedded in hardware devices), data files, source and object codes, application programming interfaces, tools, user interfaces, manuals and other specifications and documentation. “Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization). “Contested Amount” has the meaning set forth in Section 10.5(b) of this Agreement. “Contract” means any written or oral agreement (including “click-through” agreement), contract, license, sublicense, subcontract, settlement agreement, lease, understanding, arrangement, instrument, note, purchase order, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature. “control” (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person. “Convertible Note” means the Convertible Promissory Note issued by the Company on July 23, 2019 to Honeywell Venture Capital LLC (the “Noteholder”). “Convertible Note Payoff Amount” means the amount payable at the Closing to the Noteholder in respect of the Convertible Note in order to fully discharge all obligations under the Convertible Note, which amount is set forth in the Allocation Schedule. “Convertible Securities” has the meaning set forth in Section 2.3(d) of this Agreement. “Damages” includes any loss, damage, injury, Liability, settlement, judgments award, fine, penalty, Tax, payment, deficiency, interest, fees, cost and expenses (including reasonable costs of investigation and defense and reasonable fees and expenses of counsel, experts, and other professionals). 5-5

“Data Gathering Laws” means (i) the Computer Fraud and Abuse Act of 1986, the Electronic Communications Privacy Act, the Stored Communications Act, the Cybersecurity Information Sharing Act, the UK Computer Misuse Act, the UK Regulation of Investigatory Powers Act; and (ii) all Laws governing trespass, computer crime, hacking, and unauthorized access to or use of computer systems or electronic data. “Debt Convertible Securities” has the meaning set forth in Section 2.3(f) of this Agreement. “Determination Date” has the meaning set forth in Section 10.6 of this Agreement. “Determined Amount” has the meaning set forth in Section 10.5(c), Section 10.5(d), Section 10.5(e), Section 10.5(f) or Section 10.5(g) of this Agreement. “Disbursement Amount” has the meaning set forth in Section 1.6(c). “Disclosure Schedule” means the schedule (dated as of the date of this Agreement) delivered to Purchaser on behalf of the Company titled “Disclosure Schedule”. “Dispute Period” has the meaning set forth in Section 10.5(b) of this Agreement. “D&O Tail Policy” has the meaning set forth in Section 5.14 of this Agreement. “Election Notice” has the meaning set forth in Section 5.5 of this Agreement. “Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer, use or ownership of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset); provided, that with respect to the Company Shares, Encumbrances shall not include any restrictions on transfer arising under applicable securities laws or the Articles, it being understood and agreed that all restrictions on transfer set forth in Articles, the Existing Shareholder Agreements or otherwise arising under applicable law which may otherwise be waived by the Company, shall have been duly waived by the Board and the Selling Shareholders with respect to the Transactions. “Enforceable” means, with respect to any Contract stated to be enforceable by or against any Person, that such Contract is a legal, valid and binding obligation enforceable by or against such Person in accordance with its terms, except to the extent that enforcement of the rights and remedies created thereby is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws from time to time in effect relating to creditors’ rights and remedies generally and general principles of equity. “Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity. 5-6

“ERISA” means the U.S. Employee Retirement Income Act of 1974, as amended. “ERISA Affiliate” means any Entity that would, at any relevant time, be considered a single employer with any Acquired Company within the meaning of Section 414 of the Code. “Escrow Agent” means IBI Trust Management. “Escrow Agreement” means the escrow agreement to be entered into among Purchaser, the Shareholders Representative and the Escrow Agent on the Closing Date, substantially in the form of Exhibit E to this Agreement. “Estimated Purchase Price” means (1) the Purchase Price, plus (2) the Estimated Closing Company Cash, minus (3) the Estimated Transaction Expenses, minus (4) the Estimated Company Indebtedness Amount, plus (5) the Estimated Net Working Capital Adjustment Amount (which, for the avoidance of doubt, may be a negative number). “Existing Shareholder Agreements” has the meaning set forth in Section 2.3(d) of this Agreement. “Expense Amount” has the meaning set forth in Section 1.1(g) of this Agreement. “Extended Survival Date” has the meaning set forth in Section 10.1(b). “Final Purchase Price” has the meaning set forth in Section 1.4(e). “Founders” means Barak Perelman, Mille Gandelsman and Ido Trivizki. “Fraud” means actual common law fraud with respect to the (x) making of any representation or warranty in Section 2, Section 3 or Section 4 of this Agreement, or (y) information set forth in any of the Company Certificates or Individual Selling Shareholder Closing Certificate or (z) covenant or agreement set forth in this Agreement, in each case of (x), (y) or (z) with intent to deceive another Party, and to induce such Party to rely upon such representation, warranty, covenant or agreement, enter into this Agreement or take (or refrain from taking) any action under this Agreement. The Parties acknowledge and agree that the other Parties have justifiably relied upon such representations warranties, covenants and agreements in executing and delivering this Agreement and without such representations, warranties, covenants and agreements set forth in this Agreement, such party would not enter into this Agreement or consummate the Transactions. “Fundamental Representations” means the representations and warranties set forth in Sections 2.1 (Due Organization; Subsidiaries; Etc.), 2.3 (Capitalization), 2.19 (Authority; Binding Nature of Agreement; Inapplicability of Anti-Takeover Statutes), 2.20(a) (Non-Contravention; Consents) and 2.22 (Brokers) of this Agreement. “GAAP” means U.S. generally accepted accounting principles. “General Indemnification Escrow Retained Amount” has the meaning set forth in Section 10.7(c) of this Agreement. 5-7

“General Indemnification Matter” means any claim for indemnification, compensation or reimbursement under Section 10.2(a) of this Agreement other than Individual Selling Shareholders Indemnification Matters of the Selling Shareholders. “Governmental Authorization” means any: permit, license, approval, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement. “Governmental Body” means any: (a) multinational or supranational body exercising legislative, judicial or regulatory powers, (b) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (c) federal, state, local, municipal, foreign or other government; (d) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal); (e) Entity that registers, provides or allocates domain names and top level domains; or (f) any security force, security agency or other defense related Entity (including the Israel Defense Forces). “Governmental Grant” means any grant, incentive, subsidy, award, participation, cost sharing arrangement, reimbursement arrangement, including any application therefor, whether pending, approved, provided or made available by or on behalf of or under the authority of the IIA, the Israeli Investment Center, the State of Israel, the BIRD Foundation, the European Union, the Fund for Encouragement of Marketing Activities of the Israeli Government or any other Governmental Body. “Hazardous Materials” has the meaning set forth in Section 2.12(f) of this Agreement. “IIA” means the Israeli Innovation Authority (formerly known as the Office of the Chief Scientist) of the Israeli Ministry of Economy and Industry. “IIA Consent” has the meaning set forth in Section 5.13(b) of this Agreement. “Indebtedness” means, without duplication: (a) all monetary obligations (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of the Acquired Companies, whether or not represented by bonds, debentures, notes or other securities (whether or not convertible into any other security), for the repayment of money borrowed or received as part of a Governmental Grant, whether owing to banks, financial institutions, to Governmental Bodies, on equipment leases or otherwise, including the Convertible Note Payoff Amount; provided, that Indebtedness payable to the IIA shall not exceed an amount equal to the lesser of (i) (x) the Governmental Grant received by the Company from the IIA multiplied by three, minus (y) the royalties paid to the IIA by the Company prior to the Closing and (ii) the Redemption Fee as set forth in the Redemption Fee Confirmation; (b) deferred indebtedness of the Acquired Companies for the payment of the purchase price of property or assets purchased (other than accounts payable incurred in the Ordinary Course that are not more than 30 days past due) other than the assets listed on Part 2.26 of the Disclosure Schedule; (c) all obligations of the Acquired Companies to pay rent or other payment amounts under a lease classified as a financing lease under Accounting Standards Codification Topic 842 published by 5-8 the Financial Accounting Standards Board; (d) all guaranties, endorsements, assumptions and other contingent obligations of the Acquired Companies in respect of Indebtedness of any Person other than an Acquired Company; and (e) all premiums, penalties, fees, expenses, breakage costs and change of control payments required to be paid or offered in respect of any of the foregoing on prepayment (regardless if any of such are actually paid), as a result of the consummation of the Transactions or in connection with any lender Consent. “Indemnified Taxes” means any Taxes: (i) of an Acquired Company with respect to any Pre-Closing Tax Period (or portion thereof), including Taxes allocable to the portion of the Straddle Period ending on the Closing Date; (ii) of any other Person for which an Acquired Company is liable as a result of any Contract (other than a customary commercial Contract entered into in the Ordinary Course and not primarily related to Taxes), as a transferee or successor, or otherwise by operation of any Legal Requirement, that relates to a transaction or event occurring before the Closing; (iii) of an Acquired Company as a result of being or having been (or ceasing to be) a member of an Affiliated Group on or before the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local or non-U.S. Legal Requirement; (iv) that are Transfer Taxes imposed on the Transactions and any withholding Taxes required to be deducted from payments made pursuant to this Agreement; (v) that are employment or payroll Taxes payable by the Acquired Companies with respect to Transaction Bonuses, Company Options or other compensatory payments, except to the extent taken into account as a Transaction Expense as finally determined pursuant to Section 1.4, (vi) payable by the Acquired Companies with respect to prepaid amounts or deferred revenue received on or prior to the Closing Date, and (vii) any Taxes of or imposed on Purchaser or any of its Affiliates (including any Acquired Company) as a result of an inclusion under Section 951(a) or 951A of the Code (or any similar provision of state or local law) attributable to (a) “subpart F income,” within the meaning of Section 952 of the Code (or any similar provision of state or local law) received or accrued on or prior to the Closing Date that is related or attributable to an Acquired Company (including any amount as required under Section 965), (b) the holding of “United States property,” within the meaning of Section 956 of the Code (or any similar provision of state or local law) on or prior to the Closing Date that is related or attributable to an Acquired Company, or (c) “global intangible low-taxed income” as defined in Section 951A of the Code, in each case, determined as if the taxable years of each Acquired Company ended on the Closing Date; provided, however, that Indemnified Taxes shall not include (x) any Taxes that have been taken into account in the calculation of the Aggregate Purchase Price, as finally determined pursuant to Section 1.4, or (y) any Taxes that are incurred outside the Ordinary Course and that arise on the Closing Date but following the Closing. “Indemnitees” means the following Persons: (a) Purchaser; (b) Purchaser’s Affiliates (including following the date of this Agreement, the Acquired Companies); (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the respective successors and assigns of the Persons referred to in clauses “(a),” “(b)” and “(c)” above; provided, however, that none of the Selling Shareholders, the Noteholder or holders of any outstanding Company Options shall be deemed to be “Indemnitees.” “Indemnitors” has the meaning set forth in Section 10.2(a) of this Agreement. “Indemnity Escrow Amount” has the meaning set forth in Section 1.1(f) of this Agreement. 5-9

“Indemnity Escrow Deficiency Amount” has the meaning set forth in Section 1.4(e) of this Agreement. “Indemnity Escrow Funds” has the meaning set forth in Section 1.1(f) of this Agreement. “Individual Retained Escrow Amount” has the meaning set forth in Section 10.7(c) of this Agreement. “Individual Selling Shareholder Closing Certificate” has the meaning set forth in Section 1.5(b)(ix) of this Agreement. “Individual Selling Shareholder Indemnification Matter” means, with respect to any Selling Shareholder, any claim for indemnification under Section 10.2(a). “Innovation Law” means the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law, 5744-1984. “Insider Payables” has the meaning set forth in Section 2.4(e) of this Agreement. “Insider Receivables” has the meaning set forth in Section 2.4(e) of this Agreement. “Insolvency Proceedings” means any form of bankruptcy, liquidation, receivership, administration, arrangement or scheme with creditors, moratorium, or interim or provisional supervision by the court or court appointee, whether in the jurisdiction of the place of incorporation or in any other jurisdiction, and whether in or out of court. “Institution” has the meaning set forth in Section 2.10(g)(vii) of this Agreement. “Insufficient Amount” has the meaning set forth in Section 10.6(a). “Intellectual Property” means algorithms, application programming interfaces, apparatus, circuit designs and assemblies, gate arrays, net lists, test vectors, proprietary data, data collections and databases (excluding any Personal Information contained therein, if any), diagrams, formulae, inventions (whether or not patentable), logos, marks (including brand names, product names, logos, domain names, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), subroutines, techniques, Trade Secrets, user interfaces, uniform resource locators, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries). “Intellectual Property Rights” means all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights and moral rights; (b) Trademark and trade name rights and similar rights and the goodwill associated with any of the foregoing; (c) Trade Secret rights; (d) Patent and industrial property rights; (e) other proprietary rights in Intellectual Property, including rights to control commercial exploitation of a person’s name, 5-10 image and likeness; (f) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above; and (g) together with, in each of clauses “(a)” through “(f)” above, all claims for Damages by reason of past infringement thereof, with the right to sue for, and collect the same. “Interim Option Tax Ruling” has the meaning set forth in Section 6.1(b) of this Agreement. “Investment Center” means the Israeli Investment Center of the Ministry of Economy and Industry. “IP Representations” means the representations and warranties set forth in Sections 2.10(a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (p), (r), (s) and (t). “IP Survival Date” has the meaning set forth in Section 10.1(b). “Israeli Option Tax Pre-Ruling” has the meaning set forth in Section 6.1(b) of this Agreement. “Israeli Option Tax Rulings” has the meaning set forth in Section 6.1(b) of this Agreement. “ITA” means the Israel Tax Authority. “Joinder” has the meaning set forth in Section 5.11 of this Agreement. “Key Business Partner” has the meaning set forth in Section 2.21 of this Agreement. “Key Employee Employment Agreement” has the meaning set forth in the recitals of this Agreement. “Knowledge” of a particular fact or other matter, means: (i) with respect to the Company, the actual knowledge of any of the Founders after reasonable inquiry of his direct reports; (ii) with respect to each of the Selling Shareholders that is an individual, the actual knowledge of such Selling Shareholder and (iii) with respect to each of the Selling Shareholders that is an Entity, the actual knowledge of any of the members of the board of directors (or equivalent governing body) or officers of such Selling Shareholder. “Lease Agreement” has the meaning set forth in Section 2.9(a) of this Agreement. “Leased Real Property” has the meaning set forth in Section 2.9(a) of this Agreement. “Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body. “Legal Requirement” means any federal, state, local, municipal, foreign, supranational or other law, statute, constitution, treaty, principle of common law, directive, resolution, ordinance, code, edict, writ, decree, rule or regulation, ruling or requirement issued, enacted, adopted, 5-11 promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body. “Letter of Transmittal” has the meaning set forth in Section 1.6(b)(iv) of this Agreement. “Liability” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable. “Made Available” means a document or other item of information that was included in the virtual data room at dropbox.com prepared by the Company and hosted on behalf of the Company in the online workspace in connection with the Transactions as of 11:59 p.m. (New York time) or otherwise provided in writing to the Purchaser or its Representatives by the Company or in its behalf on the Business Day two days before the date of this Agreement. “Material Adverse Effect” means any change, event, effect, claim, circumstance or matter (each, an “Effect”) that individually or considered together with all other Effects (a) is, or would reasonably be expected to be or to become, materially adverse to the business, condition (financial or otherwise), properties, assets, Liabilities, operations, or financial performance of the Acquired Companies taken as a whole or (b) is, or would reasonably be expected to hinder, prevent or materially delay the ability of the Company or any Selling Shareholder or Optionholder to consummate the Transactions; provided, however, that, with respect to clause (a) only, in no event shall any of the following Effects (either by itself or when aggregated or taken together with any and all of the other following Effects), be deemed to be or constitute, and no Effect (either by itself or when aggregated or taken together with any and all of the other following Effects) resulting from or arising out of any of the following shall be taken into account when determining whether or not a Material Adverse Effect has occurred or is reasonably likely to occur: (i) Effects in, or conditions generally affecting, the economy, the financial or capital markets (including prevailing interest rate, exchange rate and stock market levels), or the industry in which any Acquired Company operates that do not have a materially disproportionate or unique effect on the Acquired Companies relative to other companies operating in the industry in which the any Acquired Company operates; (ii) any changes in applicable Legal Requirements, rules or regulations, or in GAAP, or in the official interpretation of any of the foregoing by any Governmental Body that do not have a materially disproportionate or unique effect on the Acquired Companies relative to other companies operating in the industry in which the Acquired Companies operate; (iii) an outbreak or escalation of acts of war, armed hostilities or terrorism or any other national or international calamity, crisis or emergency, or any governmental or other response or reaction to any of the foregoing or any other Effect resulting from earthquake, fire, storm, flood or other acts of god that do not have a materially disproportionate or unique effect on the Acquired Companies relative to other companies operating in the industry in which the Acquired Companies operate; (iv) any failure by any Acquired Company to meet any projections, forecasts or estimates of its consolidated revenue, bookings or earnings, in and of itself (it being understood that for the purposes of this sub-section (iv), any underlying cause(s) of any such failure may be deemed to constitute, in and of itself, a Material Adverse Effect and may be taken into consideration when 5-12 determining whether a Material Adverse Effect has occurred, is reasonably likely to occur, would reasonably be expected to occur, or would occur). “Material Contract” has the meaning set forth in Section 2.11(c) of this Agreement. “Most Recent Balance Sheet” has the meaning set forth in Section 2.4(a) of this Agreement. “Net Working Capital Adjustment Amount” means an amount (which may be a negative number) equal to the Net Working Capital Amount minus the Target Working Capital; provided, however, that, if the Net Working Capital Amount exceeds the Target Working Capital by $50,000 or less or the Target Working Capital exceeds the Net Working Capital Amount by $50,000 or less, the “Net Working Capital Adjustment Amount” shall equal zero. “Net Working Capital Amount” means (a) the current assets of the Company, minus (b) the current liabilities of the Company, which current assets and current liabilities shall only include the line items set forth on the illustrative balance sheet schedule attached hereto as Schedule X (as adjusted by the “Definitional adjustments” set forth on Schedule X), in each case determined as of the Reference Time in accordance with the Accounting Principles. “Non-competition Agreement” has the meaning set forth in the recitals of this Agreement. “Non-Israeli Declaration” has the meaning set forth in Section 1.7(b)(iv) of this Agreement. “Non-solicitation Agreement” has the meaning set forth in the recitals of this Agreement. “Non-U.S. Plan” has the meaning set forth in Section 2.15(t) of this Agreement. “Note Payoff Letter” has the meaning set forth in Section 1.5(b)(xiv). “Notice of Disagreement” has the meaning set forth in Section 1.4(b) of this Agreement. “Open Source Code” means any Computer Software that is distributed under “open source” (as that term is defined by the Open Source Initiative) or “free software” (as that term is defined by the Free Software Foundation) terms, including any Computer Software distributed under the GPL, LGPL, AGPL, Mozilla License, Apache License, Common Public License, MIT license, BSD license or similar terms and including any Computer Software distributed with any license term or condition that: (a) requires or could require, or conditions or could condition, the use or distribution of such Computer Software on the disclosure, licensing, or distribution of any source code for any portion of such Computer Software or any derivative work of such Computer Software; (b) requires or could require, or conditions or could condition, that any portion of such Computer Software or any derivative work of such Computer Software be licensed for the purpose of making modifications or derivative works or be redistributable at no charge; or (c) otherwise imposes or could impose any limitation, restriction, or condition on the right or ability of the licensee of such software to use or distribute such Computer Software or any derivative work of such Computer Software. 5-13

“Order” means any order, writ, injunction, judgment, decree, ruling or award of any arbitrator or any court or other Governmental Body. “Ordinance” means the Israeli Income Tax Ordinance (New Version), 1961, as amended, and all rules and regulations promulgated thereunder, as may be amended from time to time, including, any publications and clarifications issued by the ITA. “Ordinary Course” means ordinary course of business consistent with past practice. “Ordinary Shares” means the ordinary shares, with no nominal value, of the Company. “Patents” means patents (including utility, utility model, plant and design patents, and certificates of invention), patent applications (including additions, provisional, national, regional and international applications, as well as original, continuation, continuation-in-part, divisionals, continued prosecution applications, reissues, and re-examination applications), patent or invention disclosures, registrations, applications for registrations and any term extension or other governmental action which provides rights beyond the original expiration date of any of the foregoing. “Payee” has the meaning set forth in Section 1.7(a) of this Agreement. “Payment Agent” has the meaning set forth in Section 1.6(a) of this Agreement. “Payment Agent Agreement” means an agreement to be entered on or prior to the Closing by and between Purchaser and the Payment Agent, substantially in the form of Exhibit F to this Agreement. “Payment Agent Undertaking” has the meaning set forth in Section 1.7(b). “Payment Fund” has the meaning set forth in Section 1.6(a) of this Agreement. “Payor” has the meaning set forth in Section 1.7(a) of this Agreement. “Person” means any individual, Entity or Governmental Body. “Personal Data” means (i) a natural person’s name, age, gender, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number, customer or account number, marital status, health, economic status, professional training, personal beliefs, opinions; (ii) any piece of information that alone or in combination with other information directly or indirectly allows the identification of or contact with a natural person (including Internet protocol address, device identifier or other persistent identifier); (iii) any information that is considered “personal information,” “personally identifiable information,” “personal data,” “personal data,” “protected health information,” “personally identifiable financial information,” or similar term under applicable Privacy and Security Laws; and (iv) any information included in the definition of “Information” under the Israeli Privacy Protection Law, 1981, and applicable Israeli judicial precedent or guidelines or directives issued by the Israeli Law, Information and Technology Authority defining such term. 5-14

“Post-Closing Tax Period” has the meaning set forth in Section 6.4(d)(ii)(1) of this Agreement. “Pre-Closing Period” has the meaning set forth in Section 5.1 of this Agreement. “Pre-Closing Tax Period” means a Tax period (or portion thereof) ending on or before the Closing Date, including the portion of the Straddle Period ending on the Closing Date. “Preferred Shares” means the Series A Preferred Shares, the Series A-1 Preferred Shares, the Series A-2 Preferred Shares and the Series A-3 Preferred Shares. “Privacy and Security Laws” means (a) each applicable Legal Requirement concerning the privacy, secrecy, security, protection, disposal, international transfer or other Processing of Personal Data, and incident reporting and Security Incident notifying requirements regarding Personal Data, including, without limitation, to the extent applicable to the operation of the business of the Acquired Companies or the provision or operation of the Acquired Company Products: (i) the GDPR, the EU e-Privacy Directive 2002/58/EC as amended by Directive 2009/136/EC or further amended or replaced from time to time, and any relevant national implementing legislation; (ii) state unfair and deceptive acts and practices laws, state consumer protection Laws, the Federal Trade Commission Act; and (iii) the Israeli Privacy Protection Law, 1981 and related regulations, or under any equivalent law exists in other jurisdictions in which such Acquired Company operates); and (b) to the extent applicable to the provision of the Acquired Company Products, laws, regulations, and binding guidance pertaining to cybersecurity and the protection of critical infrastructure, including, without limitation, the CIP Standards and the regulations, Orders, and binding guidance of the Federal Energy Regulatory Commission pertaining to cybersecurity. “Privileged Communications” has the meaning set forth in Section 11.21(b) of this Agreement. “Pro Rata Portion” of a particular Indemnitor means the applicable percentage set forth opposite such Indemnitor’s name under the heading “Pro Rata Portion” on the Allocation Schedule. “Process” or “Processing” means, with respect to data, the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, disclosure, dissemination, combination, erasure, or destruction of such data, or any other operation that is otherwise considered “processing” under applicable Privacy and Security Laws. “Proscribed Recipient” has the meaning set forth in Section 2.12(e) of this Agreement. “Purchase Price” means $78,000,000. “Purchaser” has the meaning set forth in the introductory paragraph of this Agreement. “Purchaser Cure Period” has the meaning set forth in Section 9.1(e) of this Agreement. “Redemption Fee” has the meaning set forth in Section 5.13(b) of this Agreement. 5-15

“Redemption Fee Confirmation” has the meaning set forth in Section 5.13(b) of this Agreement. “Reference Time” means 11:59 p.m. Israel time on the date before the Closing Date. “Registered IP” means all Intellectual Property Rights that are registered, filed, issued or granted under the authority of, with or by, any Governmental Body, including all Patents, registered copyrights, registered Trademarks, domain names and all applications for any of the foregoing. “Related Party” means: (a) each of the Selling Shareholders; (b) each officer or director of any of the Acquired Companies; (c) each member of the immediate family of each of the individuals referred to in clauses “(a),” and “(b)” above; and (d) any trust or other Entity (other than an Acquired Company) which any one of the Persons referred to in clauses “(a),” “(b)” and “(c)” above (or which more than one of such Persons collectively) controls. “Reply” has the meaning set forth in Section 1.4(b) of this Agreement. “Representatives” means officers, directors, employees, agents, attorneys, accountants advisors and representatives (in the case of the Selling Shareholders and Optionholders, other than the Shareholders Representative). “Representative Losses” has the meaning set forth in Section 11.1(e) of this Agreement. “Response Notice” has the meaning set forth in Section 10.5(b) of this Agreement. “Restricted Cash” means any cash which is not freely usable by the Purchaser or the Acquired Companies after the Closing because it is subject to restrictions or limitations on use, repatriation or distribution by Legal Requirement, Contract or otherwise or is held by a third party, including restricted cash held back by or pledged to any Acquired Company’s bank in order to secure bank guarantees provided under any Lease Agreements, but excluding cash held back in order to secure payments under any Acquired Company’s credit cards. “Section 14 Arrangement” has the meaning set forth in Section 2.15(a) of this Agreement. “Section 102 Options” has the meaning set forth in Section 2.14(h) of this Agreement. “Section 102 Securities” means Section 102 Options and Section 102 Shares. “Section 102 Shares” means Company Shares issued pursuant to the exercise of Section 102 Options. “Section 102 Trustee” means a trustee appointed by the Company in accordance with the provisions of Section 102(b) of the Ordinance and the rules and regulations promulgated in connection therewith, as amended. “Security Incident” means any actual loss of, unauthorized use, disclosure of, access to, handling of, or other unauthorized or illegal Processing of Acquired Company Data; any “personal 5-16 data breach” under the GDPR; or any “Cyber Security Incident” or “Reportable Cyber Incident” within the meaning of the CIP Standards. “Seller Group” has the meaning set forth in Section 11.21(a)(i) of this Agreement. “Seller Group Law Firms” has the meaning set forth in Section 11.21(a)(i) of this Agreement. “Selling Shareholder Representations” has the meaning set forth in Section 10.1(c) of this Agreement. “Selling Shareholders Cure Period” has the meaning set forth in Section 9.1(d) of this Agreement. “Selling Shareholder” or “Selling Shareholders” means the shareholders of the Company set forth on Schedule 1.1 hereto. “Series A Preferred Shares” means the Series A Preferred Shares, of no par value, of the Company. “Series A-1 Preferred Shares” means the Series A-1 Preferred Shares, of no par value, of the Company. “Series A-2 Preferred Shares” means the Series A-2 Preferred Shares, of no par value, of the Company. “Series A-3 Preferred Shares” means the Series A-3 Preferred Shares, of no par value, of the Company. “Shareholders Representative” has the meaning set forth in the introductory paragraph of this Agreement. “Shortfall Amount” has the meaning set forth in Section 1.4(e) of this Agreement. “Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” (determined on a going concern basis) of the assets of such Person will, as of such date, exceed the value of all Liabilities of such Person, as of such date, as such quoted terms are generally determined in accordance with applicable Legal Requirements governing determinations of the insolvency of debtors, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its Liabilities, including a reasonable estimate of the contingent and other Liabilities, as they mature in the Ordinary Course. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its Liabilities, including a reasonable estimate of the contingent and other Liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset disposition or lines of credit, or a combination thereof, to meet its obligations as they become due. 5-17

“Specified Courts” has the meaning set forth in Section 11.9(b). “Specified Representations” means the representations and warranties set forth in Sections 2.1 (Due Organization; Subsidiaries; Etc.), 2.3 (Capitalization), 2.14 (Tax Matters), 2.19 (Authority; Binding Nature of Agreement; Inapplicability of Anti-Takeover Statutes), 2.20(a) (Non-Contravention; Consents) and 2.22 (Brokers) of this Agreement. “Statement” has the meaning set forth in Section 1.4(a) of this Agreement. “Stipulated Amount” has the meaning set forth in Section 10.5(f) of this Agreement. “Straddle Period” means any taxable year or period beginning on or before and ending after the Closing Date. An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity or financial interests of such Entity. “Support and Release Agreement” means the release to be executed by each of the Selling Shareholders substantially in the form of Exhibit C to this Agreement. “Survival Expiration Date” has the meaning set forth in Section 10.1(a) of this Agreement. “Target Working Capital” means negative five hundred and sixty seven thousand dollars (-$567,000). “Tax”, “Taxation”, “tax” and “taxation” means (i) all forms of taxation and statutory, governmental, supra-governmental, state, principal, local government or municipal impositions, duties, contributions, deductions, charges and levies in the nature of a tax, including, without limitation, any net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, value-added, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, stamp, environmental or similar taxes, in each case whether of Israel or elsewhere and whenever imposed, and all penalties, interest and additions to tax relating thereto, (ii) any liability for the payment of amounts described in clause (i) as a result of being or having been a member of an Affiliated Group for any period, and (iii) any liability for the payment of amounts described in clause (i) by Contract, as a result of any express or implied obligation to indemnify any other Person, as a transferee or successor or otherwise by operation of Legal Requirements. “Tax Claim” has the meaning set forth in Section 6.4(a) of this Agreement. “Tax Incentives” has the meaning set forth in Section 2.14(e) of this Agreement. “Tax Indemnity Escrow Amount” means $700,000. “Tax Indemnity Escrow Retained Amount” has the meaning set forth in Section 10.7(e). 5-18

“Tax Indemnity Matters” has the meaning set forth in Section 10.7(e). “Tax Indemnity Release Date” has the meaning set forth in Section 10.7(e). “Tax Representations” means the representations and warranties of the Company set forth in Section 2.14. “Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, form, election, certificate or other document or information, including any amendment filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax. “Termination Date” has the meaning set forth in Section 9.1(b) of this Agreement. “Trade Secrets” means trade secrets and confidential information, including all source code, documentation, know how, processes, technology, formulae, confidential customer lists or data, business and marketing plans, inventions (whether or not patentable) and confidential marketing information. “Trademarks” shall mean trademarks, service marks, trade names, trade dress, logos, corporate names and other source or business identifiers (in each case whether or not registered), and, for any of the foregoing, any registrations, applications for registration, renewals of registration and extensions of registration, and all goodwill associated with any of the foregoing. “Transaction Agreements” means this Agreement and all the other agreements, documents or instruments referred to in, or contemplated by, this Agreement, including but not limited to the Escrow Agreement, the Payment Agent Agreement, the Non-competition Agreements, the Non- solicitation Agreements, the Support and Release Agreements, the Individual Selling Shareholder Closing Certificates and the Company Certificates; provided, however, that the Key Employee Employment Agreements or any other employment agreement or employment offer letter between the Purchaser or any of its Affiliates (including the Acquired Companies), on the one hand, and any Selling Shareholder or Optionholder, on the other hand, shall not be considered Transaction Agreements. “Transaction Bonus” means any bonus, severance, profits sharing or change of control payment or benefit (or similar payment obligation), special renumeration, other additional salary or compensation (including equity based compensation) or other compensatory payments, made or provided, or required to be made or provided, by any Acquired Company as a result of, in connection with (either alone or in combination with any other event) a change of control of the Company, a disposition of substantially all of the assets of the Company or any of the Transactions. “Transaction Expenses” means, without duplication, all fees, costs, expenses, payments, expenditures or Liabilities (collectively, “Expenses”), incurred or committed to be paid prior to the date of the Closing, whether or not invoiced prior to the Closing, incurred by or on behalf of any Acquired Company (or to or for which any Acquired Company is or becomes subject or liable), in connection with the structuring, negotiation, execution or consummation of the Transaction 5-19

Agreements and the Transactions, including, without limitation: (a) Expenses described in Section 11.3 of this Agreement; (b) Expenses payable to legal counsel or to any financial advisor, broker, accountant or other Person who performed services for or on behalf of, or provided advice to any Acquired Company, in connection with or relating to this Agreement, any of the Transactions, or the process resulting in the Transactions; (c) Expenses that arise or are triggered or become due or payable, as a result of the consummation (whether alone or in combination with any other event or circumstance) of the Transactions, including any fees and expenses related to the D&O Tail Policy, any bonus set forth in Part 1.5(d)(vi) of the Disclosure Schedule and any other Transaction Bonuses and any amounts payable to employees of the Acquired Companies who have been promised but not granted Company Options; (d) any social security, unemployment or other employment, withholding, payroll, or similar Tax owed by any Acquired Company with respect to any amounts described in the preceding clause (c) or in connection with any exercise or cancellation of Company Options at or prior to the Closing or the treatment of Company Options as set forth in Section 1.2; (e) Expenses incurred by or on behalf of any shareholder or any Acquired Company Service Provider in connection with the transactions contemplated by this Agreement that any Acquired Company is or will be obligated to pay or reimburse after the Closing; (f) any Expenses incurred in connection with the services of the Shareholders Representative and 50% of the Expenses incurred connection with the services of the Escrow Agent hereunder; and (g) in each of the cases of “(a)” through “(f)” above, together with any unrefunded or not offset VAT or other Taxes payable with respect thereto; provided, however, that Transaction Expenses shall not include any amount included in the Closing Indebtedness Amount or any severance obligations (or related Taxes) that arise in connection with the termination of employees of the Acquired Companies by the Purchaser or at the Purchaser’s request. “Transactions” means the transactions contemplated by this Agreement and the other Transaction Agreements. “Transfer Taxes” means any real property transfer Tax, conveyance Tax, controlling interest transfer Tax, sales Tax, use Tax, stamp Tax, stock transfer Tax or any other similar Tax (and any penalties and interest with respect thereto) imposed in connection with the Transactions. “Unresolved Claim” has the meaning set forth in Section 10.7(c) of this Agreement. “US Optionholder” means non-Israeli resident holders of Company Options who were granted Company Options in consideration solely for work or services performed in the United States. “US Optionholder Disbursement Amount” has the meaning set forth in Section 1.6(d). “User Data” means any Personal Data or other data or information collected by or on behalf of any Acquired Company through the use or offering of any Acquired Company Web Site or any Acquired Company Software or in connection with any Acquired Company Product. For the avoidance of doubt, “User Data” includes any information within the Acquired Company’s possession, custody, or control subject to the CIP Standards. “Valid Certificate” has the meaning set forth in Section 1.7(b)(i) of this Agreement. “VAT” means Value Added Tax under Israeli law. 5-20

“Waived 280G Benefits” has the meaning set forth in Section 7.10. “Willful Breach” has the meaning set forth in Section 9.3(a) of this Agreement. “Withholding Drop Date” has the meaning set forth in Section 1.7(b)(i) of this Agreement. * * * * * 5-21